Exhibit 4.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of December 16, 2019,

among

HESS MIDSTREAM PARTNERS LP

(to be renamed HESS MIDSTREAM OPERATIONS LP upon the consummation of the

Reorganization),

HESS MIDSTREAM LP (from and after the Availability Date),

THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

CITIBANK, N.A.,

MUFG BANK, LTD.,

WELLS FARGO SECURITIES, LLC,

GOLDMAN SACHS LENDING PARTNERS LLC

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Joint Bookrunners

CITIBANK, N.A.,

MUFG BANK, LTD.,

WELLS FARGO SECURITIES, LLC,

GOLDMAN SACHS LENDING PARTNERS LLC and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Syndication Agents

BANK OF MONTREAL,

BNP PARIBAS,

DNB BANK ASA, NEW YORK BRANCH,

MIZUHO BANK, LTD.,

SUMITOMO MITSUI BANKING CORPORATION,

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, and

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,

as Documentation Agents

i

SCHEDULES:

Schedule 1.01	Initial Guarantors
Schedule 2.01	Commitments
Schedule 2.04	Swingline Commitments
Schedule 2.05A	Existing Letters of Credit
Schedule 2.05B	Issuing Banks; LC Commitments
Schedule 3.12	Subsidiaries; Equity Investments
Schedule 6.01	Existing Debt
Schedule 6.02	Existing Liens
Schedule 6.05	Restrictive Agreements

EXHIBITS:

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Collateral Agreement
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Guarantee Agreement
Exhibit F	Form of Interest Election Request
Exhibit G	Form of Joinder Agreement
Exhibit H	Form of Notice of LC Activity
Exhibit I	Form of Notice of LC Request
Exhibit J	Form of Solvency Certificate
Exhibit K-1	Form of Revolving Note
Exhibit K-2	Form of Term Note
Exhibit L-1	Form of U.S. Tax Certificate (Foreign Lenders that are Not Partnerships)
Exhibit L-2	Form of U.S. Tax Certificate (Foreign Participants that are Not Partnerships)
Exhibit L-3	Form of U.S. Tax Certificate (Foreign Participants that are Partnerships)
Exhibit L-4	Form of U.S. Tax Certificate (Foreign Lenders that are Partnerships)

CREDIT AGREEMENT dated as of December 16, 2019, among HESS MIDSTREAM PARTNERS LP (to be renamed HESS MIDSTREAM OPERATIONS LP upon the consummation of the Reorganization), a Delaware limited partnership; from and after the Availability Date, HESS MIDSTREAM LP, a Delaware limited partnership; the LENDERS party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accounts” has the meaning assigned to such term in the Collateral Agreement.

“Acquisition” means the purchase or other acquisition (in one transaction or a series of transactions consummated during a period of 12 consecutive months, including pursuant to any merger or consolidation) of (a) more than 50% of the issued and outstanding Equity Interests in any Person or (b) other assets (other than Equity Interests in a Person) of, or of an operating division or business unit of, any Person, other than capital expenditures and acquisitions of inventory, supplies or other assets in the ordinary course of business.

“Acquisition Period” means a period commencing on the date on which payment of the purchase price for a Specified Acquisition is made by the Borrower and the Restricted Subsidiaries and ending on the last day of the second full fiscal quarter of the Borrower following the fiscal quarter in which such payment is made.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all the Revolving Lenders.

“Aggregate Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.

“Agents” means the Administrative Agent, the Documentation Agents and the Syndication Agents.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.15(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the LIBO Screen Rate (or, if the LIBO Screen Rate is not available for a maturity of one month, the Interpolated Screen Rate) at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until an amendment hereto has become effective pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to Holdings, the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Creditor” has the meaning assigned to such term in Section 9.15(b).

“Applicable Parent” means (a) if Holdings is a partnership, then the general partner of Holdings and (b) if Holdings is not a partnership, then Holdings, it being understood that Hess Midstream GP LLC, a Delaware limited liability company, will be the “Applicable Parent” as of the Availability Date.

“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time; provided that, for purposes of Section 2.20 when a Defaulting Lender that is a Revolving Lender shall exist, “Applicable Percentage” shall mean, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment at such time. If all the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to the Facility Fees or any Eurodollar Revolving Loan, ABR Revolving Loan, Eurodollar Tranche A Term Loan or ABR Tranche A Term Loan, (a) until the time that the Investment Grade Rating Date occurs, the applicable rate per annum set forth below in the Leverage-Based Pricing Grid under the caption “Facility Fee Rate”, “Eurodollar Spread for Revolving Loans”, “ABR Spread for Revolving Loans”, “Eurodollar Spread for Tranche A Term Loans” or “ABR Spread for Tranche A Term Loans”, as the case may be, in each case based upon the Total Leverage Ratio as of the end of the most recently ended fiscal quarter of the Borrower for which consolidated financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b); provided that, for purposes of this clause (a), until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(a) or 5.01(b) as of and for the first full fiscal quarter of the Borrower ended after the Availability Date, the Applicable Rate under this clause (a) shall be based on the rates per annum set forth in Level II in the Leverage-Based Pricing Grid, and (b) at any time from and after the Investment Grade Rating Date, the applicable rate per annum set forth below in the Ratings-Based Pricing Grid under the caption “Facility Fee Rate”, “Eurodollar Spread for Revolving Loans”, “ABR Spread for Revolving Loans”, “Eurodollar Spread for Tranche A Term Loans” or “ABR Spread for Tranche A Term Loans”, as the case may be, in each case based upon the Designated Ratings applicable on such day.

Leverage-Based Pricing Grid

Total Leverage Ratio	Facility Fee Rate	Eurodollar Spread for Revolving Loans	ABR Spread for Revolving Loans	Eurodollar Spread for Tranche A Term Loans	ABR Spread for Tranche A Term Loans
Level I ≤ 2.75:1.00	0.275%	1.275%	0.275%	1.550%	0.550%
Level II > 2.75:1.00 and ≤ 3.50:1.00	0.300%	1.375%	0.375%	1.675%	0.675%
Level III > 3.50:1.00 and ≤ 4.25:1.00	0.375%	1.425%	0.425%	1.800%	0.800%
Level IV > 4.25:1.00 and ≤ 4.75:1.00	0.400%	1.650%	0.650%	2.050%	1.050%
Level V > 4.75:1.00	0.500%	2.000%	1.000%	2.500%	1.500%

For purposes of applying the Leverage-Based Pricing Grid, each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, if any consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant to Section 5.01(c) are not delivered within the time periods specified herein for such delivery, the Applicable Rate shall continue to be determined based upon the Level then most recently in effect until the Business Day following the date of the delivery thereof, whereupon the Applicable Rate shall be determined based upon the Total Leverage Ratio as determined based on such financial statements, and if, on the basis of such Total Leverage Ratio, the Applicable Rate would have been at a higher Level during the period of non-delivery of such financial statements or such Compliance Certificate, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest that should have been paid but was not paid as a result of such financial statements or such Compliance Certificate not having been delivered within the time periods specified herein for such delivery.

Ratings-Based Pricing Grid

Designated Rating Moody’s/ S&P/Fitch	Facility Fee Rate	Eurodollar Spread for Revolving Loans	ABR Spread for Revolving Loans	Eurodollar Spread for Tranche A Term Loans	ABR Spread for Tranche A Term Loans
Level I ≥ A3 / A-/ A-	0.100%	0.900%	0.000%	1.000%	0.000%
Level II Baa1 / BBB+/ BBB+	0.125%	1.000%	0.000%	1.125%	0.125%
Level III Baa2 / BBB/ BBB	0.175%	1.075%	0.075%	1.250%	0.250%
Level IV Baa3 / BBB-/ BBB-	0.200%	1.300%	0.300%	1.500%	0.500%
Level V < Baa3 / BBB-/ BBB- or unrated	0.250%	1.500%	0.500%	1.750%	0.750%

For purposes of applying the Ratings-Based Pricing Grid, (a) if only one or two of the Rating Agencies shall have in effect a Designated Rating, the Applicable Rate shall be determined by reference to the available rating or ratings; provided that if neither S&P nor Moody’s shall have in effect a Designated Rating, the Applicable Rate will be determined by reference to Level V as set forth in the Ratings-Based Pricing Grid above, (b) if none of the Rating Agencies shall have in effect a Designated Rating, the Applicable Rate will be determined by reference to Level V as set forth in the Ratings-Based Pricing Grid above, (c) if the Designated Ratings established by the Rating Agencies shall fall within different Levels, the Applicable Rate shall be determined by reference to the lower of the two highest Designated Ratings; provided that if the higher of such two Designated Ratings is more than one Level above the second highest of such Designated Ratings, the Applicable Rate shall be determined by reference to the Level immediately above that corresponding to such second highest Designated Rating, (d) if the Designated Rating established by any Rating Agency shall be changed, such change shall be effective as of the date on which such change is first announced publicly by such Rating Agency, and (e) if any Rating Agency shall change the basis on which Designated Ratings are established, each reference to the Designated Rating announced by such Rating Agency shall refer to the then equivalent rating by such Rating Agency.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., Citibank, N.A., MUFG Bank, Ltd., Wells Fargo Securities, LLC, Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc., in their capacities as the joint lead arrangers and joint bookrunners for the credit facilities established hereunder.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction at the time of determination, the present value (discounted at the interest rate implicit in the terms of the relevant lease in accordance with GAAP) of the total remaining obligations of the lessee for rental payments pursuant to such Sale/Leaseback Transaction (reduced by the amount of rental obligations of any sublessee of all or part of the same property) during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (and, in the case of any such termination upon payment of a penalty, the rental payments shall include the lesser of (a) the remaining applicable lease payments until the first date upon which it may be so terminated plus the then applicable penalty upon termination and (b) the lease payment to be paid during the remaining term of such Sale/Leaseback Transaction (assuming such termination provision is not exercised)), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges; provided that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of and will constitute “Capitalized Lease Obligations”.

“Availability Date” means the date on which the conditions set forth in Section 4.02 are satisfied (or waived in accordance with Section 9.02).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that (a) a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person, and (b) a Bankruptcy Event shall not result solely by virtue of an Undisclosed Administration.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for all purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(a) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation, substantially similar in form to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Hess Midstream Partners LP (to be renamed Hess Midstream Operations LP upon the consummation of the Reorganization), a Delaware limited partnership.

“Borrower Related Parties” means Hess, GIP Partner, Holdings, any other Person that directly owns any Equity Interests in the Borrower and their respective Subsidiaries and Affiliates.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan or group of Swingline Loans made on the same date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which, if in writing, shall be in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that the term “Business Day” shall also exclude, when used in connection with a Eurodollar Loan, any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease” means, with respect to any Person that is the lessee thereunder, any lease or charter of property, real or personal, which would, in accordance with GAAP, be recorded as an asset under a capital lease on a balance sheet of such Person.

“Capitalized Lease Obligation” means, with respect to any Person on any date, the amount that would, in accordance with GAAP, be recorded as an obligation under a Capital Lease on a balance sheet of such Person as lessee under such Capital Lease as at such date. For all purposes of this Agreement, Capitalized Lease Obligations shall be deemed to be Debt secured by a Lien on the assets subject to the applicable Capital Lease.

“Cash Management Agreement” means any agreement in respect of Cash Management Services.

“Cash Management Services” means cash management and related services provided to the Borrower or any Restricted Subsidiary, including treasury, depository, foreign exchange, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, debit cards, stored value cards and commercial cards (including so-called “‘purchase cards”, “procurement cards” or “p-cards”) arrangements.

“Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or any Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Change of Control” means, as of any date, the occurrence of any of the following: (a) the failure of Hess to Control the Applicable Parent, (b) the failure of Hess to Control the Borrower, (c) the failure of Hess to own, directly or indirectly, beneficially and of record, at least 15% of the issued and outstanding Equity Interests in the Borrower, or (d) the failure of Holdings to Control, directly, the Borrower, including through the contractual delegation by Hess GP to Holdings of its power and authority to manage and control the business and affairs of the Borrower.

“Charges” has the meaning assigned to such term in Section 9.16.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Term Loans, Incremental Term Loans of any Series, Revolving Loans or Swingline Loans; provided that if so specified in the applicable Incremental Facility Agreement, Incremental Term Loans of any Series may be treated as a single Class with any other Class of Term Loans having the same terms as such Incremental Term Loans (in each case, disregarding any differences in original issue discount or upfront fees applicable thereto if not affecting, or any de minimis differences in scheduled amortization that are required to preserve, the fungibility thereof for U.S. federal income tax purposes), (b) any Commitment, refers to whether such Commitment is a Tranche A Term Commitment, an Incremental Term Commitment of any Series or a Revolving Commitment, and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Closing Date” means the date on which the conditions set forth in Section 4.01 are satisfied.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agreement” means the Collateral Agreement among the Borrower, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit C hereto, together with all supplements thereto.

“Collateral and Guarantee Release Date” means the date on which all the Guarantors are released from their obligations under the Guarantee Agreement and the Liens on all the Collateral granted to the Administrative Agent under the Security Documents are released, in each case, pursuant to Section 9.18(c).

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from the Borrower and each Designated Subsidiary either (i) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Availability Date, a supplement to the Guarantee Agreement, substantially in the form specified therein or in such other form as is reasonably acceptable to the Administrative Agent, duly executed and delivered on behalf of such Person, together with, unless otherwise agreed by the Administrative Agent in its reasonable discretion, documents comparable to those delivered under Sections 4.02(b), 4.02(c) and 4.02(n) with respect to such Designated Subsidiary;

(b) the Administrative Agent shall have received from the Borrower and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Availability Date, a supplement to the Collateral Agreement, substantially in the form specified therein or in such other form as is reasonably acceptable to the Administrative Agent, duly executed and delivered on behalf of such Person, together with, unless otherwise agreed by the Administrative Agent in its reasonable discretion, documents comparable to those delivered under Sections 4.02(b), 4.02(c) and 4.02(n) with respect to such Designated Subsidiary;

(c) all Equity Interests in any Subsidiary owned by any Loan Party shall have been pledged pursuant to the Collateral Agreement and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d) (i) all Debt of the Borrower and each Subsidiary and (ii) all Debt of the type described in clause (a) of the definition thereof of any other Person in a principal amount of $10,000,000 or more that, in each case, is owing to any Loan Party shall be evidenced by a promissory note (which may be a global intercompany note) and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(e) all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(f) each Loan Party shall have obtained all consents and approvals, if any, required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder; and

(g) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) a completed “life of loan” flood hazard determination form with respect to each Mortgaged Property, (iv) if any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under the Flood Insurance Laws and Regulation H of the Board and (v) such surveys (which may be previously obtained surveys that, together with a “no-change” affidavit, are sufficient to issue the policies of title insurance described in clause (ii) above), abstracts, legal opinions, existing appraisals and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding the foregoing:

(i) this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, if and for so long as the Administrative Agent and the Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, shall be excessive in relation to the benefit to be afforded to the Lenders therefrom;

(ii) in the event any parcel of real property owned in fee by any Loan Party ceases to be Excluded Mortgage Property, the requirements of clause (g) above shall not be required to be satisfied with respect thereto until the 90th day after such parcel of real property ceases to be Excluded Mortgage Property (subject to any extension of such period pursuant to the authority of the Administrative Agent under clause (iii) below);

(iii) the Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets (including extensions beyond the Availability Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Availability Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents;

(iv) nothing in this definition shall require the creation or perfection of pledges of or security interests in any Excluded Property;

(v) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts or securities accounts; and

(vi) no security or pledge agreements governed by the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia shall be required, and no actions in any jurisdiction other than the United States of America, any State thereof or the District of Columbia shall be required in order to create or perfect any security interest in assets located or titled outside the United States of America.

“Commercial Tort Claim” has the meaning assigned to such term in the Collateral Agreement.

“Commitment” means a Tranche A Term Commitment, an Incremental Term Commitment of any Series, a Revolving Commitment or any combination thereof (as the context requires).

“Commitment Termination Date” means the earliest to occur of (a) the date of the termination of the Transaction Agreement in accordance with its terms prior to the consummation of the Reorganization, (b) the consummation of the Reorganization without the substantially concurrent occurrence of the Availability Date and (c) 5:00 p.m., New York City time, on March 31, 2020.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any regulations promulgated thereunder.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Holdings, the Borrower or any other Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through any Electronic System.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D hereto or any other form approved by the Administrative Agent.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or

(b) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (a) or (b) above is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated October 24, 2019, relating to the credit facilities provided for herein.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” has the meaning assigned to such term in Section 2.08(d).

“Consolidated Current Liabilities” means, on any date, all amounts which, in conformity with GAAP, would be classified as current liabilities on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i) consolidated interest expense for such period (including imputed interest expense in respect of Capital Leases, amortization or write-off of debt issuance costs and commissions, discounts and other fees and charges associated with Debt, amortization of capitalized interest and the net amount accrued (whether or not actually paid) pursuant to any interest rate protection agreement during such period)),

(ii) consolidated income tax expense for such period,

(iii) all amounts attributable to depreciation for such period and amortization of intangible assets for such period and, in the case of any Person that is not a Subsidiary and that is accounted under the equity method of accounting, such share of the depreciation deducted in determining the consolidated net income of such Person for such period as is proportionate to the share of such consolidated net income of such Person included in such Consolidated Net Income under the equity method of accounting,

(iv) (A) extraordinary expenses or losses for such period or (B) any unusual or nonrecurring noncash charges or losses (including impairment of goodwill or intangible assets) for such period,

(v) any losses for such period attributable to early extinguishment of Debt or obligations under any Swap Agreement,

(vi) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Swap Agreements,

(vii) the cumulative effect for such period of a change in accounting principles and

(viii) any fees and expenses for such period relating to the Transactions;

provided that any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any prior period pursuant to clause (iv)(B) above shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; minus

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of:

(i) (A) any extraordinary gains for such period or (B) any unusual or nonrecurring noncash gains for such period,

(ii) any gains for such period attributable to the early extinguishment of Debt or obligations under any Swap Agreement,

(iii) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Swap Agreements and

(iv) the cumulative effect for such period of a change in accounting principles; minus

(c) without duplication and to the extent not deducted in determining such Consolidated Net Income, the aggregate amount of all Public Company Costs set forth in clauses (a), (b), (c) and (f) of the definition thereof and other cash costs, fees and expenses paid by Holdings during such period, in each case, to the extent such costs, fees and expenses have been financed with Restricted Payments made by the Borrower to Holdings;

provided, further, that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Borrower or any of the Restricted Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business.

All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Borrower, attributable to any Restricted Subsidiary that is not wholly owned, directly or indirectly, by the Borrower shall be reduced by the portion thereof that is attributable to the non-controlling interest in such Restricted Subsidiary. For the avoidance of doubt, no amounts shall be added back in computing Consolidated EBITDA pursuant to clause (a) above, or subtracted in computing Consolidated EBITDA pursuant to clause (b) above, with respect to any item in clause (a) or (b) above attributable to an Unrestricted Subsidiary.

For purposes of calculating Consolidated EBITDA for any period, if during such period the Borrower or any Restricted Subsidiary shall have consummated the Reorganization or a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).

“Consolidated Intangibles” means, on any date, all assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis, that would, in conformity with GAAP, be classified as intangible assets on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date, including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the fair market value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of all write-ups in the book value of assets resulting from any revaluation thereof (other than revaluations arising out of foreign currency valuations in conformity with GAAP).

“Consolidated Net Income” means, for any period, net income (loss) of the Borrower and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded in determining such net income (to the extent otherwise included therein) (a) the income (or loss) of any Person other than a Restricted Subsidiary in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Restricted Subsidiary in the form of cash dividends or similar cash distributions, (b) any undistributed net income of, and any amounts referred to in clause (a) above paid to, a Restricted Subsidiary to the extent that the ability of such Restricted Subsidiary to make Restricted Payments to the Borrower or to another Restricted Subsidiary is, as of the date of determination of Consolidated Net Income, restricted by its organizational documents, any Contractual Obligation (other than this Agreement) or any applicable law and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned, directly or indirectly, by the Borrower to the extent such income or loss or such amounts are attributable to the non-controlling interest in such Restricted Subsidiary.

“Consolidated Net Tangible Assets” means, on any date, an amount equal to (a) the amount that would, in conformity with GAAP, be included as total assets on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date (but excluding all amounts attributable to the Unrestricted Subsidiaries, other than Equity Interests of such Unrestricted Subsidiaries owned directly by the Borrower or any Restricted Subsidiary), minus (b) the sum of (i) Consolidated Intangibles at such date and (ii) Consolidated Current Liabilities at such date. Notwithstanding anything herein to the contrary, until the first delivery of the consolidated financial statements pursuant to Section 5.01(a) or 5.01(b) after the Availability Date, Consolidated Net Tangible Assets shall be determined by reference to the pro forma condensed combined balance sheet described in the definition of “Pro Forma Financial Statements”.

“Consolidated Secured Debt” means, on any date, without duplication, the sum of the aggregate principal amount of Debt of the Borrower and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis, but only if such Debt (a) is of the type referred to in clause (a), (b) or (d) (but excluding any contingent obligations) of the definition of the term “Debt” and is secured by any Liens on any assets of the Borrower or any Restricted Subsidiary, (b) is of the type referred to in clause (c) of the definition of the term “Debt” or (c) is of the type referred to in clause (f) or (g) of the definition of the term “Debt”, but only to the extent such Debt relates to Debt of others of the type referred to in clause (a) or (b) of this definition and, in each case under this clause (c), is secured by any Liens on any assets of the Borrower or any Restricted Subsidiary.

“Consolidated Subsidiaries” means, with respect to any Person on any date, all Subsidiaries and other entities whose accounts are consolidated with the accounts of such Person as of such date in conformity with GAAP.

“Consolidated Total Debt” means, on any date, without duplication, the sum of the aggregate principal amount of Debt of the Borrower and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis, but only if such Debt (a) is of the type referred to in clause (a), (b), (c) or (d) (but excluding any contingent obligations) of the definition of the term “Debt”, or (b) is of the type referred to in clause (f) or (g) of the definition of the term “Debt”, to the extent such Debt relates to Debt of others of the type referred to in clause (a) of this definition.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.21.

“Credit Event” means each Borrowing (other than any conversion or continuation of a Loan) and each issuance, extension or increase in the amount of a Letter of Credit.

“Credit Party” means the Administrative Agent, each Issuing Bank, each Swingline Lender and each other Lender.

“Debt” means, with respect to any Person, (a) indebtedness for borrowed money (including indebtedness evidenced by debt securities) of such Person, (b) obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable in the ordinary course of business, (c) Capitalized Lease Obligations of such Person, (d) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (e) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (f) all Debt of others secured by any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed by such Person, but only to the extent of such property’s fair market value, (g) all Guarantees by such Person of Debt of others; provided that for purposes of the computation of any Debt under this Agreement there shall be no duplication of any item of primary or other indebtedness or other obligation referred to above, whether such item reflects the indebtedness or other obligation of such Person or any of its Consolidated Subsidiaries (other than any Unrestricted Subsidiary) or of any entity not included in such Person’s consolidated financial statements and (h) Prepaid Swap Obligations. The Debt of any Person shall (i) include the Debt of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Debt provide that such Person is not liable therefor, and (ii) exclude endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business. For the avoidance of doubt, Debt shall not include any obligations under Swap Agreements, except to the extent constituting Prepaid Swap Obligations.

“Declining Lender” has the meaning assigned to such term in Section 2.08(d).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, an Issuing Bank or a Swingline Lender made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such certification by the Administrative Agent, such Issuing Bank or such Swingline Lender, as applicable, in form and substance reasonably satisfactory to the Administrative Agent, such Issuing Bank or such Swingline Lender, as applicable, or (d) has become, or the Lender Parent of which has become, the subject of a Bankruptcy Event or a Bail-In Action.

“Default Right” has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Rating” means, with respect to any Rating Agency, (a) the Index Debt Rating of such Rating Agency or (b) if and only if such Rating Agency does not have in effect an Index Debt Rating, the Borrower’s “company” or “corporate credit” rating (or its equivalent) assigned by such Rating Agency.

“Designated Subsidiary” means each Restricted Subsidiary that is (a) a Domestic Subsidiary, (b) wholly owned, directly or indirectly, by the Borrower and (c) a Material Subsidiary; provided that, as of the Availability Date, each Initial Guarantor shall in any event be a Designated Subsidiary.

“Documentation Agents” means Bank of Montreal, BNP Paribas, DNB Bank ASA, New York Branch, Mizuho Bank, Ltd.,Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Houston Branch and The Toronto-Dominion Bank, New York Branch, in their capacities as the documentation agents with respect to the credit facilities established hereby.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.14, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of any Person described in clause (a) of this definition or (c) any entity established in an EEA Member Country that is a subsidiary of any Person described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including email, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a Defaulting Lender or a Lender Parent thereof, (ii) the Borrower or any Affiliate of the Borrower, (iii) any Borrower Related Party or (iv) a natural person.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, threatened or endangered species, the release of any materials into the environment or, as it relates to exposure to hazardous or toxic materials, health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, processing, loading or unloading, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release, threatened release, spill, discharge, disposal, emission or injection of any Hazardous Materials into, or migration of Hazardous Materials through, the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests (other than, prior to the date of conversion, Debt that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Notes” means the 5.625% Senior Notes due February 15, 2026 to be issued by the Borrower in exchange for the Existing HIP Notes pursuant to the Exchange Offer.

“Exchange Notes Indenture” means the Indenture pursuant to which the Exchange Notes are issued and outstanding.

“Exchange Offer” means the offer by the Borrower to the holders of the Existing HIP Notes of the Exchange Notes in exchange for all of the issued and outstanding Existing HIP Notes held by such holders on the terms and conditions set forth in the Exchange Offering Memorandum.

“Exchange Offering Memorandum” means the Offering Memorandum and Consent Solicitation Statement by the Borrower dated October 4, 2019.

“Exchange Offer Terms” means the terms of the Exchange Offer (including the terms of the Exchange Notes and the Exchange Notes Indenture, but excluding any terms relating to pricing or fees).

“Excluded Mortgage Property” means, as to any Loan Party, (a) each parcel of real property owned in fee by such Loan Party that, together with all improvements located thereon, has a gross book value of less than $35,000,000, such gross book value determined (i) if such parcel of real property is owned by any Loan Party on the Availability Date, as of the Availability Date or (ii) if such parcel of real property is acquired by any Loan Party after the Availability Date, as of the date on which such parcel of real property is acquired by such Loan Party and (b) until and unless the Excluded Mortgage Property Condition shall cease to be satisfied, each other parcel of real property owned in fee by any Loan Party.

“Excluded Mortgage Property Condition” shall cease to be satisfied if the Secured Leverage Ratio, determined as of the last day of any fiscal quarter of the Borrower that commences after the Availability Date and with respect to which (or, in the case of the fourth fiscal quarter of any fiscal year, with respect to the fiscal year that includes such fiscal quarter) financial statements have been, or were required to have been, delivered pursuant to Section 5.01(a) or 5.01(b), exceeds 3.50 to 1.00.

“Excluded Property” means: (a) any leasehold interest in any real property and any real property owned in fee that is an Excluded Mortgage Property; (b) any motor vehicles, rail cars and other assets subject to certificates of title, except to the extent perfection of a security interest therein may be accomplished by the filing of a Uniform Commercial Code financing statement or an equivalent thereof in appropriate form in the applicable jurisdiction; (c) Letter-of-Credit Rights with a value of less than $10,000,000, except to the extent constituting a Supporting Obligation of other Collateral as to which perfection of a security interest therein may be accomplished by the filing of a Uniform Commercial Code financing statement or an equivalent thereof in appropriate form in the applicable jurisdiction; (d) Commercial Tort Claims as to which the claim thereunder is less than $10,000,000; (e) any license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent and for so long as a grant of a security interest therein would violate or invalidate such license or other agreement or such purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any Guarantor), except, in each case under this clause (e), to the extent the terms in such license or other agreement or such purchase money security interest or similar arrangement providing for such violation, invalidation or right of termination are ineffective under the Uniform Commercial Code or other applicable law; provided that this clause (e) shall not exclude Proceeds thereof and Accounts and Payment Intangibles arising therefrom the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding terms providing for such violation, invalidation or right of termination; (f) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (g) any “intent-to-use” trademark application for which a statement of use has not been filed with and accepted by the United States Patent and Trademark Office, but only to the extent and for so long as the grant of a security interest therein would invalidate such trademark application; and (h) Equity Interests in any Subsidiary that is not wholly owned, directly or indirectly, by the Borrower or in any Person that is not a Subsidiary to the extent and for so long as the pledge thereof is prohibited by the terms of the organizational documents of, or joint venture documents relating to, such Subsidiary or such other Person, in each case, if such prohibition exists on the Availability Date or, in the case of any Subsidiary or such other Person that shall have been formed or acquired after the Availability Date, on the date of formation or acquisition of such Subsidiary or other Person so long as such prohibition was not entered into in contemplation of the formation or acquisition thereof; provided that this clause (h) shall not apply to any such prohibition that may be modified solely with the consent of the Borrower, Hess or their respective controlled Affiliates (it being understood and agreed that, in the case of any such consent of Hess and its controlled Affiliates (other than the Borrower and its controlled Affiliates), so long as the Borrower is using commercially reasonable efforts to obtain such consent, this proviso to clause (h) shall not apply with respect to such consent until the 90th day after (i) the Availability Date or (ii) the date of formation or acquisition of such Subsidiary or such other Person, as applicable (or, in each case, such later date as may be agreed by the Administrative Agent in its sole discretion)), and, in each case under this definition, other than any Proceeds, substitutions or replacements of, or Accounts or Payment Intangibles arising from, the foregoing (unless such Proceeds, substitutions, replacements, Accounts or Payment Intangibles themselves would constitute assets described in clauses (a) through (h) above).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule or regulation promulgated thereunder or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or such Swap Obligations become secured by such security interest. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party: (a) income or franchise Taxes imposed on (or measured by) net income (i) by the United States of America (or any political subdivision or taxing authority thereof or therein), or by the jurisdiction under the laws of which such Credit Party is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Lender or any Issuing Bank is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)) or any foreign branch or Affiliate of a Lender caused by such Lender to make a Loan under Section 2.02(b), any U.S. Federal withholding tax that is imposed on amounts payable to such Foreign Lender pursuant to any laws in effect at the time such Foreign Lender becomes a party to this Agreement or such foreign branch or Affiliate is caused to make such a Loan, except to the extent that such Foreign Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a), (d) Taxes attributable to such Credit Party’s failure or inability to comply with Section 2.17(f) and (e) any Taxes imposed under FATCA.

“Existing Borrower Credit Agreement” means that certain Revolving Credit Agreement, dated as of March 15, 2017, among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing Credit Agreement Refinancing” means the repayment of all principal, interest, fees and other amounts (other than contingent obligations that are not yet due) outstanding under the Existing Credit Agreements, the cancelation and termination of all letters of credit issued and outstanding thereunder (other than any such letters of credit that are backstopped or cash collateralized, or designated as Existing Letters of Credit in accordance with the terms of this Agreement), the termination of all commitments thereunder and the release and termination of all Guarantees and Liens in respect thereof.

“Existing Credit Agreements” means (a) the Existing Borrower Credit Agreement and (b) the Existing HIP Credit Agreement.

“Existing HIP Credit Agreement” means that certain Credit Agreement, dated as of July 1, 2015, as amended and restated as of November 10, 2017, among HIP, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing HIP Indenture” means the Indenture dated as of November 22, 2017, among HIP, Hess Infrastructure Partners Finance Corporation, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“Existing HIP Indenture Amendments” means the proposed amendments to the Existing HIP Indenture set forth in the Exchange Offering Memorandum as in effect on the Closing Date.

“Existing HIP Notes” means the 5.625% Senior Notes due February 15, 2026 issued by HIP and Hess Infrastructure Partners Finance Corporation under the Existing HIP Indenture.

“Existing Letter of Credit” means any letter of credit that (a) is issued under an Existing Credit Agreement for the account of the Borrower or any of its Subsidiaries by any Person that is an Issuing Bank hereunder and (b) is listed on Schedule 2.05A.

“Existing Revolving Maturity Date” has the meaning assigned to such term in Section 2.08(d).

“Existing Tranche A Term Maturity Date” has the meaning assigned to such term in Section 2.08(d).

“Facility Fee” has the meaning assigned to such term in Section 2.12(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any regulations or official interpretations thereof, any intergovernmental agreements entered into thereunder and any agreements entered into pursuant to Section 1471(b)(1) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or analogous provisions of non-U.S. law.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, assistant treasurer, treasurer or controller of such Person; provided that (a) when such term is used in reference to the Borrower, a reference to a Financial Officer of (i) prior to the consummation of the Reorganization, Hess GP or (ii) after the consummation of the Reorganization, the Applicable Parent (or, if the Applicable Parent is a partnership, its general partner), in each case, acting on behalf of the Borrower, shall be deemed to be included in such reference and (b) when such term is used in reference to Holdings, a reference to a Financial Officer of the Applicable Parent (or, if the Applicable Parent is a partnership, its general partner), acting on behalf of Holdings, shall be deemed to be included in such reference; provided, further, that in any case when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to or shall have an incumbency certificate on file with the Administrative Agent as to the authority of such individual acting in such capacity.

“Financing Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (b) the execution and delivery by Holdings of the Joinder Agreement and the performance by Holdings of its obligations thereunder and under this Agreement.

“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto, and (c) the Biggert-Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fronting Fee” has the meaning assigned to such term in Section 2.12(b).

“GAAP” means, subject to Section 1.04, generally accepted accounting principles in the United States of America as in effect from time to time (including any requirements thereof promulgated by the SEC).

“GIP Partner” means GIP II Blue Holding Partnership, L.P., a Delaware limited partnership, any of its successors or assigns or any other Affiliate or investment fund of Global Infrastructure Partners.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” by any Person means any direct or indirect undertaking to assume, guarantee, endorse, contingently agree to purchase or to provide funds for the payment of, or otherwise become liable in respect of, any obligation of any other Person, excluding endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreement” means the Guarantee Agreement among the Borrower, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit E hereto, together with all supplements thereto.

“Guarantor” means each Subsidiary of the Borrower that is a party to the Guarantee Agreement from time to time, it being understood that upon release, in accordance with Section 9.18 or the Guarantee Agreement, of any Subsidiary from its obligations under the Guarantee Agreement, such Subsidiary shall cease to be a Guarantor for purposes hereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum products, by-products or distillates, well completion and fracturing fluids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hess” means Hess Corporation, a Delaware corporation.

“Hess Export Logistics” means Hess North Dakota Export Logistics LLC, a Delaware limited liability company.

“Hess Export Logistics GP” means Hess North Dakota Export Logistics GP LLC, a Delaware limited liability company.

“Hess Export Logistics Operations LP” means Hess North Dakota Export Logistics Operations LP, a Delaware limited partnership.

“Hess GP” means Hess Midstream Partners GP LP, a Delaware limited partnership.

“Hess Mentor Storage” means Hess Mentor Storage LLC, a Delaware limited liability company.

“Hess Mentor Storage Holdings” means Hess Mentor Storage Holdings LLC, a Delaware limited liability company.

“Hess Midstream GP” means Hess Midstream GP LP, a Delaware limited partnership.

“Hess Pipelines GP” means Hess North Dakota Pipelines GP LLC, a Delaware limited liability company.

“Hess TGP GP” means Hess TGP GP LLC, a Delaware limited liability company.

“HINDL” means Hess Investments North Dakota LLC, a Delaware limited liability company and a wholly owned Subsidiary of Hess.

“HIP” means Hess Infrastructure Partners LP, a Delaware limited partnership.

“HIP Consent Solicitation” means the solicitation of consents by HIP from holders of the Existing HIP Notes pursuant to the Exchange Offering Memorandum to effect the Existing HIP Indenture Amendments.

“HIP GP” means Hess Infrastructure Partners GP LLC, a Delaware limited liability company.

“Historical Financial Statements” means (a) the audited consolidated balance sheet of the Borrower as of December 31, 2018 and the related audited consolidated statements of operations, changes in partners’ capital and cash flows of the Borrower for the year then ended, (b) the unaudited consolidated balance sheets of the Borrower as of March 31, 2019, June 30, 2019 and September 30, 2019 and the related unaudited consolidated statements of operations, changes in partners’ capital and cash flows of the Borrower for such fiscal quarters (other than in the case of the statement of cash flows) and the portion of the fiscal year then ended, (c) the audited consolidated balance sheet of HIP as of December 31, 2018 and the related audited consolidated statements of operations, comprehensive income, changes in partners’ capital and cash flows of HIP for the year then ended and (d) the unaudited consolidated balance sheets of HIP as of March 31, 2019, June 30, 2019 and September 30, 2019 and the related unaudited consolidated statements of operations, comprehensive income, changes in partners’ capital and cash flows of HIP for such fiscal quarters (other than in the case of the statement of cash flows) and the portion of the fiscal year then ended.

“Holdings” means Hess Midstream LP, a Delaware limited partnership.

“IBA” has the meaning assigned to such term in Section 1.06.

“in writing” means any written communication (including communication by facsimile and electronic communication) delivered in accordance with Section 9.01.

“Increasing Revolving Lender” has the meaning assigned to such term in Section 2.08(e).

“Incremental Facility Agreement” means an Incremental Facility Agreement, among the Borrower, the Administrative Agent and one or more Increasing Revolving Lenders and/or Incremental Term Lenders, evidencing a Revolving Commitment Increase and/or an Incremental Term Commitment and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.08(e)(ii).

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to Section 2.08(e) under an Incremental Facility Agreement, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Lender” has the meaning assigned to such term in Section 2.08(e).

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.08(e).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Index Debt” means senior unsecured, non-credit enhanced long-term debt for borrowed money of the Borrower.

“Index Debt Rating” means, with respect to any Rating Agency, the rating assigned by such Rating Agency to the Index Debt.

“Information” has the meaning assigned to such term in Section 9.13.

“Initial Guarantors” means each of the Persons set forth on Schedule 1.01.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07, which, if in writing, shall be in the form of Exhibit F or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day during such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one week (if generally available) or one, two, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless (other than in the case of a one-week Interest Period) such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period (other than a one-week Interest Period) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) any Interest Period that otherwise would extend beyond the Maturity Date applicable to any Loan shall end on the Maturity Date applicable to such Loan. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, at any time, with respect to any Eurodollar Borrowing for any Interest Period or the definition of the term “Alternate Base Rate”, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the applicable period; and (b) the LIBO Screen Rate for the shortest period for which the LIBO Screen Rate is available that exceeds the applicable period, in each case, at such time.

“Investment Grade Rating Date” means the date on which the Borrower first obtains an Index Debt Rating of Baa3 or better from Moody’s or BBB- or better from S&P.

“IP Security Agreements” has the meaning assigned to such term in the Collateral Agreement.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the International Chamber of Commerce (or such later version thereof as may be in effect at the time of issuance).

“Issuing Banks” means each of the Lenders listed on Schedule 2.05B and any other Lenders (or any Affiliate of any Lender) that shall have become Issuing Banks hereunder as provided in Section 2.05(i) or 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(i)), each in its capacity as the issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05B with respect to such Letters of Credit).

“Joinder Agreement” means a joinder agreement between Holdings and the Administrative Agent, substantially in the form of Exhibit G.

“Judgment Currency” has the meaning assigned to such term in Section 9.15(b).

“LC Availability Period” means the period from and including the Availability Date to but excluding the date that is five Business Days prior to the Revolving Maturity Date.

“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit that, subject to the terms and conditions hereof, are required to be issued by such Issuing Bank. The amount of each Issuing Bank’s LC Commitment is as set forth on Schedule 2.05B or, in the case of any Issuing Bank that becomes an Issuing Bank hereunder pursuant to Section 2.05(i) or 2.05(k), as set forth in a written agreement referred to in such Section, or, in each case, is such other maximum permitted amount with respect to any Issuing Bank as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Issuing Bank and the Borrower.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.20 of the LC Exposures of Defaulting Lenders in effect at such time.

“LC Notice Time” means, with respect to any requested issuance, amendment or extension of a Letter of Credit, (a) 12:00 p.m., New York City time, at least two Business Days (or, if such longer period shall have been requested by the Issuing Bank that is the issuer thereof, at least three Business Days) in advance of the requested date of issuance, amendment or extension or (b) such later time as may be approved by the Issuing Bank that is the issuer thereof as the “LC Notice Time” with respect to such requested issuance, amendment or extension.

“LC Participation Fee” has the meaning assigned to such term in Section 2.12(b).

“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a Subsidiary.

“Lenders” means the Persons listed on Schedule 2.01, any Increasing Revolving Lender or Incremental Term Lender that shall have become a party hereto pursuant to an Incremental Facility Agreement and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context requires otherwise, the term “Lenders” includes each Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Letter-of-Credit Rights” has the meaning assigned to such term in the Collateral Agreement.

“LIBO Rate” means, with respect to each Interest Period pertaining to a Eurodollar Borrowing, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if no LIBO Screen Rate shall be available at such time for a particular period, then the LIBO Rate for such period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes of this Agreement.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period or with respect to any determination of the Alternate Base Rate pursuant to clause (c) of the definition thereof, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in dollars (for delivery on the first day of such Interest Period) for a period equal in length to the applicable period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time as an authorized information vendor for displaying such rates in its reasonable discretion).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, or any lease in the nature thereof.

“Loan Document Obligations” means, collectively, (a) the principal of and premium, if any, and interest (including interest accruing at the rate specified herein during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment (including payments in respect of reimbursements of LC Disbursements, interest thereon (including interest accruing at the rate specified herein during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral) required to be made under this Agreement in respect of any Letter of Credit issued for the account of the Borrower, when and as due, and (c) all other monetary obligations under this Agreement or any other Loan Document, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Loan Party.

“Loan Documents” means, collectively, this Agreement, the Joinder Agreement, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, each Note, any Incremental Facility Agreement and any other agreement, instrument or document executed in connection herewith or therewith that is designated as a “Loan Document” for purposes hereof by a written agreement of the Borrower and the Administrative Agent (or the Borrower and the Required Lenders), in each case as the same may be amended, restated, supplemented or otherwise modified from time to time; provided that on and after the Collateral and Guarantee Release Date, the term “Loan Documents” shall not (except for purposes of Section 9.03) include the Guarantee Agreement, the Collateral Agreement, the other Security Documents and any other agreement, instrument or document executed or delivered in connection with the granting of any lien or security interest pursuant to any Security Document.

“Loan Party” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including any such loans made pursuant to any Incremental Facility Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and the unused Aggregate Revolving Commitment at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans or Term Commitments of such Class representing more than 50% of all Term Loans or all Term Commitments of such Class outstanding or in effect at such time. For purposes of this definition, the Revolving Credit Exposure of any Revolving Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of the aggregate principal amount of the outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unused Revolving Commitment of such Revolving Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

“Mandatory Restrictions” has the meaning assigned to such term in Section 1.08.

“Material Acquisition” means any Acquisition if the aggregate consideration therefor (including Debt assumed in connection therewith) exceeds $10,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, operations or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the validity or enforceability of this Agreement or the other Loan Documents or the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders hereunder or thereunder or (c) the ability of the Loan Parties to perform their payment obligations to the Lenders and the Issuing Banks under this Agreement and the other Loan Documents.

“Material Agreement” means each of the following agreements (in the case of agreements referred to in clauses (a) and (b), entered into prior to or concurrently with the consummation of the Reorganization): (a) the Amended and Restated Omnibus Agreement expected to be among Hess, HIP GP, Hess Midstream LP, Hess Midstream GP LLP, Hess Midstream GP LLC, Hess Midstream Operations LP, Hess GP, Midstream Partners and, solely for purposes of Article III thereof, HINDL and the GIP Partner, (b) the Amended and Restated Employee Secondment Agreement expected to be among Hess, Hess Trading Corporation, Hess Midstream GP, Hess Midstream GP LLC and, for the limited purposes set forth in Section 6.5 thereof, Hess GP and Midstream Partners, (c) the Contribution, Conveyance and Assumption Agreement dated as of April 4, 2017, among the Borrower, Hess Midstream Partners GP LP, Midstream Partners, Hess, HIP, HIP GP, HINDL, Hess Midstream Holdings LLC, Hess North Dakota Export Logistics Operations LP, Hess North Dakota Export Logistics LLC, Hess North Dakota Export Logistics GP LLC, Hess North Dakota Export Logistics Holdings LLC, Hess TGP Operations LP, Hess TGP GP LLC, Hess TGP Holdings LLC, Hess Tioga Gas Plant LLC, Hess North Dakota Pipelines Operations LP, Hess North Dakota Pipelines GP LLC, Hess North Dakota Pipelines Holdings LLC, Hess North Dakota Pipelines LLC, Hess Mentor Storage Holdings LLC and Hess Mentor Storage LLC, (d) the Second Amended and Restated Gas Processing and Fractionation Agreement effective as of January 1, 2014, between Hess Trading Corporation and Hess Bakken Processing LLC, (e) the Second Amended and Restated Terminal and Export Services Agreement effective as of January 1, 2014, between Hess Trading Corporation and Hess Export Logistics, (f) the Storage Services Agreement effective as of January 1, 2014, between Solar Gas, Inc. and Hess Mentor Storage LLC, (g) the Second Amended and Restated Gas Gathering Agreement effective as of January 1, 2014, between Hess Trading Corporation and Hess North Dakota Pipelines LLC, (h) the Amended and Restated Crude Oil Gathering Agreement, effective as of January 1, 2014, between Hess Trading Corporation and Hess North Dakota Pipelines LLC, and (i) any other agreement entered into between the Borrower or any of its Subsidiaries, on the one hand, and Hess or any of its other Subsidiaries, on the other, the breach, termination, cancellation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Borrower or any Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Debt assumed by the transferee in connection therewith) exceeds $10,000,000.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit) in an aggregate principal amount exceeding $75,000,000.

“Material Subsidiary” means each Subsidiary of the Borrower (a) the consolidated total assets of which equal 5% or more of the consolidated total assets of the Borrower or (b) the consolidated revenues of which equal 5% or more of the consolidated revenues of the Borrower, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b); provided that if at the end of or for any such most recent period of four consecutive fiscal quarters the combined consolidated total assets or combined consolidated revenues of all Subsidiaries of the Borrower that under clauses (a) and (b) above would not constitute Material Subsidiaries shall have exceeded 10% of the consolidated total assets of the Borrower or 10% of the consolidated revenues of the Borrower, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues, as the case may be, until such excess shall have been eliminated. For purposes of this definition, the consolidated total assets and consolidated revenues of the Borrower as of any date and for any period prior to the first delivery of financial statements pursuant to Section 5.01(a) or 5.01(b) shall be determined by reference to the Pro Forma Financial Statements.

“Maturity Date” means (a) the Tranche A Term Maturity Date, (b) the Revolving Maturity Date or (c) in the case Incremental Term Loans of any Series are established hereunder, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement, as the context requires.

“Maturity Extension Request” has the meaning assigned to such term in Section 2.08(d).

“Maximum Rate” has the meaning assigned to such term in Section 9.16.

“Merger” means the merger of Merger Sub with and into the Borrower, with the Borrower surviving such merger, in each case in accordance with the Transaction Agreement and pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger dated as of October 3, 2019, among Holdings, Hess Midstream GP, Merger Sub, the Borrower and HIP GP.

“Merger Sub” means Hess Midstream New Ventures II LLC, a Delaware limited liability company and a wholly owned Subsidiary of Holdings.

“Midstream Partners” means Hess Midstream Partners GP LLC, a Delaware limited liability company.

“MNPI” means material non-public information concerning Holdings, the Borrower or any Subsidiary or any other Affiliate of any of the foregoing or any of their respective securities, within the meaning of United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means each parcel of real property owned in fee by a Loan Party, and any improvements thereto, other than any Excluded Mortgage Property.

“New Notes” means the senior unsecured notes (other than the Exchange Notes) issued by the Borrower pursuant to a private placement to institutional investors in accordance with Rule 144A of the Securities Act.

“Non-Defaulting Revolving Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-Increasing Revolving Lender” means, in connection with any Revolving Commitment Increase, any Revolving Lender that is not an Increasing Revolving Lender in respect of such Revolving Commitment Increase.

“Note” has the meaning assigned to such term in Section 2.09(e).

“Notice of LC Activity” means a notice substantially in the form of Exhibit H hereto delivered by an Issuing Bank to the Borrower and the Administrative Agent pursuant to Section 2.05(b) with respect to the issuance, amendment, extension or expiry of, or a drawing under, a Letter of Credit.

“Notice of LC Request” means a notice substantially in the form of Exhibit I hereto delivered by the Borrower to an Issuing Bank and the Administrative Agent pursuant to Section 2.05(b) with respect to a proposed issuance, amendment or extension of a Letter of Credit.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the foregoing rates shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“NYFRB Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means, collectively, (a) all Loan Document Obligations, (b) all Secured Swap Obligations, excluding, with respect to any Guarantor, Excluded Swap Obligations with respect to such Guarantor, and (c) all Secured Cash Management Obligations.

“Other Connection Taxes” means, with respect to any Lender, any Issuing Bank or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender, such Issuing Bank or the Administrative Agent and the jurisdiction imposing such Taxes (other than connections arising from such Lender, such Issuing Bank or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to any Loan Document, except to the extent any such Taxes are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Outstanding Revolving Borrowings” has the meaning assigned to such term in Section 2.08(e).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Participant” has the meaning assigned to such term in Section 9.04(e).

“Participant Register” has the meaning assigned to such term in Section 9.04(e).

“Payment Intangibles” has the meaning assigned to such term in the Collateral Agreement.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been set aside in accordance with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, Liens for crew’s wages or salvage (or making deposits to release such Liens) and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been set aside in accordance with GAAP;

(c) Liens on standard industry terms imposed by charter parties or under contracts of affreightment;

(d) Liens arising out of judgments or awards against the Borrower or any of the Restricted Subsidiaries with respect to which the Borrower or such Restricted Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

(e) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(f) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds or performance bonds, and other obligations of a like nature (other than obligations under Swap Agreements), in each case in the ordinary course of business;

(g) (i) easements, conditions, covenants, servitudes, permits, restrictions (including zoning restrictions), building code and land use laws, rights-of-way, surface leases, encroachments, survey exceptions and similar encumbrances on real property, (ii) imperfections of titles imposed by law and (iii) other rights for the purpose of operations, facilities, pipelines, transmission lines, transportation lines, distribution lines and other like purposes, or for the joint or common use of rights-of-way, facilities or equipment, in each case imposed by law or arising in the ordinary course of business and that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any of the Restricted Subsidiaries;

(h) Liens on any oil and/or gas properties or other mineral interests of the Borrower or any of the Restricted Subsidiaries, whether developed or undeveloped, arising as security for the Borrower’s or such Restricted Subsidiary’s costs and expenses incurred by it in connection with the exploration, development or operation of such properties, in favor of a Person that is conducting the exploration, development or operation of such properties, or in connection with farmout, dry hole, bottom hole, communitization, unitization, pooling and operating agreements and/or other agreements of like general nature incident to the acquisition, exploration, development and operation of such properties or as required by regulatory agencies having jurisdiction in the premises;

(i) overriding royalties, royalties, production payments, net profits interests or like interests to be paid out of production from oil and/or gas properties or other mineral interests of the Borrower or any of the Restricted Subsidiaries, or to be paid out of the proceeds from the sale of any such production;

(j) (i) any interest or title of a lessor, sublessor, licensor or grantor of an easement in leases, subleases, licenses, sublicenses or easements entered into by the Borrower or any of the Restricted Subsidiaries or (ii) any leases, subleases, licenses, sublicenses or easements granted by the Borrower or any of the Restricted Subsidiaries to third parties in the ordinary course of business and that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any of the Restricted Subsidiaries;

(k) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Debt and are not subject to restrictions on access by the Borrower or any of the Restricted Subsidiaries in excess of those required by applicable banking regulations;

(l) liens on cash margin collateral, deposits or securities by any Person with whom the Borrower or any of the Restricted Subsidiaries enters into a Swap Agreement constituting any interest rate or currency or commodity swap agreement or other interest rate or currency or commodity price protection agreement capable of financial settlement only; provided that (i) any such Swap

Agreements shall be entered into to hedge or mitigate risks to which the Borrower or such Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes and (ii) the aggregate value of cash and other assets subject to such Liens shall not at any time exceed $50,000,000;

(m) the terms and conditions of the Rights-of-Way entered into in the ordinary course of business;

(n) preferential rights to purchase (for fair value and on terms that would prevail in an arm’s-length transaction) real property or fixtures (and pertinent agreements) upon a voluntary disposition thereof by the Borrower or any Restricted Subsidiary, and consents to assignment and other similar restrictions in contracts arising in the ordinary course of business;

(o) conventional rights of reassignment under any oil and gas real property granting agreement or instrument arising in the ordinary course of business upon final intention to abandon or release any of the assets subject to such agreement or instrument;

(p) rights of a common owner of any interest in Rights-of-Way or permits held by the Borrower or any of the Restricted Subsidiaries and such common owner as tenants in common or through common ownership, in each case arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any of the Restricted Subsidiaries; and

(q) liens created under Rights-of-Way by operation of law in respect of obligations that are not yet due or are being contested in good faith in appropriate proceedings and as to which appropriate reserves have been set aside in accordance with GAAP;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Debt.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA or any “plan” subject to Section 4975 of the Code.

“Prepaid Swap Obligations” means, in respect of any Person, any Swap Agreement, or other similar arrangement of any kind whatsoever, the substance of which involves the agreement by such Person to receive a payment (in cash or in kind), directly or indirectly, as part of the consideration for entering into such Swap Agreement or similar arrangement and agreeing to perform its obligations thereunder at a later date.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Financial Statements” means the unaudited pro forma condensed combined balance sheet of Holdings as of June 30, 2019 and the unaudited pro forma condensed combined statement of operations of Holdings for the six months ended June 30, 2019 and the year ended December 31, 2018, in each case, included in the Exchange Offering Memorandum and prepared giving pro forma effect to the Transactions as set forth in the Exchange Offering Memorandum.

“Proceeds” has the meaning assigned to such term in the Collateral Agreement.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means (a) costs, fees and expenses incurred by Holdings that arise from (i) compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, and the rules of national securities exchanges, as applicable to companies with listed equity or debt securities, including listing fees, (ii) independent directors’ compensation, (iii) investor relations (including any such costs in the form of investor relations employee compensation), (iv) shareholder meetings and preparation and distribution of reports to shareholders or debtholders, (v) compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and (vi) legal and other professional fees, in each case under clauses (i) through (vi) above, solely to the extent arising as a result of Holdings being a public company and to the extent reasonable and customary and incurred in the ordinary course of business, (b) customary premiums with respect to directors’ and officers’ insurance maintained for the benefit of directors and officers of Holdings, (c) audit and other accounting fees incurred by Holdings in the ordinary course of business, (d) franchise Taxes and similar fees, Taxes and expenses, in each case, required to maintain the organizational existence of Holdings, (e) Taxes, solely to the extent attributable to the ownership of the Borrower or its Subsidiaries, and (f) administrative costs and expenses incurred in the ordinary course of business and arising from the ownership, operation or administration of the Borrower and its Subsidiaries.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.21.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any rules or regulations promulgated thereunder or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) at the time such Swap Obligation is incurred (including as a result of the agreement in Section 9.19 or any other Guarantee or other support agreement in respect of the obligations of such Guarantor by another Person that constitutes an “eligible contract participant”).

“Rating Agency” means Moody’s, S&P or Fitch.

“Register” has the meaning assigned to such term in Section 9.04(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, members, partners, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board and/or the NYFRB, or a committee officially endorsed or convened by Board and/or the NYFRB or, in each case, any successor thereto.

“Reorganization” means (a) the consummation of the Merger, (b) immediately following the consummation of the Merger, (i) the contribution, directly or indirectly, of all of the issued and outstanding Equity Interests in HIP to the Borrower, as a result of which the Borrower shall, directly or indirectly through its wholly owned Subsidiaries, own all of the issued and outstanding Equity Interests in HIP and all the Persons that, immediately prior to the consummation of the transactions described in this definition, were Subsidiaries of HIP but not of the Borrower (including Hess GP) and all the Subsidiaries of the Borrower in which HIP owned, immediately prior to the consummation of such transactions, any Equity Interests will, in each case, become direct or indirect wholly owned Subsidiaries of the Borrower and (ii) the delegation of control of the general partnership interest in the Borrower by Hess GP to Holdings, as a result of which Holdings will directly Control the Borrower, and (c) the payment of the Sponsor Distribution, in each case in accordance with the terms of the Transaction Agreement.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at such time. For purposes of this definition, the Revolving Credit Exposure of any Revolving Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of the aggregate principal amount of the outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unused Revolving Commitment of such Revolving Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

“Responsible Officer” means, with respect to any Person, any Financial Officer or the chief executive officer, general counsel or another officer of such Person; provided that (a) when such term is used in reference to the Borrower, a reference to a Responsible Officer of (i) prior to the consummation of the Reorganization, Hess GP or (ii) after the consummation of the Reorganization, the Applicable Parent (or, if the Applicable Parent is a partnership, its general partner), in each case, acting on behalf of the Borrower, shall be deemed to be included in such reference, (b) when such term is used in reference to Holdings, a reference to a Responsible Officer of the Applicable Parent (or, if the Applicable Parent is a partnership, its general partner), acting on behalf of Holdings, shall be deemed to be included in such reference and (c) such term shall include, with respect to the Borrower, one or more designees expressly authorized by a Financial Officer of the Borrower to act on behalf of the Borrower, such authorization to be evidenced in writing delivered to the Administrative Agent; provided, further, that in any case when such term is used in reference to any document executed by, or a certification of, a Responsible Officer, the secretary or assistant secretary of such Person (or, in the case of any designee of a Financial Officer of the Borrower referred to above, such Financial Officer) shall have delivered an incumbency certificate to or shall have an incumbency certificate on file with the Administrative Agent as to the authority of such individual acting in such capacity.

“Restricted Lender” has the meaning assigned to such term in Section 1.08.

“Restricted Payments” means, with respect to any Person, any dividend or distribution (whether in cash, securities or other property) with respect to any Equity Interest in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of, or any other return of capital with respect to, any such Equity Interest.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, Refinitiv or, in each case, a successor thereto.

“Revolving Availability Period” means the period from and including the Availability Date to but excluding the earlier of the Revolving Maturity Date and the date of the termination of the Revolving Commitments.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and acquire participations in Letters of Credit and Swingline Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Credit Exposure, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, in an Incremental Facility Agreement pursuant to which such Revolving Commitment is established or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $1,000,000,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 20.8(e).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Increase Effective Date” has the meaning assigned to such term in Section 2.08(e).

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means the fifth anniversary of the Availability Date or the applicable anniversary thereof as determined in accordance with Section 2.08(d); provided that if such date shall not be a Business Day, then the “Revolving Maturity Date” shall be the immediately preceding Business Day.

“Rights-of-Way” means all permits, licenses, servitudes, easements, fee surface, surface leases and rights-of-way primarily used or held for use in connection with the ownership or operation of the Borrower and its Restricted Subsidiaries.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business.

“Sale/Leaseback Transaction” means any arrangement relating to property owned by the Borrower or any of the Restricted Subsidiaries whereby the Borrower or such Restricted Subsidiary sells or transfers any property to any Person and thereafter rents or leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, from such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory that at such time is itself or whose government is the subject or target of any comprehensive Sanctions (as of the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person that is listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50% or greater or controlled by any Person or Persons referred to in clause (a) or (b) above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission.

“Secured Cash Management Agreement” means (a) any Cash Management Agreement that is between the Borrower or any Restricted Subsidiary and the Administrative Agent or any of its Affiliates, whether or not such Person shall have been the Administrative Agent or an Affiliate thereof at the time the applicable Cash Management Agreement was entered into, and (b) any Cash Management Agreement that is between the Borrower or any Restricted Subsidiary and any other Secured Cash Management Provider and that, in the case of this clause (b), is designated as a “Secured Cash Management Agreement” by written notice from the Borrower to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent.

“Secured Cash Management Obligations” means all obligations of every nature of the Borrower or any Restricted Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services provided under any Secured Cash Management Agreement.

“Secured Cash Management Provider” means any Person that (a) is, or was on the Closing Date, the Administrative Agent, an Arranger or any Affiliate of any of the foregoing, whether or not such Person shall have been the Administrative Agent, an Arranger or any Affiliate of any of the foregoing at the time the applicable Cash Management Agreement was entered into, (b) is a counterparty to a Cash Management Agreement in effect on the Closing Date and is a Lender or an Affiliate of a Lender as of the Closing Date or (c) becomes a counterparty to a Cash Management Agreement after the Closing Date at a time when such Person is a Lender or an Affiliate of a Lender.

“Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Secured Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on or most recently prior to such date for which financial statements have been, or were required to have been, delivered hereunder.

“Secured Parties” means (a) the Administrative Agent, (b) each Arranger, (c) each Lender (including each Swingline Lender), (d) each Issuing Bank, (e) each Secured Cash Management Provider holding any Secured Cash Management Obligations, (f) each counterparty to any Secured Swap Agreement holding any Secured Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the successors and permitted assigns of each of the foregoing.

“Secured Swap Agreement” means any Swap Agreement, or any other agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act), in each case, (a) that is entered into between the Borrower or any Restricted Subsidiary and a counterparty that is, or was on the Closing Date, the Administrative Agent or any of its Affiliates, whether or not such counterparty shall have been the Administrative Agent or such Affiliate at the time the applicable Swap Agreement or other agreement was entered into, (b) that is in effect on the Closing Date between the Borrower or any Restricted Subsidiary and a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (c) that is entered into after the Closing Date by the Borrower or any Restricted Subsidiary and a counterparty that is a Lender or an Affiliate of a Lender at the time the applicable Swap Agreement or other agreement is entered into and that, in the case of clauses (b) and (c), is designated as a “Secured Swap Agreement” by written notice from the Borrower to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent.

“Secured Swap Obligations” means all obligations of every nature of the Borrower or any Restricted Subsidiary under each Secured Swap Agreement (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)), including obligations for interest (including interest that would continue to accrue pursuant to such Secured Swap Agreement on any such obligation after the commencement of any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law with respect to the Borrower or any Restricted Subsidiary, whether or not such interest is allowed or allowable against the Borrower or such Restricted Subsidiary in any such proceeding), payments for early termination of such Secured Swap Agreement, fees, expenses and indemnification.

“Securities Act” means the United States Securities Act of 1933.

“Security Documents” means the Collateral Agreement, the IP Security Agreements, any Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.14 or pursuant to any Loan Document to secure the Obligations.

“Series” has the meaning assigned to such term in Section 2.08(e)(i).

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the NYFRB Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Solvency Certificate” means a certificate, dated the Availability Date and signed by a Financial Officer of the Borrower, in the form of Exhibit J or any other form approved by the Administrative Agent.

“Solvent” means, with respect to the Borrower and its Subsidiaries on a consolidated basis as of a particular date, that on such date (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis exceeds the debts and liabilities of such Persons, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis, determined on the basis of such property being liquidated with reasonable promptness in an arm’s-length transaction, is greater than the amount that would be required to pay the probable liability of the debts and other liabilities of such Persons, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay the debts and liabilities of such Persons, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) the Borrower and its Subsidiaries on a consolidated basis do not have unreasonably small capital with which to conduct the businesses in which such Persons are engaged as such businesses are conducted on and are proposed to be conducted following such date.

“Specified Acquisition” means any Acquisition by the Borrower and the Restricted Subsidiaries that (a) involves payment of a purchase price by, or assumption of Debt by, the Borrower and the Restricted Subsidiaries of not less than $50,000,000 in the aggregate and (b) is designated by the Borrower, by written notice to the Administrative Agent, as a “Specified Acquisition”.

“Specified Debt” means the Exchange Notes, the New Notes or any other Debt for borrowed money (including Debt evidenced by debt securities) outstanding in reliance on Section 6.01(a)(v) or 6.01(a)(xiv).

“Specified Provision” has the meaning assigned to such term in Section 1.08.

“Sponsor Distribution” means a distribution by the Borrower to HINDL and GIP Partner in an aggregate amount not to exceed the “Sponsor Distribution”, as defined in the Transaction Agreement as in effect on October 3, 2019.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsequent Revolving Borrowings” has the meaning assigned to such term in Section 2.08(e).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise specified, all references herein to Subsidiaries shall be deemed to refer to Subsidiaries of the Borrower.

“Supported QFC” has the meaning assigned to such term in Section 9.21.

“Supporting Obligations” has the meaning assigned to such term in the Uniform Commercial Code.

“Swap Agreement” means any interest rate, currency or commodity swap agreement or other interest rate, currency or commodity price protection agreement capable of financial settlement only.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Payment Obligation” means, with respect to any Person, an obligation of such Person to pay money, either in respect of a periodic payment or upon termination, to a counterparty under a Swap Agreement, after giving effect to any netting arrangements between such Person and such counterparty and such Person’s rights of setoff in respect of such obligation provided for in such Swap Agreement.

“Swingline Benchmark Rate” means, for any day, (a) the “ASK” rate for Federal Funds appearing on the applicable page of the Bloomberg service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of the offer rates applicable to Federal Funds for a term of one Business Day), as such rate appears at the time the “Swingline Benchmark Rate” is determined for such day for purposes hereof by the Administrative Agent (and without giving effect to any changes thereto after such time or to any average or composite of such rates for such day), or (b) if the rate referred to in clause (a) above is not available at such time for any reason, then the Alternate Base Rate for such day. The Borrower understands and agrees that the rate quoted from the Bloomberg service is a real-time rate that changes from time to time.

“Swingline Borrowing” means a Borrowing of a Swingline Loan or Swingline Loans.

“Swingline Commitment” means, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The initial amount of each Swingline Lender’s Swingline Commitment is set forth on Schedule 2.04 or, in the case of any Swingline Lender that becomes a “Swingline Lender” hereunder pursuant to Section 2.04(d), is as set forth in a written agreement referred to in such Section.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Revolving Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Revolving Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Revolving Lender outstanding at such time to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Lender” means (a) JPMorgan Chase Bank, N.A. and (b) each Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d), in each case, each in its capacity as a lender of the Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agents” means Citibank, N.A., MUFG Bank, Ltd.,Wells Fargo Securities, LLC, Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc., in their capacities as the syndication agents with respect to the credit facilities established hereby.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a Borrowing comprised of Term Loans.

“Term Commitment” means a Tranche A Term Commitment or an Incremental Term Commitment of any Series.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan” means a Tranche A Term Loan or an Incremental Term Loan of any Series.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Ticking Fees” has the meaning assigned to such term in Section 2.12(b).

“Ticking Fee End Date” means the earlier of (a) the Availability Date and (b) the Commitment Termination Date.

“Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on or most recently prior to such date for which financial statements have been, or were required to be, delivered hereunder.

“Tranche A Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan on the Availability Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche A Term Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Tranche A Term Commitments on the date hereof is $400,000,000.

“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.

“Tranche A Term Loan” means a Loan made pursuant to clause (a) of Section 2.01.

“Tranche A Term Maturity Date” means the fifth anniversary of the Availability Date or the applicable anniversary thereof as determined in accordance with Section 2.08(d); provided that if such date shall not be a Business Day, then the “Tranche A Maturity Date” shall be the immediately preceding Business Day.

“Transaction Agreement” means the Partnership Restructuring Agreement, dated as of October 3, 2019, among the Borrower, Hess GP, Midstream Partners, HIP, HIP GP, Holdings, Hess Midstream GP, Hess Midstream GP LLC, Merger Sub, HINDL, GIP Partner and Hess Infrastructure Partners Holdings LLC, together with the disclosure schedules, exhibits and annexes relating thereto (as it may be amended or modified in accordance therewith).

“Transactions” means (a) the Financing Transactions and (b) (i) the consummation of the Reorganization, (ii) the consummation of the Existing Credit Agreement Refinancing, (iii) the consummation of the Exchange Offer, the issuance by the Borrower of the Exchange Notes and the assumption by the Borrower of all obligations of HIP in respect of the Existing HIP Notes in accordance with the Existing HIP Indenture, as amended pursuant to the Existing HIP Indenture Amendments, (iv) the effectiveness of the Existing HIP Indenture Amendments and (v) the issuance of the New Notes by the Borrower, if any.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for all purposes of this Agreement.

“Undisclosed Administration” means, with respect to any Lender, the appointment of an administrator or other similar supervisory official by a supervisory authority or regulator pursuant to the law of the country where such Lender is subject to home jurisdiction supervision if the applicable law of such country requires that such appointment not be publicly disclosed (and such appointment has not been publicly disclosed).

“Uniform Commercial Code” has the meaning assigned to such term in the Collateral Agreement.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that shall have been designated as an Unrestricted Subsidiary in the manner provided below subsequent to the Availability Date and not subsequently redesignated as a “Restricted Subsidiary” in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary.

The Borrower may, after the Availability Date, designate any of its Subsidiaries to be an “Unrestricted Subsidiary” by delivering to the Administrative Agent a certificate of a Financial Officer of the Borrower specifying such designation and certifying that such designated Subsidiary satisfies the requirements set forth in this definition (and including reasonably detailed calculations demonstrating satisfaction of the requirement in clause (b) below); provided that:

(a) at the time of and immediately after giving effect to any such designation and any related transactions, no Default or Event of Default shall have occurred and be continuing;

(b) immediately after giving effect to such designation, the Borrower shall be in compliance, determined on a pro forma basis in accordance with Section 1.04(b), with Section 6.10;

(c) each Subsidiary of such Subsidiary shall have been, or concurrently therewith shall be, designated as an Unrestricted Subsidiary in accordance herewith;

(d) such Subsidiary (i) does not own any Equity Interests in any of the Restricted Subsidiaries and (ii) does not hold, or control by lease, exclusive license or otherwise, any asset that is material to the operation in the ordinary course of the business of the Borrower and the Restricted Subsidiaries; provided that this clause (d)(ii) shall not apply to the propane storage cavern and rail and truck transloading facility located in Mentor, Minnesota and related assets held by Hess Mentor Storage Holdings and Hess Mentor Storage;

(e) no Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary and has been redesignated as a Restricted Subsidiary; and

(f) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” under the terms of any Material Indebtedness of the Borrower or any of the Restricted Subsidiaries (and any Subsidiary of the Borrower that is a “restricted subsidiary” under the terms of any such Material Indebtedness shall be promptly redesignated as a Restricted Subsidiary).

The Borrower shall cause each Unrestricted Subsidiary to satisfy at all times the requirements set forth in clauses (c), (d) and (f) above.

The Borrower may designate any Unrestricted Subsidiary as a “Restricted Subsidiary” by delivering to the Administrative Agent a certificate of a Financial Officer of the Borrower specifying such redesignation and certifying that such redesignation satisfies the requirements set forth in this paragraph; provided that (a) at the time of and immediately after giving pro forma effect to any such designation in accordance with Section 1.04(b), no Default or Event of Default shall have occurred and be continuing, (b) each Subsidiary of which such redesignated Unrestricted Subsidiary is a Subsidiary shall have been, or concurrently therewith shall be, designated as a Restricted Subsidiary in accordance herewith and (c) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence, at the time of such redesignation, of all Debt and Liens of such Unrestricted Subsidiary existing at such time. Notwithstanding anything to the contrary contained herein, it is understood and agreed that liabilities of any Unrestricted Subsidiary will not be disregarded for purposes of this Agreement to the extent the Borrower or any Restricted Subsidiary is liable therefor.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.21.

“USA PATRIOT Act” means the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177.

“wholly owned”, when used in reference to a Subsidiary of any Person, means that all the Equity Interests in such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned Subsidiary of such Person or any combination thereof.

“Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Except as otherwise expressly set forth herein or unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding the foregoing, for purposes of this Agreement (other than Section 5.01) GAAP shall be determined, all terms of an accounting or financial nature shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any change as a result of the adoption of any of the provisions set forth in the Accounting Standards Update 2016-02, Leases (Topic 842), issued by the Financial Accounting Standards Board in February 2016, or any other amendments to the Accounting Standards Codifications issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require the recognition of right-of-use assets and lease liabilities for leases or similar agreements that would not be classified as Capital Leases under GAAP as in effect prior to January 1, 2019, (ii) any election under Accounting Standards Codification 825, Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt or other obligation of the Borrower or any of its Subsidiaries at “fair value”, as defined therein, (iii) any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof, or (iv) any valuation of Debt below its full stated principal amount as a result of the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board, it being agreed that Debt shall at all times be valued at the full stated principal amount thereof; provided, further, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith. Where reference is made to “the Borrower and the Restricted Subsidiaries on a consolidated basis” or similar expressions, such consolidation shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries.

(b) All pro forma computations required to be made hereunder giving effect to any transaction shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether any Material Acquisition, Material Disposition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters of the Borrower ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the fiscal quarter ended September 30, 2019), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Debt if such Swap Agreement has a remaining term in excess of 12 months).

SECTION 1.05. Effectuation of Transactions. All references herein to the Borrower and its Subsidiaries on the Availability Date shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents on the Availability Date shall be deemed made, in each case, after giving effect to the Reorganization and the other Transactions to occur on the Availability Date, unless the context otherwise requires.

SECTION 1.06. Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including (a) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (b) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(b)), including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08. Blocking Regulation. In relation to any Lender that is subject to the regulations referred to below (each, a “Restricted Lender”), any representation, warranty or covenant set forth herein that refers to Sanctions (each, a “Specified Provision”) shall only apply for the benefit of such Restricted Lender to the extent that such Specified Provision would not result in a violation of, conflict with or liability under Council Regulation (EC) 2271/96 (or any law implementing such regulation in any member state of the European Union), as amended, or any similar blocking or anti-boycott law in Germany (including, in the case of Germany, section 7 foreign trade rules (Außenwirtschaftsverordnung – AWV) in connection with section 4 paragraph 1 foreign trade law (Außenwirtschaftsgesetz – AWG)) or in the United Kingdom (the “Mandatory Restrictions”). In the event of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Mandatory Restriction, then, notwithstanding anything to the contrary in the definition of Required Lenders, for so long as such Restricted Lender shall be subject to a Mandatory Restriction, the Commitment, the Term Loans and the Revolving Credit Exposure of such Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche A Term Loan in dollars to the Borrower on the Availability Date in a principal amount not exceeding its Tranche A Term Commitment and (b) to make Revolving Loans in dollars to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount not exceeding the amount of such Lender’s Revolving Commitment; provided that after giving effect to each Revolving Loan (i) no Lender’s Revolving Credit Exposure shall exceed such Lender’s Revolving Commitment and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Borrower may request in accordance herewith; provided that all Borrowings made on the Availability Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurodollar Borrowing under Section 2.03 and provided an indemnity letter, in form and substance reasonably satisfactory to the Administrative Agent, extending the benefits of Section 2.16 to Lenders in respect of such Borrowings. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC

Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of $1,000,000; provided that a Swingline Borrowing may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) outstanding Eurodollar Borrowings.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing or a Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of any Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of any ABR Borrowing, not later than 1:00 p.m., New York City time, on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Term Borrowing (specifying the Class thereof) or a Revolving Borrowing;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one week’s duration (if generally available) or otherwise of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class or Classes of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans in dollars to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding $100,000,000, (ii) the aggregate principal amount of outstanding Swingline Loans of any Swingline Lender exceeding the Swingline Commitment of such Swingline Lender, (iii) the Revolving Credit Exposure of any Lender exceeding its Revolving Commitment, (iv) the Aggregate Revolving Credit Exposure exceeding the Aggregate Revolving Commitment or (v) in the case of any extension of the Revolving Maturity Date pursuant to Section 2.08(d), the sum of the Swingline Exposure attributable to Swingline Loans maturing after any Existing Revolving Maturity Date and the LC Exposure attributable to Letters of Credit expiring after such Existing Revolving Maturity Date exceeding the sum of the Revolving Commitments that shall have been extended to a date after the latest maturity date of such Swingline Loans and the latest expiration date of such Letters of Credit; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. The failure of any Swingline Lender to make any Swingline Loan required to be made by it shall not relieve any other Swingline Lender of its obligations hereunder; provided that the Swingline Commitments of the Swingline Lenders are several and no Swingline Lender shall be responsible for any other Swingline Lender’s failure to make Swingline Loans as required.

(b) To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and each applicable Swingline Lender of such request by telephone not later than 2:30 p.m., New York City time, on the day of the proposed Swingline Borrowing. Each such telephonic Borrowing Request shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall be irrevocable and shall specify the Swingline Lender or Swingline Lenders that are requested to provide the requested Swingline Borrowing, the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan to be made by each Swingline Lender and the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any Swingline Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that has made such LC Disbursement. Promptly following the receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Swingline Lender of the details thereof and of the amount of such Swingline Lender’s Swingline Loan to be made as part of the requested Swingline Borrowing. Each Swingline Lender shall make each Swingline Loan to be made by it hereunder available to the Borrower by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) Any Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by such Swingline Lender. Such notice shall specify the aggregate amount of the Swingline Loans made by such Swingline Lender in which the Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 p.m., New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day, and if received after 12:00 p.m., New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to the Administrative Agent, for the account of the applicable Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that, in making any Swingline Loan, each Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.03. Each Revolving Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.04(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this Section 2.04(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.04(c)), and the Administrative Agent shall promptly remit to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.04(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by any Swingline Lender from the Borrower (or other Persons on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent, and any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this Section 2.04(c) and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.04(c) shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Swingline Loan.

(d) From time to time, the Borrower may by notice to the Administrative Agent and the Revolving Lenders designate as additional Swingline Lenders one or more Revolving Lenders or Affiliates of any Revolving Lender that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender or such Affiliate of any appointment as a Swingline Lender hereunder shall be evidenced by a written agreement among the Borrower, the Administrative Agent and such accepting Revolving Lender or Affiliate, which shall set forth the Swingline Commitment of such Revolving Lender or Affiliate, and, from and after the effective date of such agreement, (i) such Revolving Lender or Affiliate shall have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Swingline Lender” shall be deemed to include such Revolving Lender or Affiliate in its capacity as a Swingline Lender.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower, at its option, may request, as the applicant thereof for the support of the obligations of the Borrower or the Restricted Subsidiaries, any Issuing Bank to issue Letters of Credit denominated in dollars, in form and on terms reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the LC Availability Period, or to amend or extend any Letter of Credit previously issued. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower or any Restricted Subsidiary to, or entered into by the Borrower or any Restricted Subsidiary with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. A Letter of Credit issued by an Issuing Bank will only be of a type approved for issuance hereunder by such Issuing Bank (it being understood and agreed that standby Letters of Credit shall be deemed of the type that is approved), and issuance, amendment and extension of Letters of Credit shall be subject to its customary policies and procedures for issuance of letters of credit. On the Availability Date, each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including Sections 2.05(d) and 2.05(e)), to be a Letter of Credit issued hereunder for the account of the Borrower. An Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or any law, rule, regulation or orders of any Governmental Authority applicable to such Issuing Bank or any request, rule, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it.

(b) Notice of Issuance, Amendment or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted under this Section 2.05(b))), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to an Issuing Bank and the Administrative Agent, no later than the applicable LC Notice Time, (i) a completed written Notice of LC Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit and (ii) unless otherwise agreed to by the applicable Issuing Bank, a completed and executed letter of credit application on such Issuing Bank’s standard form. A Letter of Credit shall be issued, amended or extended only if (and upon each issuance, amendment or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the aggregate LC Exposure shall not exceed $350,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank (unless otherwise agreed by such Issuing Bank), (iii) the Revolving Credit Exposure of any Revolving Lender shall not exceed the Revolving Commitment of such Revolving Lender, (iv) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment and (v) in the case of any extension of the Revolving Maturity Date pursuant to Section 2.08(d), the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date shall not exceed the sum of the Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans. A Letter of Credit shall not be issued or extended (other than any extension pursuant to automatic extension provisions thereof after the date on which the applicable Issuing Bank ceases to have the right to prevent such extension), or amended to increase the stated amount thereof, if the Issuing Bank that is the issuer thereof shall have received written notice from a Majority in Interest of the Revolving Lenders, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance, extension or amendment of the applicable Letter of Credit (or, in the case of an automatic extension, at least one Business Day prior to the time by which election not to extend must be made by the applicable Issuing Bank), that one or more applicable conditions contained in Section 4.03 shall not be satisfied. Each Issuing Bank shall promptly (and in any event within one Business Day) notify the Administrative Agent of each issuance, amendment, extension or expiry of, and of each drawing under, each Letter of Credit issued by such Issuing Bank, and shall provide to the Administrative Agent such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank. Without limiting the foregoing, each Issuing Bank shall deliver a Notice of LC Activity to the Administrative Agent and the Borrower within one Business Day of the issuance, amendment, extension or expiry of, and of each drawing under, a Letter of Credit issued by such Issuing Bank. Such Notice of LC Activity shall include, to the extent applicable, (A) a copy of the applicable Letter of Credit (or, if applicable, any amendment thereof), (B) information with respect to the stated amount, beneficiary and expiration date of such Letter of Credit and (C) information with respect to the amendment, extension or expiry of, or drawing under, such Letter of Credit.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Revolving Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.05(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that (i) its obligation to acquire participations pursuant to this Section 2.05(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) or similar terms of the Letter of Credit itself permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments, and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 2.05(b) or 4.03.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 p.m., New York City time, not later than the next Business Day following the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 2:00 p.m., New York City time, on the date such LC Disbursement is made, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 p.m., New York City time, on the Business Day next following the date on which the Borrower receives such notice by such time; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Borrowing in an equivalent amount and, to the extent such Issuing Bank shall have received the proceeds thereof as contemplated by Section 2.06(a), the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Borrowing. If the Borrower fails to make such payment when due, the applicable Issuing Bank shall give prompt notice and details thereof to the Administrative Agent, whereupon the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.05(e)), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.05(e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this Section 2.05(e) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.05(e) to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.05(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) or similar terms of the Letter of Credit itself permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, except in the case of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final and non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank that is the issuer of such Letter of Credit shall, within the time allowed by applicable law or the specific terms of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone, fax or email (and, in the case of telephonic notice, promptly confirmed by fax or email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.05(e), then Section 2.13(d) shall apply. Interest accrued pursuant to this Section 2.05(h) shall be paid to the Administrative Agent for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.05(e) to reimburse the applicable Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Replacement of Issuing Banks. Any Issuing Bank may be replaced with any Revolving Lender (or any Affiliate thereof) at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank, and consented to by the replaced Issuing Bank (such consent not to be unreasonably delayed or withheld), which agreement shall set forth the LC Commitment of the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall, unless otherwise provided in such written agreement, remain a party hereto and shall continue to have all the rights and, if any Letters of Credit issued by it shall continue to be outstanding, the obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this Section 2.05(j), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VII. The Borrower also shall deposit cash collateral in accordance with this Section 2.05(j) as and to the extent required by Section 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary in the Security Documents, be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a Majority in Interest of the Revolving Lenders and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.20, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(k) Designation of Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent and the Revolving Lenders designate as additional Issuing Banks one or more Revolving Lenders (or any Affiliate of any Revolving Lender as agreed between such Revolving Lender and the Borrower) that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender or such Revolving Lender’s Affiliate of any appointment as an Issuing Bank hereunder shall be evidenced by a written agreement among the Borrower, the Administrative Agent and such accepting Revolving Lender or its Affiliate, as the case may be, which shall set forth the LC Commitment of such Lender or its Affiliate, as the case may be, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Revolving Lender or its Affiliate in its capacity as an Issuing Bank.

(l) LC Exposure Determination. For all purposes of this Agreement, (i) the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the amount thereof shall be deemed to be the maximum amount that may be drawn under such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum amount may be immediately drawn at the time of determination, and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Revolving Lender hereunder shall remain in full force and effect until the Issuing Banks and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(m) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that any Letter of Credit issued or outstanding hereunder (including any Existing Letter of Credit) supports any obligations of, or is for the account of, a Subsidiary of the Borrower, or states that a Subsidiary of the Borrower is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for any of its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of its Subsidiaries.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, such transfers to be made by (i) 12:00 p.m., New York City time, in the case of Eurodollar Borrowings and (ii) 3:00 p.m., New York City time, in the case of ABR Borrowings, in each case on the date such Loan is made; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such amounts available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to refinance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank specified by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case a payment to be made by such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required to be delivered under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the Borrower.

(c) Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one week’s duration (if generally available) or otherwise of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class or Classes of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Term Borrowing, be continued as a Eurodollar Borrowing for an additional Interest Period of three months or (ii) in the case of a Revolving Borrowing, be converted to an ABR Revolving Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under clause (g) or (h) of Article VII has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of the Term Lenders of any Class (in the case of Term Borrowings of such Class) or a Majority in Interest of the Revolving Lenders (in the case of Revolving Borrowings), notifies the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each case, so long as such Event of Default is continuing (i) no outstanding Term Borrowing of such Class and/or outstanding Revolving Borrowing, as the case may be, may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Term Borrowing of such Class and/or each Revolving Borrowing, as the case may be, shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments; Extensions; Incremental Facilities. (a) Unless previously terminated, (i) the Tranche A Term Commitments shall automatically terminate at the earlier of (x) 5:00 p.m., New York City time, on the Availability Date and (y) the Commitment Termination Date and (ii) the Revolving Commitments, the LC Commitments and the Swingline Commitments shall automatically terminate at the earlier to occur of (x) the Revolving Maturity Date (or in the case of the LC Commitments, the last day of the LC Availability Period) and (y) unless the Availability Date shall have occurred on or prior to the Commitment Termination Date, the Commitment Termination Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the aggregate amount of the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, (A) the Revolving Credit Exposure of any Lender would exceed its Revolving Commitment or (B) the Aggregate Revolving Credit Exposure would exceed the Aggregate Revolving Commitment.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.08(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class or Classes of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08(c) shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or any other event specified in such notice, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date), if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

(d) The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders of the applicable Class) given not less than 30 days prior to the Revolving Maturity Date or the Tranche A Term Maturity Date, as applicable, in each case at any time in effect (but in each case not more than once in any calendar year), request that the Revolving Lenders or the Tranche A Term Lenders, as the case may be, extend the Revolving Maturity Date or the Tranche A Term Maturity Date, as the case may be, for an additional one-year period (a “Maturity Extension Request”); provided that there shall not be more than two extensions of the Revolving Maturity Date and two extensions of the Tranche A Term Maturity Date under this Section 2.08(d) during the term of this Agreement; provided, further, that after giving effect to any such extension, each of the Revolving Maturity Date and the Tranche A Term Maturity Date shall be no later than the date that is five years after the effective date of such extension. Each Lender of the applicable Class shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the applicable Maturity Extension Request, advise the Borrower whether or not it agrees to the requested extension (each Lender of the applicable Class agreeing to a requested extension being called a “Consenting Lender” and each Lender of the applicable Class declining to agree to a requested extension being called a “Declining Lender”). Any Lender of the applicable Class that has not so advised the Borrower and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders of the applicable Class constituting the Majority in Interest of Lenders of such Class shall have agreed to a Maturity Extension Request, then the Revolving Maturity Date or the Tranche A Term Maturity Date, as applicable, shall, as to the Consenting Lenders, be extended by one year to the anniversary of the Revolving Maturity Date or the Tranche A Term Maturity Date, as applicable, theretofore in effect. The decision to agree or withhold agreement to any Maturity Extension Request shall be at the sole discretion of each Lender of the applicable Class. The Revolving Commitment of each Declining Lender shall terminate and the principal amount of any outstanding Loans of the applicable Class made by Declining Lenders, together with accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Revolving Maturity Date or the Tranche A Maturity Date, as applicable, in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Revolving Maturity Date” or the “Existing Tranche A Term Maturity Date”, as applicable). In the case of a Maturity Extension Request in respect of the Revolving Maturity Date, on the Existing Revolving Maturity Date the Borrower shall also make such other prepayments of the Revolving Loans and the Swingline Loans pursuant to Section 2.11 as shall be required in order that, after giving effect to the termination of the Revolving Commitments of, and all payments to, Declining Lenders pursuant to this Section 2.08(d), (i) no Lender’s Revolving Credit Exposure shall exceed such Lender’s Revolving Commitment and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment. Notwithstanding the foregoing, (A) no extension of any Maturity Date pursuant to this Section 2.08(d) shall become effective unless the Administrative Agent shall have received documents consistent with those delivered under Sections 4.02(b) through 4.02(d), giving effect to such extension, and (B) the Revolving Maturity Date, the Revolving Availability Period and the LC Availability Period, as such terms are used in reference to any Issuing Bank or any Letter of Credit issued by such Issuing Bank or in reference to any Swingline Lender or any Swingline Loans, may not be extended with respect to any Issuing Bank or any Swingline Lender without the prior written consent of such Issuing Bank or such Swingline Lender, as applicable (it being understood and agreed that, in the event any Issuing Bank or any Swingline Lender, as applicable, shall not have consented to any such extension, (x) such Issuing Bank shall continue to have all the rights and obligations of an Issuing Bank hereunder, and such Swingline Lender shall continue to have all the rights and obligations of a Swingline Lender hereunder, in each case through the applicable Existing Revolving Maturity Date (or the Revolving Availability Period or the LC Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend or extend any Letter of Credit or to make any Swingline Loan, as applicable (but shall continue to be entitled to the benefits of Sections 2.04, 2.05, 2.15, 2.17, 9.03 and 9.09 as to Letters of Credit issued or Swingline Loans made prior to such time), and (y) the Borrower shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank to be zero no later than the day on which such LC Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable Existing Revolving Maturity Date pursuant to this Section 2.08(d) (and, in any event, no later than such Existing Revolving Maturity Date) and shall repay the principal amount of all outstanding Swingline Loans, together with any accrued interest thereon, on the Existing Revolving Maturity Date). In connection with any extension of a Maturity Date under this Section 2.08(d), the Administrative Agent and the Borrower may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.08(d); provided that the Administrative Agent shall post such amendment to the Lenders (which may be posted to the Electronic System) reasonably promptly after the effectiveness thereof.

(e) (i) The Borrower may on one or more occasions, by written notice to the Administrative Agent, executed by the Borrower and one or more Persons that are Eligible Assignees (any such Persons being called an “Increasing Revolving Lender” or an “Incremental Term Lender”, as the case may be), which may include any Lender, cause new Revolving Commitments to be extended by the Increasing Revolving Lenders or cause the existing Revolving Commitments of the Increasing Revolving Lenders to be increased, as the case may be (any such extension or increase, a “Revolving Commitment Increase”), or Incremental Term Commitments to be extended by Incremental Term Lenders, in each case in an amount for each Increasing Revolving Lender or Incremental Term Lender, as the case may be, set forth in such notice; provided that (i) the aggregate amount of all Revolving Commitment Increases effected and Incremental Term Commitments established pursuant to this Section 2.08(e)(i) shall not exceed $500,000,000, (ii) each Increasing Revolving Lender and Incremental Term Lender (in each case, if not already a Lender hereunder) shall be subject to the approval of the Administrative Agent and, in the case of Increasing Revolving Lenders (if not already a Revolving Lender hereunder), each Issuing Bank and each Swingline Lender, in each case to the extent such consent would be required for an assignment to such Eligible Assignee under Section 9.04 and which consent shall not be unreasonably withheld or delayed, (iii) each Increasing Revolving Lender and Incremental Term Lender and the Borrower shall execute and deliver an Incremental Facility Agreement and (iv) no Lender shall be required to participate in any Revolving Commitment Increase or provide any Incremental Term Commitment. The terms and conditions of any Incremental Term Loans shall be, except as otherwise set forth herein or as determined by the Borrower and the Incremental Term Lenders providing such Incremental Term Loans and set forth in the applicable Incremental Facility Agreement, identical to those of the Tranche A Term Loans (except for any differences in upfront fees that do not affect, or any de minimis differences in scheduled amortization that are required to preserve, fungibility for U.S. tax purposes); provided that (A) no Incremental Term Loans shall have a Maturity Date earlier than the Tranche A Term Maturity Date, (B) the weighted average life to maturity of any Incremental Term Loans determined at the time of the incurrence thereof shall be no shorter than the weighted average life to maturity applicable to the then outstanding Tranche A Term Loans (without giving effect to any prepayments (other than amortization)) and (C) other terms of any Incremental Term Loans may differ if reasonably satisfactory to the Borrower and the applicable Incremental Term Lenders; provided, further, that (1) any Incremental Term Loans may participate in any mandatory prepayment of Tranche A Term Loans on a pro rata basis (or on a basis less than pro rata), but not on a basis that is more favorable than pro rata and (2) if the other terms (other than pricing and fee terms) of any Incremental Term Loans are not consistent with those of the Tranche A Term Loans, (x) such other terms shall be reasonably acceptable to the Administrative Agent or (y) if such terms are beneficial to the Lenders, this Agreement shall be amended to include such terms for the benefit of all Lenders. Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions (except for any differences in upfront fees that do not affect fungibility for U.S. tax purposes), and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement. Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of any Series shall make a Loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.

(ii) Notwithstanding the foregoing, no Revolving Commitment Increase or Incremental Term Commitment shall become effective under this Section 2.08(e) unless the Administrative Agent shall have received documents consistent with those delivered under Sections 4.02(b) through 4.02(d), giving effect to such Revolving Commitment Increase or Incremental Term Commitment. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.08(e); provided that the Administrative Agent shall post such amendment to the Lenders (which may be posted to the Electronic System) reasonably promptly after the effectiveness thereof.

(iii) On the effective date (the “Revolving Increase Effective Date”) of any Revolving Commitment Increase, (A) the aggregate principal amount of the Revolving Borrowings outstanding (the “Outstanding Revolving Borrowings”) immediately prior to giving effect to such Revolving Commitment Increase on the Revolving Increase Effective Date shall be deemed to be paid; (B) each Increasing Revolving Lender that shall have been a Revolving Lender prior to such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (1) the product of (x) such Revolving Lender’s Applicable Percentage (calculated after giving effect to such Revolving Commitment Increase) multiplied by (y) the amount of the Subsequent Revolving Borrowings (as hereinafter defined) and (2) the product of (x) such Revolving Lender’s Applicable Percentage (calculated without giving effect to such Revolving Commitment Increase) multiplied by (y) the amount of the Outstanding Revolving Borrowings; (C) each Increasing Revolving Lender that shall not have been a Revolving Lender prior to such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the product of (1) such Increasing Revolving Lender’s Applicable Percentage (calculated after giving effect to such Revolving Commitment Increase) multiplied by (2) the amount of the Subsequent Revolving Borrowings; (D) after the Administrative Agent receives the funds specified in clauses (B) and (C) above, the Administrative Agent shall pay to each Non-Increasing Revolving Lender the portion of such funds that is equal to the difference between (1) the product of (x) such Non-Increasing Revolving Lender’s Applicable Percentage (calculated without giving effect to such Revolving Commitment Increase) multiplied by (y) the amount of the Outstanding Revolving Borrowings, and (2) the product of (x) such Non-Increasing Revolving Lender’s Applicable Percentage (calculated after giving effect to such Revolving Commitment Increase) multiplied by (y) the amount of the Subsequent Revolving Borrowings;

(E) after the effectiveness of such Revolving Commitment Increase, the Borrower shall be deemed to have made new Revolving Borrowings (the “Subsequent Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Outstanding Revolving Borrowings of the Types and for the Interest Periods specified in the Borrowing Request delivered in accordance with Section 2.03; (F) each Non-Increasing Revolving Lender and each Increasing Revolving Lender shall be deemed to hold its Applicable Percentage of each Subsequent Revolving Borrowing (each calculated after giving effect to such Revolving Commitment Increase); and (G) the Borrower shall pay to each Increasing Revolving Lender and each Non-Increasing Revolving Lender any and all accrued but unpaid interest on the Outstanding Revolving Borrowings. The deemed payments made pursuant to clause (A) above in respect of each Eurodollar Revolving Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the Revolving Increase Effective Date occurs other than on the last day of the Interest Period relating thereto.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date applicable to such Revolving Loan, (ii) to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Administrative Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Revolving Maturity Date and the date that is the seventh day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to prepay all Swingline Loans then outstanding on a pro rata basis.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower, including the Class thereof and the amounts of principal and interest payable and paid to such Lender by the Borrower from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made to the Borrower hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to Section 2.09(b) or 2.09(c) shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans or pay any other amounts due hereunder in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a nonnegotiable promissory note (a “Note”) substantially in the form attached as, in the case of Revolving Loans, Exhibit K-1 or, in the case of Term Loans, Exhibit K-2, payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns). Thereafter, the Loans evidenced by such Notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein (or, if such Note is a registered Note, to such payee and its permitted registered assigns).

SECTION 2.10. Amortization of Term Loans. (a) The Borrower shall repay Tranche A Term Loans (i) on the last Business Day of each of the fifth through eighth full fiscal quarters ending after the Availability Date, in an amount equal to $2,500,000, (ii) on the last Business Day of each of the ninth through 12th full fiscal quarters ending after the Availability Date, in an amount equal to $5,000,000, (iii) on the last Business Day of each of the 13th through 16th full fiscal quarters ending after the Availability Date, in an amount equal to $7,500,000, and (iv) on the last Business Day of each of the 17th through 20th full fiscal quarters ending after the Availability Date, in an amount equal to $10,000,000, in each case as such amounts may be adjusted pursuant to Section 2.10(d).

(b) The Borrower shall repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series (as such amounts may be adjusted pursuant to Section 2.10(d) or pursuant to such Incremental Facility Agreement).

(c) To the extent not previously paid, (i) each Tranche A Term Loan shall be due and payable on the Tranche A Term Maturity Date applicable to such Tranche A Term Loans and (ii) all Incremental Term Loans of any Series shall be due and payable on the Maturity Date applicable thereto.

(d) Any prepayment of the Tranche A Term Loans (i) pursuant to Section 2.11(a) shall be applied to reduce the subsequent scheduled repayments of the Tranche A Term Loans to be made pursuant to this Section 2.10 in the manner directed by the Borrower (or, in the absence of a direction by the Borrower, in direct order of maturity thereof) or (ii) pursuant to Section 2.11(b) shall be applied ratably to the subsequent scheduled repayments of the Tranche A Term Loans to be made pursuant to this Section 2.10. Any prepayment of an Incremental Term Loans of any Series shall be applied to reduce the subsequent scheduled repayments of Incremental Term Loans of such Series to be made pursuant to this Section 2.10 as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series.

(e) Prior to any repayment of any Term Loans of any Class under this Section 2.10, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such selection not later than 1:00 p.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amounts repaid.

SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.11(c); provided that each partial prepayment of any Borrowing pursuant to this Section 2.11(a) shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

(b) Prior to the Investment Grade Rating Date, in the event that, as a result of the receipt of any cash proceeds by the Borrower or any Restricted Subsidiary in connection with any sale, lease, transfer or other disposition of any asset, the Borrower or any Restricted Subsidiary would be required, pursuant to the terms of the documents or instruments evidencing or governing any Specified Debt, to prepay, redeem, repurchase or defease, or make an offer to prepay, redeem, repurchase or defease, such Specified Debt, then, prior to the time at which the Borrower or such Restricted Subsidiary would be required to make such prepayment, redemption, repurchase or defeasance or to make such offer, as applicable, the Borrower shall prepay the Tranche A Term Loans in an aggregate principal amount equal to the amount that would be required to eliminate under such Specified Debt such requirement to prepay, redeem, repurchase or defease, or make such an offer to prepay, redeem, repurchase or defease such Specified Debt.

(c) The Borrower shall notify the Administrative Agent (and, in the case of a prepayment of a Swingline Borrowing, each applicable Swingline Lender) by telephone (confirmed in writing) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 2:30 p.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment (or, in the case of any prepayment pursuant to Section 2.11(b), such shorter notice as shall be practicable under the circumstances). Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a prepayment pursuant to Section 2.11(b), a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of Borrowings of any Class pursuant to Section 2.11(a) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing (other than a notice relating solely to a Swingline Loan), the Administrative Agent shall advise the Lenders of the applicable Class or Classes of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02, except as necessary to apply fully the required amount of a prepayment pursuant to Section 2.11(b). In the event of any prepayment of Term Borrowings pursuant to Section 2.11(b) made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Term Borrowings pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that the amounts so allocable to Incremental Term Loans of any Series may be applied to other Term Borrowings if so expressly provided in the applicable Incremental Facility Agreement. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee (a “Facility Fee”), which shall accrue at the Applicable Rate on the daily amount of the Revolving Commitment of such Revolving Lender (whether used or unused) during the period from and including the Availability Date to but excluding the date on which such Revolving Commitment terminates; provided that if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then the Facility Fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Availability Date; provided that any Facility Fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay to the Administrative Agent (i) for the account of each Revolving Lender, a ticking fee, which shall accrue at a rate equal to 0.30% per annum on the daily amount of the Revolving Commitment of such Revolving Lender during the period from and including the date that is 90 days after the Closing Date to but excluding the Ticking Fee End Date and (ii) for the account of each Tranche A Term Lender, a ticking fee (collectively with the ticking fee referred to in clause (i) above, the “Ticking Fees”), which shall accrue at a rate equal to 0.30% per annum on the daily amount of the Tranche A Term Commitment of such Tranche A Term Lender during the period from and including the date that is 90 days after the Closing Date to but excluding the Ticking Fee End Date. Accrued Ticking Fees pursuant to this Section 2.12(b) shall be payable in full in arrears on the Ticking Fee End Date, shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent (i) for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit (an “LC Participation Fee”), which shall accrue at the Applicable Rate used to determine interest on Eurodollar Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Availability Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, (ii) for the account of each Issuing Bank, a fronting fee (a “Fronting Fee”), which shall accrue at a rate equal to 0.15% per annum (or, with respect to any Issuing Bank, such lesser amount as may be agreed between such Issuing Bank and the Borrower) and be payable on the aggregate face amount outstanding of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Availability Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure and (iii) to each Issuing Bank, such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. LC Participation Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th day of the month following such last day (or, if such 15th day is not a Business Day, on the next succeeding Business Day), commencing on the first such date to occur after the Availability Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate, and any such fees accruing after such date shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this Section 2.12(c) shall be payable within 10 days after demand. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) The Borrower agrees to pay to the Administrative Agent and each of the Arrangers, for their own accounts, fees payable in the amounts and at the times separately agreed upon between the Borrower and such other parties.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of Facility Fees, Ticking Fees and LC Participation Fees, to the Lenders of the applicable Class. Absent manifest error, fees paid shall not be refundable under any circumstances.

(f) Within 10 days after the end of each fiscal quarter of the Borrower (commencing with the first fiscal quarter ending after the Availability Date), the Administrative Agent shall deliver to the Borrower a schedule (i) stating the aggregate amount of LC Participation Fees due and payable with respect to such fiscal quarter and (ii) stating the aggregate amount of Fronting Fees due and payable to each Issuing Bank with respect to such fiscal quarter. Promptly after receipt of each such schedule, (x) the Borrower shall compare such amounts with its own calculations of the LC Participation

Fees and Fronting Fees due and payable with respect to such fiscal quarter and (y) the Administrative Agent and the Borrower shall discuss the amounts set forth in each such schedule and shall, subject to the next sentence, agree on the amount of such fees to be paid by the Borrower for such fiscal quarter. Neither the failure of the Administrative Agent to deliver any such schedule, nor the inaccuracy of any such schedule, shall relieve the Borrower of its obligations to pay such fees hereunder. In the event the Borrower pays any such fees based on any such schedule or any such agreement by the Administrative Agent and the Borrower and the amount so paid by the Borrower is insufficient to satisfy its actual payment obligations under Section 2.12(a) or 2.12(c), then the Borrower shall remain liable for any such deficiency and the Borrower shall pay to the Administrative Agent (for its account, the account of the applicable Issuing Banks and/or the account of the Lenders, as applicable) the amount of any such deficiency within two Business Days of demand therefor.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (other than any Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Eurodollar Borrowing plus the Applicable Rate.

(c) Each Swingline Loan shall bear interest, for any day, at a rate per annum equal to the Swingline Benchmark Rate for such day plus (i) if such Swingline Benchmark Rate is determined by reference to clause (a) of the definition of such term, then the Applicable Rate applicable to Eurodollar Revolving Loans and (ii) if such Swingline Benchmark Rate is determined by reference to clause (b) of the definition of such term, then the Applicable Rate applicable to ABR Revolving Loans; provided that if any Swingline Lender shall have provided any notice pursuant to Section 2.04(c), then from and after the date of such notice (and until the Revolving Lenders shall hold no participations in any Swingline Loans), each Swingline Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate applicable to ABR Revolving Loans.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided above, (ii) in the case of overdue interest on any Loan, 2% per annum plus the rate applicable to ABR Loans that are of the same Class as such Loan or (iii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided above.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to Section 2.13(d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate or Swingline Benchmark Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing of any Class:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period (including because the LIBO Screen Rate is not available or published on a current basis); provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that because of a change in circumstances affecting the Eurodollar market generally the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, continuing, converting or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders of such Class as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurodollar Borrowing shall be ineffective and such Borrowing shall continue as an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00

p.m., New York City time, on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Lenders consent to such amendment. No replacement of the LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(ii) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period.

(iv) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) any request pursuant to Section 2.07 for a conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and, on the last day of the then current Interest Period applicable thereto, such Borrowing shall be continued as an ABR Borrowing, and (B) any request pursuant to Section 2.03 for a Eurodollar Borrowing shall be deemed to be a request for an ABR Borrowing.

(v) Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement or insurance charge) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participations therein; or

(iii) subject any Lender, any Issuing Bank or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Bank or the Administrative Agent of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or the Administrative Agent of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or the Administrative Agent, as the case may be, for such additional costs or expense incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments, the Swingline Commitment or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the LC Commitment of or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 2.15(a) or 2.15(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to Section 2.15(a) or 2.15(b) for any increased costs or reductions incurred more than three months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(c) and is revoked in accordance herewith) or the failure to continue any Eurodollar Term Loan as a Eurodollar Loan for any Interest Period for which such Eurodollar Term Loan was automatically continued in accordance with Section 2.07(e) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the London interbank market at the commencement of such period. A certificate of any Lender delivered to the Borrower setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes except as required by applicable law; provided that if the Borrower or the Administrative Agent shall be required to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Administrative Agent shall make such deductions and (iii) the Borrower or the Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under any Loan Document shall, at the time or times reasonably requested by the Borrower or the Administrative Agent, deliver to the Borrower or the Administrative Agent such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) or 2.17(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct or indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursement of LC Disbursements or of any amounts under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document (or, if no such time is expressly required, prior to 12:00 p.m., New York City time) on the date when due in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account of the Administrative Agent as shall be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or any Swingline Lender shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to the other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, (i) in the case of any payment due under Section 2.10(a) or 2.10(b), such payment shall be due on the immediately preceding Business Day and (ii) in the case of any other payment, the date for the payment thereof shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder and under the other Loan Documents shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in unreimbursed LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in unreimbursed LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in unreimbursed LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in unreimbursed LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.18(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any Eligible Assignee. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d), 2.05(e), 2.06(b) or 2.18(d), or any other Section hereof requiring any payment for the account of the Administrative Agent, any Issuing Bank or any Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f) In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any Compliance Certificate delivered under Section 5.01(c), shall prove to have been materially inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Total Leverage Ratio), then, if such inaccuracy is discovered prior to the termination of all Commitments and the repayment in full of the principal of all Loans and the reduction of the LC Exposure to zero, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such misstatement, solely to the extent such payment is requested in writing by the Administrative Agent, including at the request of any Lender, and the Administrative Agent provides to the Borrower a reasonably detailed calculation of such additional accrued interest and fees.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Declining Lender, (iv) any Lender becomes a Defaulting Lender or (v) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payment pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a Lender becoming a Declining Lender or from a failure to provide consent to a proposed amendment, waiver, discharge or termination, all its interests, rights (other than its existing rights to payment pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents as a Lender of the applicable Class) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if its consent would be required under Section 9.04, each Issuing Bank and each Swingline Lender), which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interests as a Lender of a particular Class), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (D) in the case of any such assignment and delegation in respect of a Declining Lender, the assignee shall have consented (and hereby is deemed to have consented) to the extension of the applicable Maturity Date specified in the applicable Maturity Extension Request, (E) such assignment does not conflict with applicable law and (F) in the case of any such assignment and delegation resulting from the failure to provide a consent to a proposed amendment, waiver, discharge or termination, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this Section 2.19(b) may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the Facility Fee and the Ticking Fee shall cease to accrue pursuant to Section 2.12(a) and 2.12(b) on the unused portion of the Commitment of such Defaulting Lender;

(b) the Commitment, Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall require, except as otherwise provided in Section 9.02, the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i) the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c) and, in the case of any Defaulting Lender that is a Swingline Lender, other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) and LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(e)) shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of all Non-Defaulting Revolving Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure (in each case, excluding the portion thereof referred to above) does not exceed the sum of all Non-Defaulting Revolving Lenders’ Revolving Commitments and (B) such reallocation does not result in the Revolving Credit Exposure of any Non-Defaulting Revolving Lender exceeding such Non-Defaulting Revolving Lender’s Revolving Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay LC Participation Fees to such Defaulting Lender pursuant to Section 2.12(c) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the Swingline Exposure or the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the Facility Fees and the LC Participation Fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(c) shall be adjusted to give effect to such reallocation;

(v) if all or any portion of such Defaulting Lender’s Swingline Exposure is neither reallocated nor reduced pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Swingline Lender or any other Lender hereunder, all Facility Fees that otherwise would have been payable pursuant to Section 2.12(a) to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment utilized by such Swingline Exposure) shall be payable to the Swingline Lenders (and allocated among them ratably based on the amount of such Defaulting Lender’s Swingline Exposure attributable to Swingline Loans made by each Swingline Lender) until and to the extent that such Swingline Exposure is reallocated and/or reduced to zero; and

(vi) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all Facility Fees that otherwise would have been payable pursuant to Section 2.12(a) to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment utilized by such LC Exposure) and LC Participation Fees that otherwise would have been payable pursuant to Section 2.12(c) to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Revolving Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless, in each case, the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) or LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.20(c), and participating interests in any such funded Swingline Loan or in any such issued, amended or extended Letter of Credit will be allocated among the Non-Defaulting Revolving Lenders in a manner consistent with Section 2.20(c) (and such Defaulting Lender shall not participate therein).

Subject to Section 9.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Revolving Lender as a result of such Non-Defaulting Revolving Lender’s increased exposure following such reallocation. In the event that the Administrative Agent, the Borrower and, in the case of any Defaulting Lender that is a Revolving Lender, each Issuing Bank and each Swingline Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) in the case of any Defaulting Lender that is a Revolving Lender, the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans and such funded participations in Swingline Loans and LC Disbursements of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans and such participations in accordance with its Applicable Percentage and (ii) subject to clause (i) above in the case of a

Defaulting Lender that is a Revolving Lender, such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees ceasing to accrue during the period when it was a Defaulting Lender as set forth in this Section 2.20 and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section 2.20 during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.20 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, the Borrower, any Issuing Bank, any Swingline Lender or any Non-Defaulting Revolving Lender may at any time have against, or with respect to, such Defaulting Lender.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to each of the Lenders and the Issuing Banks on the Closing Date, and each of the Borrower and Holdings represents and warrants to each of the Lenders and the Issuing Banks on the Availability Date and on each other date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents, as follows (it being agreed that (a) the only representations and warranties made by Holdings shall be the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04(a) (solely as to the Pro Forma Financial Statements), 3.10, 3.12, 3.16, 3.17 and 3.19, and only to the extent such representations and warranties relate to Holdings, (b) to the extent any representation and warranty relates to Holdings, such representation and warranty shall, subject to the foregoing clause (a), be made or deemed made only on and after the Availability Date, (c) to the extent any representation and warranty relates to any Guarantor (in its capacity as a Loan Party and not, for the avoidance of doubt, as part of any reference to Subsidiaries or Restricted Subsidiaries of the Borrower), such representation and warranty shall be made or deemed made only on and after the Availability Date, (d) the representations and warranties set forth in Sections 3.01(b), 3.12, 3.15(b) and 3.18 shall be made or deemed made only on and after the Availability Date and (e) the representations and warranties set forth in Section 3.18 shall cease to be made or deemed made after the Collateral and Guarantee Release Date):

SECTION 3.01. Existence and Power. (a) Hess GP is the sole general partner of the Borrower, subject to, on and after the Availability Date, the delegation referred to in Section 3.01(b). Each of Holdings and each Loan Party (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

(b) As of the Availability Date, Hess GP has delegated to Holdings its power and authority to manage and control the business and affairs of the Borrower, and Holdings has accepted such delegation.

SECTION 3.02. Power and Authority. The Financing Transactions to be entered into by Holdings and each Loan Party (a) have been duly authorized by all necessary corporate or other organizational action of such Person and are within such Person’s corporate or other organizational power, (b) do not require the approval of such Person’s shareholders or other equity holders, except where such approvals have been obtained, and (c) do not and will not violate any provision of law or of its organizational documents, or result (alone or with notice or lapse of time, or both) in the breach of or constitute a default or require any consent under (other than pursuant to the HIP Consent Solicitation or the Exchange Offer), or result in the creation of any Lien (other than any Lien created pursuant to the Security Documents) upon any property or assets of such Person pursuant to, any indenture or other agreement or instrument to which such Person is a party or by which such Person or its property may be bound or affected. The Financing Transactions do not require any license, consent or approval of, or advance notice to or advance filing with (other than filings necessary to perfect Liens created pursuant to the Security Documents), any Governmental Authority, except where such license, consent or approval has been obtained or such notice or filing has been made. The Borrower and each other Loan Party has all power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business, except where the failure to have such Governmental Approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower, and each other Loan Document, when delivered by Holdings or any Loan Party, will be duly executed and delivered by Holdings or such Loan Party, as the case may be. This Agreement constitutes the legal, valid and binding obligation of the Borrower and, on and after the Availability Date, of Holdings, and each other Loan Document, when delivered by Holdings or any Loan Party, will constitute the legal, valid and binding obligation of Holdings or such Loan Party, as applicable, in each case, enforceable against the Borrower, Holdings or such Loan Party, as applicable, in accordance with its terms, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by moratorium laws from time to time in effect.

SECTION 3.04. Financial Condition; No Material Adverse Effect.(a) The Historical Financial Statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries or HIP and its Consolidated Subsidiaries, as applicable, as of the dates thereof and for the periods covered thereby in conformity with GAAP, subject to, in the case of unaudited financial statements, normal year-end audit adjustments and the absence of certain footnotes. The Pro Forma Financial Statements (i) have been prepared by Holdings in good faith, based on the assumptions believed by Holdings on the date of the Exchange Offering Memorandum to provide a reasonable basis for presenting the significant effects of the Transactions, and the pro forma adjustments reflected therein give appropriate effect to those assumptions and are properly applied in the Pro Forma Financial Statements and (ii) present fairly, in all material respects, the pro forma effect of events that are (A) directly attributable to the Transactions, (B) factually supportable and (C) with respect to the statements of operations, expected to have a continuing impact on the combined results, had the Transactions had taken place on June 30, 2019, in the case of the unaudited pro forma condensed combined balance sheet, and as of January 1, 2016, in the case of the unaudited pro forma condensed combined statements of operations.

(b) Since December 31, 2018, there has been no event, development or circumstance that has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole.

SECTION 3.05. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.06. No ERISA Plans. Neither the Borrower nor any Restricted Subsidiary maintains or contributes to, or has ever maintained or contributed to (or has or had an obligation to contribute to), any Plan.

SECTION 3.07. Environmental Matters. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (a) (i) each of the Borrower and the Restricted Subsidiaries has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and (ii) the Borrower and the Restricted Subsidiaries are in compliance with all terms and conditions of all required permits, licenses and authorizations, and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables, contained in those laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder and (b) none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.08. Compliance with Law. The Borrower and each Restricted Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.09. Federal Regulations. No part of the proceeds of the Loans or any Letter of Credit will be used, directly or indirectly, for any purpose that violates (including on the part of any Lender) any of the regulations of the Board, including Regulations U and X.

SECTION 3.10. Investment Company Status. None of Holdings, the Borrower or any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.11. Disclosure. Neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other information relating to the Borrower and its Subsidiaries or their businesses furnished by or on behalf of the Borrower to the Administrative Agent, any Arranger, any Lender or any Issuing Bank in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder, when taken as a whole, contained at the time such information was delivered (or, if such information expressly related to a specific date, as of such specific date) any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts or projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the preparers thereof to be reasonable at the time made and at the time so furnished (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).

SECTION 3.12. Subsidiaries; Equity Investments. Schedule 3.12 sets forth, as of the Availability Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by, the Borrower or any of its Subsidiaries in (a) each Subsidiary and (b) each other Person, and identifies each Material Subsidiary.

SECTION 3.13. Properties. Each of the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property (including its Mortgaged Properties), except where the failure to have such good title or valid leasehold interests, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and subject to any Liens permitted under Section 6.02.

SECTION 3.14. Taxes. Each of the Borrower and the Restricted Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.15. Solvency. (a) On the Closing Date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(b) On the Availability Date, immediately after the consummation of the Transactions to occur on such date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

SECTION 3.16. Anti-Corruption Laws and Sanctions. Hess, solely as of the Closing Date, and Holdings and the Borrower have each implemented and maintain in effect policies and procedures designed reasonably to ensure compliance by Holdings, the Borrower and its Subsidiaries and their respective directors, officers, employees and agents (and the directors, officers, employees and agents of Hess and its Subsidiaries that are engaged in the operations of Holdings, the Borrower and its Subsidiaries) with applicable Anti-Corruption Laws and Sanctions. Holdings, the Borrower and its Subsidiaries and, to the knowledge of Holdings and the Borrower, their respective directors, officers, employees and agents (and the officers, employees and agents of Hess and its Subsidiaries that are engaged in the operations of Holdings, the Borrower and its Subsidiaries) are in compliance with applicable Anti-Corruption Laws and Sanctions in all material respects. None of (a) Holdings, the Borrower, any of the Borrower’s Subsidiaries or, to the knowledge of Holdings and the Borrower, any of their respective directors, officers or employees (or any of the directors, officers and employees of Hess and its Subsidiaries that are engaged in the operations of Holdings, the Borrower and its Subsidiaries), or (b) to the knowledge of Holdings and the Borrower, any agent of Holdings, the Borrower or any Subsidiary of the Borrower (or any agent of Hess and its Subsidiaries that is engaged in the operations of Holdings, the Borrower and its Subsidiaries) that will act in any capacity in connection with or benefit from any of the credit facilities established hereby, is a Sanctioned Person.

SECTION 3.17. Compliance with Material Agreements. Each of Holdings, the Borrower and each of its Subsidiaries is, and, to the knowledge of Holdings and the Borrower, Hess and its other Subsidiaries are, in compliance with each Material Agreement, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.18. Collateral Matters. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

(b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable (except as enforceability thereof may be limited by general principles of equity and bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by moratorium laws from time to time in effect) security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, to the extent the filing of a Mortgage in such jurisdictions can perfect a security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

(c) Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in Section 3.18(a), the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Availability Date).

(d) Each Security Document, other than any Security Document referred to in Sections 3.18(a) through 3.18(c), upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

SECTION 3.19. EEA Financial Institutions. Neither Holdings nor any Loan Party is an EEA Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01. Conditions to Closing. This Agreement shall become effective on the date on which each of the following conditions shall be satisfied; provided that the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to satisfaction (or waiver in accordance with Section 9.02) of the conditions precedent set forth in Sections 4.02 and 4.03:

(a) The Administrative Agent shall have received from each party hereto (other than Holdings) either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission) that such party has signed a counterpart of this Agreement (it being understood that arrangements will be made to subsequently deliver original executed counterparts if requested by the parties hereto).

(b) The Lenders shall have received at least three Business Days prior to the Closing Date (or such later date as the Administrative Agent may agree to in its reasonable discretion) (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower, in each case, if and to the extent requested by any Lender in a written notice to the Borrower at least 10 Business Days prior to the Closing Date (it being understood that, upon the execution and delivery by such Lender of its counterpart of this Agreement, the condition set forth in this paragraph shall be deemed to be satisfied with respect to any such request by such Lender).

SECTION 4.02. Conditions to Availability. The obligation of each Lender to make its initial Loan and of each Issuing Bank to issue its initial Letter of Credit hereunder is subject to the occurrence of the Closing Date and the satisfaction (or waiver in accordance with Section 9.02) of the following conditions precedent:

(a) The Administrative Agent shall have received (i) from Holdings either (A) a counterpart of the Joinder Agreement signed on behalf of Holdings or (B) evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission) that Holdings has signed a counterpart of the Joinder Agreement, (ii) from the Borrower and each Designated Subsidiary (A) either (1) a counterpart of the Guarantee Agreement signed on behalf of such Person or (2) evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission) that such Person has signed a counterpart of the Guarantee Agreement and (B) either (1) a counterpart of the Collateral Agreement and each other Security Document to be entered into by such Person on the Availability Date, in each case, signed on behalf of such

Person or (2) evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission) that such Person has signed a counterpart of the Collateral Agreement and each such other Security Document (it being understood, in each case, that arrangements will be made to subsequently deliver original executed counterparts if requested by the parties hereto).

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Availability Date) of counsel to Holdings and each of the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received documents and certificates relating to the organization, existence and good standing of Holdings and the Loan Parties, the authorization of the Transactions, the incumbency of the persons executing this Agreement and the other Loan Documents on behalf of Holdings and the Loan Parties and any other legal matters relating to Holdings, the Loan Parties, any Loan Document or the Transactions that shall have been reasonably requested by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received a certificate, dated the Availability Date and signed by a Financial Officer of the Borrower, confirming satisfaction as of the Availability Date of the conditions set forth in Sections 4.02(f), 4.02(h) and 4.02(i) and, giving pro forma effect to the Transactions to occur on or prior to the Availability Date, Sections 4.03(a) and 4.03(b) (with all references in such Sections to a Credit Event being deemed to be references to the Availability Date).

(e) The Administrative Agent shall have received a Solvency Certificate, dated the Availability Date and signed by a Financial Officer of the Borrower.

(f) The Reorganization shall have been (or substantially concurrently with the occurrence of the Availability Date shall be) consummated in all material respects in accordance with the terms of the Transaction Agreement. The Transaction Agreement shall not have been amended or modified, or any provision or condition therein waived, or any consent granted thereunder (directly or indirectly), if such amendment, modification, waiver or consent would be materially adverse to the interests of the Lenders (in their capacities as such), without the Arrangers’ prior written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided that, without affecting the condition set forth in the immediately preceding sentence, any such amendment, modification, waiver or consent with respect to the definition of “Termination Date” set forth in the Transaction Agreement shall not be deemed materially adverse to the interests of the Lenders.

(g) The Existing Credit Agreement Refinancing shall have been (or substantially concurrently with the occurrence of the Availability Date shall be) consummated.

(h) The Exchange Offer shall have been (or substantially concurrently with the occurrence of the Availability Date shall be) consummated, and all the Existing HIP Notes that were validly tendered and not thereafter validly withdrawn pursuant to the Exchange Offer shall have been (or substantially concurrently with the occurrence of the Availability Date shall be) exchanged for the Exchange Notes and shall be canceled and shall cease to be outstanding. The Exchange Offer Terms shall not have been amended or modified compared to the terms thereof set forth in the Exchange Offering Memorandum as in effect on the Closing Date, if such amendment or modification would be materially adverse to the interests of the Lenders (in their capacities as such), without the Arrangers’ prior written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided that (i) without affecting the condition set forth in the immediately preceding sentence, any amendment or modification to the timing of the consummation of the Exchange Offer shall not be deemed materially adverse to the interests of the Lenders and (ii) any amendment or modification to any guarantee requirement, restrictive covenant or event of default applicable to the Exchange Notes, or to any other term (other than as to collateral) of the Exchange Notes, in each case, where such amendment or modification is beneficial to the holders of the Exchange Notes compared to the terms of the Exchange Notes set forth in the Exchange Offering Memorandum as in effect on the Closing Date, shall not be deemed materially adverse to the interests of the Lenders if, on or prior to the Availability Date, this Agreement and the other Loan Documents are amended, in a manner reasonably satisfactory to the Borrower and the Administrative Agent, to incorporate such amended or modified terms for the benefit of the Lenders (it being understood and agreed that, notwithstanding anything to the contrary in Section 9.02 or in any other Loan Document, such amendment may be effected, without the consent of any other party hereto, by written agreement between the Borrower and the Administrative Agent). If, after giving effect to the consummation of the Exchange Offer, any Existing HIP Notes shall remain outstanding, (A) HIP shall have received, pursuant to the HIP Consent Solicitation, valid consents from holders of the Existing HIP Notes sufficient, under the terms of the Existing HIP Indenture, to effect the Existing HIP Indenture Amendments, (B) HIP, Hess Infrastructure Partners Finance Corporation, the Borrower, the guarantors party thereto and the trustee under the Existing HIP Indenture shall have executed and delivered a supplemental indenture to the Existing HIP Indenture relating to the Existing HIP Indenture Amendments, and such supplemental indenture and the Existing HIP Indenture Amendments shall have (or substantially concurrently with the occurrence of the Availability Date shall) become effective and (C) the Borrower shall have assumed all the obligations of HIP in respect of the Existing HIP Notes and the Existing HIP Notes Indenture. If any New Notes are issued on or prior to the Availability Date, the restrictive covenants and events of default applicable to the New Notes shall be substantially similar to the restrictive covenants and events of default applicable to the Exchange Notes. The aggregate principal amount of the Existing HIP Notes, the Exchange Notes and the New Notes outstanding on the Availability Date shall not exceed $1,350,000,000.

(i) As of the Availability Date, the sum of (i) the aggregate amount of unrestricted cash and cash equivalents held by the Borrower and the Restricted Subsidiaries and (ii) the unused Aggregate Revolving Commitment shall not be less than $200,000,000.

(j) The Administrative Agent, the Arrangers and each Lender shall have received all fees and other amounts due and payable on or prior to the Availability Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under any commitment letter or fee letter entered into in connection with this Agreement.

(k) The Borrower shall have delivered to the Administrative Agent a copy of Schedules 3.12, 6.01, 6.02 and 6.05 and, in the case of Schedules 6.01, 6.02 and 6.05, such Schedules shall have been delivered at least five Business Days prior to the Availability Date (or such shorter period of time as the Administrative Agent may agree to) and the information set forth therein shall be reasonably satisfactory to the Administrative Agent.

(l) The Collateral and Guarantee Requirement shall have been satisfied. The Administrative Agent shall have received the results of a recent Lien and judgment search reasonably requested by the Administrative Agent with respect to the Loan Parties in the jurisdictions of organization of the Loan Parties and each other jurisdiction in which a chief executive office or principal place of business of any Loan Party is located or in which any material portion of the Collateral is located.

(m) The Administrative Agent shall have received evidence that the insurance required by Section 5.05 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and lender loss payee thereunder to the extent required under Section 5.05.

(n) The Lenders shall have received at least three Business Days prior to the Availability Date all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, in each case, if and to the extent reasonably requested by any Lender in a written notice to the Borrower at least 10 Business Days prior to the Availability Date.

The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Banks of the Availability Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived in accordance with Section 9.02) prior to the Commitment Termination Date (and, in the event such conditions shall not have been so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.03. Conditions to Each Credit Event. The obligation of each Lender to make a Loan to the Borrower on the occasion of any Borrowing, and the obligation of each Issuing Bank to issue, extend or increase the amount of any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions:

(a) The representations and warranties of Holdings and each Loan Party set forth in the Loan Documents (other than (i) after the later of (A) the Availability Date and (B) the Investment Grade Rating Date, those set forth in Sections 3.04(b) and 3.05) and (ii) after the Collateral and Guarantee Release Date, those set forth in Section 3.18) shall be true and correct (x) in the case of the representations and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects, in each case on and as of the date of and after giving effect to such Credit Event (or, if such representation or warranty relates to a specific date, as of such specific date).

(b) At the time of and immediately after giving effect to such Credit Event, no Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that the conditions specified in Sections 4.03(a) and 4.03(b) have been satisfied.

ARTICLE V

Affirmative Covenants

From and after (a) the Closing Date, with respect to the covenant set forth in Section 5.03(a) (solely with respect to legal existence of the Borrower), and (b) the Availability Date, with respect to each other covenant set forth in this Article V, and in each case until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Holdings (solely as to Sections 5.01(e), 5.01(f), 5.01(g), 5.02(a), 5.03(b) and 5.10, and solely to the extent such Sections relate to Holdings) and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower and, with respect to Sections 5.01(e), 5.01(f) and 5.01(g), Holdings will furnish to the Administrative Agent for distribution each Lender:

(a) as soon as available and in any event within 100 days after the end of each of its fiscal years, either (i) the Borrower’s audited consolidated balance sheet as at the end of such fiscal year and its audited consolidated statements of operations, equity and cash flows for such fiscal year or (ii) Holdings’ audited consolidated balance sheet as at the end of such fiscal year and its audited consolidated statements of operations, equity and cash flows for such fiscal year, in each case of clauses (i) and (ii), setting forth in comparative form the corresponding figures for the preceding fiscal year, all audited by and accompanied by the opinion of Ernst & Young, LLP, or other independent registered public accounting firm of recognized national standing selected by the Borrower or Holdings, as applicable (without a “going concern” or like qualification, exception or emphasis and without any qualification, exception or emphasis as to the scope of such audit), to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries or Holdings and its Consolidated Subsidiaries, as applicable, on a consolidated basis as of the end of and for such fiscal year in conformity with GAAP; provided, however, that the Borrower may deliver financial statements referred to in clause (ii) above only if and for so long as the fiscal year of Holdings is identical to that of the Borrower and in the event that the Borrower elects to deliver financial statements referred to in clause (ii) above, concurrently therewith the Borrower shall also furnish either (A) a certificate of a Financial Officer of the Borrower certifying that there are no material differences between the information set forth in the balance sheet and statement of operations included in such financial statements relating to Holdings and its Consolidated Subsidiaries, on the one hand, and the information so set forth relating to the Borrower and its Consolidated Subsidiaries on a standalone basis, on the other hand, or (B) reconciliation statements (which need not be audited and may be in footnote form) that summarize in reasonable detail, with respect to such balance sheet and statement of operations, such differences;

(b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each of its fiscal years, either (i) the Borrower’s unaudited consolidated balance sheet as at the end of such fiscal quarter and its unaudited consolidated statements of operations, equity and cash flows for such period and the portion of the fiscal year then ended or (ii) Holdings’ unaudited consolidated balance sheet as at the end of such fiscal quarter and its unaudited consolidated statements of operations, equity and cash flows for such period and the portion of the fiscal year then ended, in each case of clauses (i) and (ii) prepared on a basis consistent with the corresponding period of the preceding fiscal year, except as disclosed in such financial statements or otherwise disclosed to the Lenders in writing, and certified by a Financial Officer of the Borrower or Holdings, as a applicable, as presenting fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries or Holdings and its Consolidated Subsidiaries, as applicable, as of the end of and for such fiscal quarter and such portion of such fiscal year in accordance with GAAP, subject, however, to year-end audit adjustments; provided, however, that the Borrower may deliver financial statements referred to in clause (ii) above only if and for so long as the fiscal year and the fiscal quarters of Holdings are identical to those of the Borrower and in the event that the Borrower elects to deliver financial statements referred to in clause (ii) above, concurrently therewith the Borrower shall also furnish either (A) a certificate of a Financial Officer of the Borrower certifying that there are no material differences between the information set forth in the balance sheet and statement of operations included in such financial statements relating to Holdings and its Consolidated Subsidiaries, on the one hand, and the information so set forth relating to the Borrower and its Consolidated Subsidiaries on a standalone basis, on the other hand, or (B) reconciliation statements (which need not be audited and may be in footnote form) that summarize in reasonable detail, with respect to such balance sheet and statement of operations, such differences;

(c) concurrently with each delivery of financial statements under Section 5.01(a) or 5.01(b), a Compliance Certificate, signed by a Financial Officer of the Borrower, (i) setting forth a reasonably detailed computation of the Total Leverage Ratio and, prior to the Collateral and Guarantee Release Date, the Secured Leverage Ratio, in each case as of the end of such fiscal year or fiscal quarter, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited consolidated financial statements delivered pursuant to Section 5.01(a) (or, prior to the first such delivery, the audited consolidated financial statements referred to in clause (a) of the definition of “Historical Financial Statements”) that had a significant effect on the calculation of Consolidated Net Tangible Assets, the Total Leverage Ratio or, prior to the Collateral and Guarantee Release Date, the Secured Leverage Ratio and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) identifying each Designated Subsidiary and each Unrestricted Subsidiary, (v) prior to the Collateral and Guarantee Release Date, (A) certifying that all notices required to be provided under Sections 5.11 and 5.13 have been provided and (B) in the case of any delivery of financial statements under Section 5.01(a), providing updates, if any, to the information set forth in the schedules to the Collateral Agreement, in each case, since the information provided to the Lenders on the Availability Date or in the most recent Compliance Certificate delivered pursuant to this Section 5.01(c), as applicable, and (vi) in the event that reconciliation statements are provided pursuant to clause (B) of Section 5.01(a) or 5.01(b), certifying that such reconciliation statements accurately reflect all material differences between the balance sheet and statement of operations described in clause (i) of Section 5.01(a) or 5.01(b), as applicable, or the balance sheet and statement of operations described in clause (ii) of Section 5.01(a) or 5.01(b), as applicable, in each case, as of or for such fiscal year or such fiscal quarter or the portion of the applicable fiscal year, as applicable, and reflects no other adjustment from the related GAAP financial statement (except as otherwise disclosed in such reconciliation statements);

(d) if any Subsidiary shall be an Unrestricted Subsidiary, concurrently with each delivery of financial statements pursuant to Section 5.01(a) or 5.01(b), (i) unaudited financial statements (in substantially the same form as the applicable financial statements delivered pursuant to Section 5.01(a) or 5.01(b)) prepared on the basis of consolidating the accounts of the Borrower and the Restricted Subsidiaries or Holdings, the Borrower and the Restricted Subsidiaries, as applicable, and treating any Unrestricted Subsidiaries as if they were not consolidated with the Borrower or Holdings, as applicable, or accounted for on the basis of the equity method and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail (which may be in footnote form) and (ii) a certificate of a Financial Officer of the Borrower stating that such reconciliation statement accurately reflects all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with the Borrower or Holdings, as applicable, and otherwise to eliminate all accounts of the Unrestricted Subsidiaries and reflects no other adjustment from the related GAAP financial statement (except as otherwise disclosed in such reconciliation statement);

(e) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and periodic or current reports and registration statements under the Securities Act (other than those on Form S-8 or any successor form relating to the registration of securities offered pursuant to any employee benefit plan) which Holdings or the Borrower sends to its equityholders or files with the SEC;

(f) promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(g) from time to time such further information regarding the business, affairs and financial condition of Holdings, the Borrower and its Subsidiaries as the Lenders shall reasonably request.

Information required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(e) shall be deemed to have been delivered to the Lenders on the date on which such information or one or more annual or quarterly reports containing such information have been posted on Holdings’ website as identified to the Administrative Agent from time to time or on the SEC’s website at http://www.sec.gov or posted by the Administrative Agent on an Electronic System.

SECTION 5.02. Notices of Material Events. The Borrower or, in the case of clause (a) below with respect to any Default arising from any event relating to Holdings, Holdings will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof, or any adverse development therein, that would reasonably be expected to constitute a Material Adverse Effect; and

(c) any other event, development or circumstance that would reasonably be expected to constitute a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer of the Borrower setting forth the details of the event or development requiring such notice and, in the case of clause (a) above, any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. (a) The Borrower will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary to the conduct of its business, except, in the case of the legal existence of any Restricted Subsidiary or any such right, license, permit, privilege or franchise, where the failure to so preserve, renew and keep in full force and effect would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger or consolidation, or any liquidation or dissolution (other than of the Borrower), permitted under Section 6.04.

(b) Holdings will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger or consolidation permitted under Section 6.13(b).

SECTION 5.04. Material Agreements. The Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all the Material Agreements, except to the extent that failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to enforce its rights and remedies under the Material Agreements, including rights with respect to indemnities, cost reimbursements and purchase price adjustments, in a manner consistent with, and to the same extent that, it would do so in an arms’-length transaction with an unrelated third party (as reasonably determined by a Financial Officer of the Borrower).

SECTION 5.05. Insurance. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain in full force and effect such policies of insurance in such amounts issued by insurers of recognized responsibility covering the properties and operations of the Borrower and the Restricted Subsidiaries as is customarily maintained by corporations engaged in the same or similar business in the localities where such properties and operations are located, including insurance in connection with the disposal, handling, storage, transportation or generation of hazardous materials; provided that nothing shall prevent the Borrower or any of the Restricted Subsidiaries from effecting workers’ compensation or similar insurance in respect of operations in any state or other jurisdiction through an insurance fund operated by such state or other jurisdiction or from maintaining a system or systems of self-insurance covering its properties or operations as provided above to the extent that such self-insurance is customarily effected by corporations engaged in the same or similar businesses similarly situated and is otherwise prudent in the circumstances. Prior to the Collateral and Guarantee Release Date, each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, but only to the extent of the Obligations, (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as a loss payee thereunder, but only as its interest may appear, and (c) to the extent available on commercially reasonable terms, provide for at least 30 days’ (or 10 days’ if such cancellation results from non-payment) (or, in each case, such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy.

SECTION 5.06. Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all material property used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to constitute a Material Adverse Effect.

SECTION 5.08. Payment of Obligations. The Borrower will, and will cause each of the Restricted Subsidiaries to, pay, settle or discharge (a) its Tax liabilities and (b) its other governmental obligations and other lawful claims which, if unpaid, would reasonably be expected to result in a Lien upon any property of the Borrower or such Restricted Subsidiary, in each case, before the same shall become delinquent or in default, except, in each case, where (i)(A) the validity or amount thereof is being contested in good faith by appropriate proceedings and (B) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (ii) the failure to make such payment, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.09. Use of Proceeds. (a) The proceeds of the Tranche A Term Loans will be used by the Borrower solely to (i) consummate the Existing Credit Agreement Refinancing, (ii) pay fees and expenses incurred in connection with the Transactions and (iii) to make the Sponsor Distribution. The proceeds of Incremental Term Loans of any Series will be used by the Borrower solely for the purpose or purposes set forth in the applicable Incremental Facility Agreement establishing such Series.

(b) The proceeds of the Revolving Loans and Swingline Loans will be used by the Borrower solely:

(i) for any purpose set forth in the first sentence of Section 5.09(a),

(ii) to meet the working capital and general corporate requirements of the Borrower and the Restricted Subsidiaries,

(iii) for the making of distributions and other Restricted Payments by the Borrower and the Restricted Subsidiaries and

(iv) for other general corporate purposes of the Borrower and the Restricted Subsidiaries.

(c) The Letters of Credit will be used for general corporate purposes of the Borrower and the Restricted Subsidiaries. No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, for any purpose that violates (including on the part of any Lender) any of the Regulations of the Board, including Regulations U and X, as in effect from time to time.

(d) The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use or permit its Subsidiaries to use, and shall take reasonable steps to ensure that its and its Subsidiaries’ respective directors, officers, employees and agents (and the directors, officers, employees and agents of Hess and its Subsidiaries that are engaged in the operations of the Borrower and its Subsidiaries) shall not use, the proceeds of any Borrowing or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party to this Agreement.

SECTION 5.10. Books and Records; Inspection Rights. Holdings and the Borrower will, and the Borrower will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities. Holdings and the Borrower will, and the Borrower will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, in each case, all at such reasonable times and as often as reasonably requested, but unless an Event of Default exists, no more frequently than once during each calendar year.

SECTION 5.11. Collateral and Guarantee Requirement. On and after the Availability Date, if (a) any Subsidiary is formed or acquired or, if not previously wholly owned, becomes wholly owned, (b) any Subsidiary becomes a Material Subsidiary or (c) any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, then, in each case, the Borrower will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (solely to the extent that, in each case, any such Subsidiary is a Designated Subsidiary) and with respect to any Equity Interests in or Debt of such Subsidiary owned by a Loan Party; provided that on and after the Collateral and Guarantee Release Date, the Loan Parties shall not be required to comply with the requirements of this Section 5.11. The Borrower may, but shall not be required to, cause the Collateral and Guarantee Requirement to be satisfied with respect to any other Domestic Subsidiary that is (a) wholly owned by the Borrower and (b) a Restricted Subsidiary, it being understood that in such event the Borrower shall also cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interests in and Debt of such Subsidiary owned by a Loan Party.

SECTION 5.12. Concerning Unrestricted Subsidiaries. If the consolidated net tangible assets of the Unrestricted Subsidiaries and their respective Subsidiaries (determined on a consolidated basis in a manner consistent with the definition of the term “Consolidated Net Tangible Assets”) as of the end of any fiscal quarter of the Borrower represents 15% or more of the Consolidated Net Tangible Assets of the Borrower and the Restricted Subsidiaries as of the end of such fiscal quarter, then the Borrower shall, promptly and in any event within 30 days, cause one or more Unrestricted Subsidiaries to be redesignated as a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” to the extent required to eliminate such excess.

SECTION 5.13. Information Regarding Collateral. (a) The Borrower will, prior to the Collateral and Guarantee Release Date, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office or the principal place of business of any Loan Party or (iv) the organizational identification number, if any, or the Federal Taxpayer Identification Number of such Loan Party.

(b) The Borrower will, prior to the Collateral and Guarantee Release Date, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent of the acquisition by any Loan Party of, or any real property otherwise required to become, a Mortgaged Property after the Availability Date.

SECTION 5.14. Further Assurances. Prior to the Collateral and Guarantee Release Date, the Borrower and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties (it being understood that, with respect to matters set forth in Section 5.11 or 5.13, the requirements of this Section 5.14 shall be subject to the grace periods set forth in such Sections). Prior to the Collateral and Guarantee Release Date, the Borrower will provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

SECTION 5.15. Post-Closing Obligation. As promptly as practicable and in any event within 30 days (as such 30 day period may be extended at the Administrative Agent’s sole discretion) after the Availability Date, the Borrower shall cause the dissolution of Hess Infrastructure Partners Finance Corporation; provided that if Hess Infrastructure Partners Finance Corporation shall not have been dissolved within such 30 day period (or such longer period as the Administrative Agent shall have approved in its sole discretion), the Borrower shall promptly cause clause (c) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to Hess Infrastructure Partners Finance Corporation.

ARTICLE VI

Negative Covenants

From and after (a) the Closing Date, with respect to the covenant set forth in Section 6.04, and (b) the Availability Date, with respect to each other covenant set forth in this Article VI, and in each case until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Holdings (solely as to Section 6.13) and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Debt. (a) Prior to the Investment Grade Rating Date, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Debt, except:

(i) Debt created under the Loan Documents;

(ii) Debt of the Borrower or any of the Restricted Subsidiaries existing on the Availability Date and set forth on Schedule 6.01, and extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(iii) Debt of the Borrower or any of the Restricted Subsidiaries owing to the Borrower or any of the Restricted Subsidiaries; provided that (A) such Debt shall not have been transferred to any Person other than the Borrower or any of the Restricted Subsidiaries and (B) in the case of Debt owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party, such Debt is unsecured and subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(iv) Debt of the Borrower or any other Loan Party owing to Hess or any of its Subsidiaries (other than the Borrower or any of its Subsidiaries); provided that (A) such Debt shall not be transferred to any Person other than Hess or any of its Subsidiaries (other than the Borrower or any of its Subsidiaries), (B) such Debt is not required to be prepaid, redeemed, repurchased or defeased on account of any “asset sale” provisions, (C) such Debt is not Guaranteed by any Person that is not a Guarantor and (D) such Debt is unsecured and subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(v) Debt of the Borrower under the Existing HIP Notes, the Exchange Notes and the New Notes, and extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof; provided that (A) the aggregate principal amount of all Debt outstanding in reliance on this Section 6.01(a)(v) shall not any time exceed $1,350,000,000, except by the amount of accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with such extensions, renewals or refinancings, (B) such Debt is not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an “event of default” or a “change in control” or pursuant to customary “asset sale” provisions), (C) such Debt is not Guaranteed by any Person that is not a Guarantor and (D) such Debt and any Guarantee thereof is unsecured;

(vi) to the extent constituting Debt, obligations of the Borrower or any of the Restricted Subsidiaries owing to Hess or any of its Subsidiaries (other than the Borrower or any of its Subsidiaries) under any Material Agreement; provided that such obligations (A) shall not constitute indebtedness for borrowed money (including indebtedness evidenced by debt securities) or other obligations primarily intended as a financing obligation and (B) shall not be transferred to any Person other than Hess or any of its Subsidiaries;

(vii) Guarantees of Debt permitted under this Section 6.01(a); provided that (A) a Restricted Subsidiary that is not a Loan Party shall not Guarantee Debt that it would not have been permitted to incur under this Section 6.01(a) if it were a primary obligor thereon and (B) in the case of any Guarantee of Debt referred to in Section 6.01(a)(iv), such Guarantee is unsecured and subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(viii) Debt in respect of trade letters of credit issued for the account of the Borrower or any of the Restricted Subsidiaries;

(ix) Debt owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Debt shall be repaid in full within 30 days of the incurrence thereof;

(x) (A) Debt of the Borrower or any Restricted Subsidiary (1) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations, but only to the extent that such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, or (2) assumed in connection with the acquisition of any fixed or capital assets, and any extensions, renewals and refinancings of any of the foregoing and (B) any extensions, renewals or refinancings of any Debt permitted under clause (A) above that do not increase the outstanding principal amount thereof, except by the amount of accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with such extensions, renewals or refinancings; provided that the sum, without duplication, of (I) the aggregate principal amount of all Debt outstanding in reliance on this Section 6.01(a)(x), together with the aggregate principal amount of all Debt outstanding in reliance on Sections 6.01(a)(xi) and 6.01(a)(xii), and (II) the aggregate outstanding amount of Attributable Debt under all Sale/Leaseback Transactions shall not at any time exceed $200,000,000;

(xi) (A) Debt of any Restricted Subsidiary that becomes a Subsidiary of the Borrower after the Availability Date (or of any Person not previously a Subsidiary that is merged or consolidated with or into any Restricted Subsidiary after the Availability Date) in a transaction permitted hereunder, but only to the extent that such Debt exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) and (B) any extensions, renewals or refinancings of any Debt permitted under clause (A) above that do not increase the outstanding principal amount thereof, except by the amount of accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with such extensions, renewals or refinancings; provided that the sum, without duplication, of (I) the aggregate principal amount of all Debt outstanding in reliance on this Section 6.01(a)(xi), together with the aggregate principal amount of all Debt outstanding in reliance on Sections 6.01(a)(x) and 6.01(a)(xii), and (II) the aggregate outstanding amount of Attributable Debt under all Sale/Leaseback Transactions shall not at any time exceed $200,000,000;

(xii) other Debt of the Borrower or any Restricted Subsidiary; provided that the sum, without duplication, of (A) the aggregate principal amount of all Debt outstanding in reliance on this Section 6.01(a)(xii), together with the aggregate principal amount of all Debt outstanding in reliance on Sections 6.01(a)(x) and 6.01(a)(xi), and (B) the aggregate outstanding amount of Attributable Debt under all Sale/Leaseback Transactions shall not at any time exceed $200,000,000;

(xiii) Debt of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary in respect of cash pooling arrangements entered into in the ordinary course of business among the Borrower and the Restricted Subsidiaries; and

(xiv) (A) other Debt of the Borrower or any Restricted Subsidiary; provided that, immediately after giving effect to the incurrence of such Debt, the Borrower shall be in compliance, determined on a pro forma basis in accordance with Section 1.04(b), with Section 6.10(a), and (B) extensions, renewals and refinancings of any Debt referred to in clause (A) above or this clause (B) that do not increase the outstanding principal amount thereof, except by the amount of accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with such extensions, renewals or refinancings; provided that, in each case under this clause (xiv), (1) the aggregate principal amount of such Debt that has stated final maturity earlier than 91 days after the latest Maturity Date may not exceed $750,000,000 at any time outstanding, (2) such Debt is not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an “event of default” or a “change in control” or pursuant to customary “asset sale” provisions), (3) such Debt is not Guaranteed by any Person that is not a Guarantor and (4) such Debt and any Guarantee thereof is unsecured.

(b) From and after the Investment Grade Rating Date, the Borrower will not permit any Restricted Subsidiary that is not a Loan Party to create, incur, assume or permit to exist any Debt, except:

(i) Debt of any such Restricted Subsidiary owing to the Borrower or any of the Restricted Subsidiaries; provided that such Debt shall not have been transferred to any Person other than the Borrower or any of the Restricted Subsidiaries;

(ii) Debt in respect of trade letters of credit issued for the account of any such Restricted Subsidiary;

(iii) Debt owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Debt shall be repaid in full within 30 days of the incurrence thereof;

(iv) Debt of any such Restricted Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations; provided that such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, or (B) assumed in connection with the acquisition of any fixed or capital assets, and any extensions, renewals and refinancings of any of the foregoing;

(v) Debt of any such Restricted Subsidiary that becomes a Subsidiary of the Borrower after the Availability Date (or of any Person not previously a Subsidiary that is merged or consolidated with or into any such Restricted Subsidiary after the Availability Date) in a transaction permitted hereunder; provided that such Debt exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation);

(vi) to the extent constituting Debt, obligations of any such Restricted Subsidiary owing to Hess or any of its Subsidiaries (other than the Borrower or any of its Subsidiaries) under any Material Agreement; provided that such obligations (A) shall not constitute indebtedness for borrowed money (including indebtedness evidenced by debt securities) or other obligations primarily intended as a financing obligation and (B) shall not be transferred to any Person other than Hess or any of its Subsidiaries;

(vii) Guarantees of Debt permitted under this Section 6.01(b); provided that any such Restricted Subsidiary shall not Guarantee Debt that it would not have been permitted to incur under this Section 6.01(b) if it were a primary obligor thereon;

(viii) other Debt of such Restricted Subsidiaries; provided that, immediately after giving effect to the creation, incurrence or assumption of any such Debt, the sum, without duplication, of (A) the aggregate principal amount of all Debt outstanding in reliance on this Section 6.01(b)(viii), (B) the aggregate principal amount of all Debt of the Borrower or any other Loan Party then outstanding that is secured by Liens permitted under Section 6.02(b)(x) and (C) the aggregate amount of Attributable Debt under all Sale/Leaseback Transactions then outstanding shall not exceed 15% of the Consolidated Net Tangible Assets as of such time; and

(ix) Debt of any such Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary in respect of cash pooling arrangements entered into in the ordinary course of business among the Borrower and the Restricted Subsidiaries.

SECTION 6.02. Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Prior to the Investment Grade Rating Date:

(i) Permitted Encumbrances;

(ii) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Availability Date and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (B) such Lien shall secure only those obligations that it secures on the Availability Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iii) Liens under any Sale/Leaseback Transaction permitted under Section 6.03(a);

(iv) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(v) in the case of (A) the Equity Interests of any Restricted Subsidiary that is not a wholly owned Subsidiary or (B) the Equity Interests of any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), in each case, owned by the Borrower or any Restricted Subsidiary, any encumbrance, restriction or other Lien, including any put and call arrangements, related to such Equity Interests set forth in (1) the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement or (2) in the case of any such Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), any agreement or document governing Debt of such Person;

(vi) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition or other transaction permitted hereunder;

(vii) Liens securing Debt or other obligations of (A) the Borrower or any other Loan Party in favor of any Loan Party or (B) any Restricted Subsidiary that is not a Loan Party in favor of the Borrower or any of the Restricted Subsidiaries;

(viii) Liens securing Debt of the Borrower or any of the Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of fixed or capital assets; provided that (A) such Liens secure only Debt permitted by Section 6.01(a)(x) and obligations relating thereto not constituting Debt and (B) such Liens do not at any time encumber any property or assets other than the property and assets financed by such Debt;

(ix) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the Availability Date prior to the time such Person becomes a Subsidiary; provided that (A) such Liens secure only Debt permitted by Section 6.01(a)(xi) and obligations relating thereto not constituting Debt, (B) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (C) such Lien shall not apply to any other property or assets of the Borrower or any of the Restricted Subsidiaries and (D) such Lien shall secure those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, and extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(x) Liens securing Debt permitted under Section 6.01(a)(xii); and

(xi) Liens created under the Loan Documents.

(b) From and after the Investment Grade Rating Date:

(i) Permitted Encumbrances;

(ii) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Availability Date and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (B) such Lien shall secure only those obligations that it secures on the Availability Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iii) Liens under any Sale/Leaseback Transaction permitted under Section 6.03(b);

(iv) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(v) in the case of (A) the Equity Interests of any Restricted Subsidiary that is not a wholly owned Subsidiary or (B) the Equity Interests of any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), in each case owned by the Borrower or any Restricted Subsidiary, any encumbrance, restriction or other Lien, including any put and call arrangements, related to such Equity Interests set forth in (1) the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement or (2) in the case of any such Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), any agreement or document governing Debt of such Person;

(vi) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition or other transaction permitted hereunder;

(vii) Liens securing Debt of the Borrower or any of the Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of fixed or capital assets; provided that (A) such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) such Liens do not at any time encumber any property or assets other than the property and assets financed by such Debt;

(viii) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the Availability Date prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (B) such Lien shall not apply to any other property or assets of the Borrower or any of the Restricted Subsidiaries and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(ix) Liens securing Debt or other obligations of any Restricted Subsidiary in favor of the Borrower or any of the Restricted Subsidiaries;

(x) Liens securing Debt not otherwise permitted by this Section 6.02(b); provided that, immediately after giving effect to the creation, incurrence or assumption of any such Lien or of any Debt secured thereby, the sum, without duplication of (A) the aggregate outstanding principal amount of all Debt of the Borrower or any other Loan Party secured in reliance on this Section 6.02(b)(x), (B) the aggregate principal amount of all Debt of any Restricted Subsidiary that is not a Loan Party then outstanding under Section 6.01(b)(viii) and (C) the aggregate amount of Attributable Debt under all Sale/Leaseback Transactions then outstanding does not exceed 15% of the Consolidated Net Tangible Assets as of such time; and

(xi) Liens created under the Loan Documents.

SECTION 6.03. Sale/Leaseback Transactions. (a) Prior to the Investment Grade Rating Date, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless (i) the sale or transfer of the property thereunder is permitted under Sections 6.04 and 6.08 and (ii) immediately after giving effect to such Sale/Leaseback Transaction, the aggregate amount of all Attributable Debt under all Sale/Leaseback Transactions then outstanding would be permitted under Section 6.01(a)(xii).

(b) From and after the Investment Grade Rating Date, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless (i) the sale or transfer of the property thereunder is permitted under Sections 6.04 and 6.08 and (ii) immediately after giving effect to such Sale/Leaseback Transaction, the aggregate amount of all Attributable Debt under all Sale/Leaseback Transactions then outstanding would be permitted under Section 6.01(b)(viii).

SECTION 6.04. Fundamental Changes. (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing, (i) any Person (other than Holdings) may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Person (other than Holdings or the Borrower) may merge or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary (and, if any party to such merger or consolidation is a Guarantor, the surviving entity is a Guarantor or shall contemporaneously therewith become a Guarantor), (iii) any Restricted Subsidiary may merge into or consolidate with any Person (other than Holdings or the Borrower) in a transaction permitted under Section 6.08 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is (A) in the best interests of the Borrower and (B) would not have a materially adverse effect on the interests of the Lenders.

(b) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, sell, transfer, lease, license or otherwise dispose of (in one transaction or in a series of transactions, and whether directly or through any merger or consolidation) assets representing all or substantially all the consolidated assets of the Borrower and the Restricted Subsidiaries (whether now owned or hereafter acquired), taken as a whole (it being understood that this Section 6.04(b) shall not restrict sales, transfers, leases, licenses or other disposition of assets between or among the Borrower and the Restricted Subsidiaries).

(c) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, engage to any material extent in any business other than businesses and activities of the type conducted by the Borrower and the Restricted Subsidiaries on the Availability Date and any businesses and activities reasonably related, incidental or complementary thereto or that are reasonable extensions, developments or expansions thereof.

Notwithstanding anything to the contrary in this Agreement, nothing in Section 6.04(a) or 6.04(b) will prevent the consummation of the Reorganization in all material respects in accordance with the terms of the Transaction Agreement.

SECTION 6.05. Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries that are Material Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement with any Person (other than any such agreements or arrangements between or among the Borrower and the Restricted Subsidiaries) that prohibits, restricts or imposes any condition upon (a) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or (b) the ability of the Borrower or any Guarantor to create, incur or permit to exist any Lien upon any of its assets to secure any Obligations; provided that the foregoing shall not apply to (i) prohibitions, restrictions or conditions imposed by law or by the Loan Documents, (ii) prohibitions, restrictions or conditions contained in, or existing by reason of, any agreement or instrument set forth on Schedule 6.05 (but shall apply to any amendment or modification expanding the scope of any such prohibition, restriction or condition), (iii) in the case of any Restricted Subsidiary that is not a wholly owned Subsidiary, prohibitions, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement; provided that such prohibitions, restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Subsidiary, (iv) customary prohibitions, restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale; provided that such prohibitions, restrictions and conditions apply only to the Restricted Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder, (v) prohibitions, restrictions and conditions imposed by agreements relating to Debt of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Subsidiary and not created in contemplation thereof and otherwise permitted by Section 6.01 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition); provided that such prohibitions, restrictions and conditions apply only to such Restricted Subsidiary, and (vi) prohibitions, restrictions and conditions imposed by agreements relating to any Debt of the Borrower or a Material Subsidiary permitted hereunder to the extent, in the good faith judgment of the Borrower, such prohibitions, restrictions and conditions, at the time such Debt is incurred, are on customary market terms for Debt of such type, so long as the Borrower has determined in good faith that such prohibitions, restrictions and conditions would not reasonably be expected to impair in any material respect the ability of the Borrower and the other Loan Parties to meet their ongoing obligations under the Loan Documents. Nothing in this Section 6.05 shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.11 or 5.13 or under the Security Documents.

SECTION 6.06. Transactions with Affiliates. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or engage in any material transaction (including any sale, lease, transfer, purchase or acquisition of any assets or the rendering of any service or the amendment, restatement, supplement or other modification to, or waiver of any rights under, any Material Agreement, or the entry into any new Material Agreement) with any of its Affiliates, except on terms and conditions, taken as a whole, that are substantially as favorable to the

Borrower or such Restricted Subsidiary as those that would prevail in an arm’s-length transaction with unrelated third parties; provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and the Restricted Subsidiaries and not involving any other Affiliate, (b) transactions involving any employee benefit plans or related trusts of the Borrower or any of its Affiliates, (c) the Transactions to occur on the Availability Date, (d) any agreement attached as an exhibit to or described in the Transaction Agreement and any transactions pursuant to any such agreement, (e) Restricted Payments permitted hereunder, and investments in (including credit support of) any joint venture (other than an Unrestricted Subsidiary) not otherwise prohibited hereunder, (f) transactions entered into with Hess or any of its Subsidiaries (other than the Borrower or any of its Subsidiaries) (i) on terms and conditions that are fair and reasonable to the Borrower and the Restricted Subsidiaries (as reasonably determined by a Financial Officer of the Borrower), taking into account the totality of the relationship between the Borrower and the Restricted Subsidiaries, on the one hand, and Hess and its Subsidiaries (other than the Borrower or any of its Subsidiaries), on the other or (ii) with respect to which the Borrower shall have delivered to the Administrative Agent a favorable fairness opinion from a third-party appraiser of recognized standing, (g) the payment of reasonable compensation, fees and expenses to, and indemnity provided on behalf of, directors and officers of Holdings, the Borrower or any of its Subsidiaries in the ordinary course of business, (h) issuances by the Borrower of Equity Interests and receipt by the Borrower of capital contributions, (i) transactions approved by the Conflicts Committee of the Board of Directors (or equivalent governing body) of the Applicable Parent (or the equivalent successor body to such Conflicts Committee) and (j) any corporate sharing agreements with respect to tax sharing and general overhead and administrative matters.

SECTION 6.07. Restricted Payments. Prior to the Investment Grade Rating Date, the Borrower will not declare or make, directly or indirectly, any Restricted Payment if at the time thereof an Event of Default shall have occurred and be continuing or would result therefrom; provided that, notwithstanding the foregoing, the Borrower may make Restricted Payments to Holdings as and to the extent required for Holdings to pay Public Company Costs then due and payable.

SECTION 6.08. Dispositions. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, convey, sell, transfer or otherwise dispose of assets (including Equity Interests) if at the time thereof a Default or an Event of Default shall have occurred and be continuing or would result therefrom; provided that, notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may (a) enter into sales of inventory in the ordinary course of business, (b) enter into sales or transfers of equipment that is no longer necessary for the business of the Borrower or such Restricted Subsidiary or is replaced by equipment of at least comparable value and use, (c) enter into leases of transportation capacity, storage capacity and processing capacity, in each case the ordinary course of business, (d) enter into conveyances, sales, transfers and other dispositions between or among the Borrower and its Restricted Subsidiaries and (e) make Restricted Payments permitted pursuant to Section 6.07.

SECTION 6.09. Changes in Organizational Documents and Material Agreements. The Borrower will not, and will not permit any other Loan Party to, make any amendment or other modification to its organizational documents, and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any amendment or other modification to, waive any provisions of or terminate any Material Agreement, in each case in any manner that, individually or in the aggregate, could reasonably be expected to be adverse in any material respect to the interests of the Lenders.

SECTION 6.10. Financial Covenants. (a) The Borrower will not permit the Total Leverage Ratio to exceed, as of the last day of any fiscal quarter of the Borrower for which financial statements have been, or are required to be, delivered hereunder, commencing with the first fiscal quarter ended after the Availability Date, (a) at any time during an Acquisition Period, 5.50 to 1.00 and (b) otherwise, 5.00 to 1.00.

(b) Prior to the Investment Grade Rating Date, the Borrower will not permit the Secured Leverage Ratio to exceed, as of the last day of any fiscal quarter of the Borrower for which financial statements have been, or are required to be, delivered hereunder, commencing with the first fiscal quarter ended after the Availability Date, 4.00 to 1.00.

SECTION 6.11. Changes in Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year to end on a date other than December 31.

SECTION 6.12. ERISA. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, maintain or contribute to (or have an obligation to contribute to) a Plan.

SECTION 6.13. Passive Holding Company. Holdings will not (a) acquire or otherwise own, directly or indirectly, (i) Equity Interests in any Person other than the Borrower and its Subsidiaries (and other than, indirectly, through its ownership of Equity Interests in the Borrower and its Subsidiaries) or (ii) any material business operations that would not be consolidated with the financial results of the Borrower and its Subsidiaries in accordance with GAAP or (b) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve; provided that Holdings may merge or consolidate with or into any other Person organized under the laws of a State of the United States for the purpose of changing its organizational form from a partnership to a corporation, so long as (x) no Default or Event of Default shall have occurred at the time thereof or would result therefrom and (y) the surviving Person in such merger or consolidation (if not Holdings) shall deliver such assumption agreement and documents relating thereto as shall be reasonably requested by the Administrative Agent; provided, further, that the following and any activities incidental thereto shall be permitted in any event: (i) any issuance, registration or sale of its Equity Interests; (ii) financing activities, including the incurrence of Debt, receipt and payment of dividends and distributions and making contributions to the capital of the Borrower; provided that Holdings shall not Guarantee any Debt of the Borrower or any of its Subsidiaries; (iii) participating in tax, accounting and other administrative matters; (iv)

holding any cash or, so long as in compliance with the requirements of this Section 6.13, other property (but not operation of any property); (v) providing indemnification to officers and directors; (vi) filing tax reports and paying taxes in the ordinary course (and contesting any taxes) and receiving tax refunds; (vii) preparing reports to Governmental Authorities; and (viii) holding director or limited partner meetings, preparing limited partnership, financial and accounting records and other activities required to maintain its separate limited partnership structure and business activities to comply with applicable law.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether on the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall be in default for five days in the payment when due of any interest on any Loan or any other amount (other than an amount referred to in clause (a) of this Article VII) due hereunder;

(c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any other Loan Party in or in connection with any Loan Document or in any certificate furnished to the Administrative Agent, any Issuing Bank or any Lender in connection with any Loan Document shall prove to have been incorrect, when made or deemed made, in any material respect;

(d) Holdings or any Loan Party shall be in default in the performance of (i) any covenant applicable to it contained in Section 5.02(a), 5.03(a) (solely with respect to legal existence of the Borrower), 5.03(b), 5.09 or 5.12 or in Article VI, or (ii) any other covenant, condition or agreement applicable to it contained in any Loan Document (other those specified in clause (a) or (b) of this Article VII or in the preceding subclause (i)), and in the case of a default referred to in this subclause (ii), such default shall have continued for 30 consecutive days after such default shall have become known to the Borrower;

(e) (i) any event or condition occurs that results in any Material Indebtedness of the Borrower or any Subsidiary becoming due or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, or that enables or permits (all the grace periods having expired) the holder or holders of any such Material Indebtedness, or any trustee or agent on its or their behalf, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (i) shall not apply to (A) any secured Debt that becomes due as a result of the voluntary sale or transfer of the assets securing such Debt or (B) any Debt that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01, or (ii) the Borrower or any of its Subsidiaries shall fail to pay any Swap Payment Obligation of such Person in excess of $75,000,000 when due and payable (whether by acceleration or otherwise), unless such Person is contesting such Swap Payment Obligation in good faith by appropriate proceedings and has set aside appropriate reserves relating thereto in accordance with GAAP;

(f) final judgment for the payment of money in excess of $75,000,000 shall be rendered against the Borrower or any of its Subsidiaries, and the same shall remain undischarged for a period of 60 days during which the judgment shall not be on appeal with the execution thereof being effectively stayed or execution thereof shall not be otherwise effectively stayed;

(g) the Borrower or any of the Material Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, administrator or liquidator of itself or of all or a substantial part of its assets, (ii) be unable, or admit in writing its inability or failure, to pay its debts generally, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated to be bankrupt or insolvent, (v) commence any case, proceeding or other action under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent entity, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or an arrangement with creditors or taking advantage of any insolvency law or proceeding for the relief of debtors, or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

(h) any case, proceeding or other action shall be instituted in any court of competent jurisdiction against the Borrower or any of the Material Subsidiaries, seeking in respect of the Borrower or any of the Material Subsidiaries adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, administration, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, administrator, liquidator or the like of the Borrower or any of the Material Subsidiaries or of all or any substantial part of its assets, or other like relief in respect of the Borrower or any of the Material Subsidiaries under any bankruptcy or insolvency law, and such case, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment or if such case, proceeding or other action is being contested by the Borrower or any of the Material Subsidiaries, as applicable, in good faith, the same shall continue undismissed, or unstayed and in effect, for any period of 60 consecutive days;

(i) a Change of Control shall occur;

(j) prior to the Collateral and Guarantee Release Date, any Guarantee under the Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof as provided in the Guarantee Agreement or Section 9.18 hereof; or

(k) prior to the Collateral and Guarantee Release Date, any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, or any Lien purported to be created under any Security Document shall cease to be a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale, transfer or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release of the applicable Collateral as provided in the applicable Security Document or Section 9.18 hereof or (iii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or to maintain in effect Uniform Commercial Code financing statements;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(j), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (g) or (h) of this Article VII, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released. Each Loan Party further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Loan Party’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as is set forth in the Loan Documents, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Loan Party waives and releases all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and Issuing Banks hereby irrevocably appoints the entity named as the Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent under the Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender, an Issuing Bank or a Swingline Lender as any other Lender, Issuing Bank or Swingline Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any of its Subsidiaries or other Affiliates as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders, Issuing Banks or Swingline Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or any other Loan Document or applicable law, rule or regulation, and (c) except as expressly set forth in this Agreement or any other Loan Document, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of its Subsidiaries or other Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct, with such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of Default” or “notice of an Event of Default”) is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.08, and then only as and to the extent specified in such notice, and any determination of whether the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) shall have provided a consent or direction in connection with this Agreement or any other Loan Document shall not be affected by any delivery to the Administrative Agent of any such written notice subsequent to such consent or direction being provided by the Required Lenders (or such other number or percentage of Lenders). Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from, or be responsible for any loss, cost or expense suffered on account of, any determination by the Administrative Agent that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance to the making of such Loan or the issuance, amendment or extension of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent; provided that, other than in the case of any such sub-agent that is an Affiliate of the Administrative Agent, the Administrative Agent shall provide prompt written notice of such appointment to the Borrower. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint one of the Lenders a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and in consultation with the Borrower, appoint one of the Lenders as a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 90 days after the retiring Administrative Agent gives notice of its resignation, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. If the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and the Administrative Agent, remove the Administrative Agent in its capacity as such and, in consultation with the Borrower, appoint a successor. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged (to the extent not theretofore discharged) from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Issuing Bank or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender and Issuing Bank, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it shall become a Lender or Issuing Bank hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent, the Lenders or any Issuing Bank on the Closing Date.

Except with respect to the exercise of setoff rights of any Lender or Issuing Bank in accordance with Section 9.09 or with respect to a Lender’s or Issuing Bank’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

In furtherance of the foregoing and not in limitation thereof, no Secured Swap Agreement or Secured Cash Management Agreement the obligations under which constitute Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of Holdings or any Loan Party under any Loan Document.

By accepting the benefits of the Collateral, each Secured Party that is a party to any such Secured Swap Agreement or Secured Cash Management Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by Holdings or any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Secured Parties for any failure to monitor or maintain any portion of the Collateral.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

None of the Arrangers, the Syndication Agents or the Documentation Agents shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of Holdings, the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which any Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of

Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Each Lender (a) represents and warrants, as of the date such Person became a Lender party hereto, to, and (b) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Holdings, the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (a) clause (i) in the immediately preceding sentence is true with respect to a Lender or (b) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding sentence, such Lender further (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Holdings, the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronic communication as contemplated by Section 9.01(b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i) if to the Borrower, to it, c/o Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036, Attention of Treasurer (rates@hess.com; Fax No. (855) 439-8592) and Assistant Treasurer (rates@hess.com; Fax No. (855) 283-6931);

(ii) if to Holdings, to it in care of Hess Corporation as provided in clause (i) above;

(iii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan & Agency Services, 500 Stanton Christiana Road, NCC5, Floor 01, Newark, Delaware 19713, Attention of Rea Seth (rea.n.seth@jpmorgan.com; Fax No. 12012443660@tls.ldsprod.com);

(iv) if to any Lender, to it at its address (or facsimile number or email) set forth in its Administrative Questionnaire;

(v) if to an Issuing Bank, to it at the address (or facsimile number or email) specified in clause (iv) above or, if such Issuing Bank shall not also be a Lender, to it at the address (or facsimile number or email) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower;

(vi) if to JPMorgan Chase Bank, N.A., as a Swingline Lender, to it at JPMorgan Chase Bank, N.A., Loan & Agency Services, 500 Stanton Christiana Road, NCC5, Floor 01, Newark, Delaware 19713, Attention of Rea Seth (rea.n.seth@jpmorgan.com; Fax No. (302) 634-3301); and

(vii) if to any other Swingline Lender, as a Swingline Lender, to it at the address (or facsimile number or email) specified in clause (iv) above.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in Section 9.01(b) shall be effective as provided in such Section.

(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email) or using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication or using Electronic Systems. Any notices or other communications to the Administrative Agent, Holdings or the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. Unless the

Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Electronic System shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address, telephone number, email address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender, by notice to the Borrower and the Administrative Agent).

(d) Holdings and the Borrower agree that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak, ClearPar or any other Electronic System. Any Electronic System is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of any Electronic System and the Administrative Agent expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties have any liability to Holdings, the Borrower, any Lender, any Issuing Bank or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Holdings’, the Borrower’s or the Administrative Agent’s transmission of Communications through an Electronic System, except to the extent of direct or actual damages (and not any special, indirect, consequential or punitive damages) that are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or its employees in performing the services hereunder.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 9.02(c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into, in the case of this Agreement, by the Borrower and the Required Lenders or, in the case of any other Loan Document, by the Loan Party or Loan Parties that are parties thereto and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) waive any condition set forth in Section 4.03 without the written consent of a Majority in Interest of the Revolving Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.03) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of any condition set forth in Section 4.03), (ii) increase the Commitment of any Lender without the written consent of such Lender, (iii) reduce the principal amount of any Loan or LC Disbursement, or change the permitted currency thereof, or reduce the rate of interest thereon or reduce any fees payable hereunder (other than (x) a waiver of additional interest as specified in Section 2.13(d) or (y) as a result of any change in the definition, or in any components thereof, of the term “Total Leverage Ratio”) without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan (including any payment pursuant to Section 2.10(a)) or LC Disbursement, or any interest thereon, or any fees or any other amount payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (including any such postponement as a result of any modification to the term “Commitment Termination Date”), without the written consent of each Lender affected thereby, (v) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (vi) change any of the provisions of this Section 9.02 or the percentage set forth in the definition of “Required Lenders” or “Majority in Interest” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release, or limit in a manner that in effect releases, all or substantially all of the value of the Guarantees under the Guarantee Agreement without the written consent of each Lender, except as expressly permitted by Section 9.18, (viii) release, or limit in a manner that in effect releases, all or substantially all of the value of the Collateral from the Liens of the Security Documents without the written consent of each Lender, except as expressly permitted by Section 9.18 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that neither (x) an amendment or other modification of the type of obligations secured by the Collateral nor (y) any amendment or waiver of the requirement that the Loan Parties provide Mortgages on the Mortgaged Property (including any such amendment or waiver as a result of any modification to the term “Excluded Mortgage Property” or “Excluded Mortgage Property Condition”) shall be deemed to be a release of the Collateral from the Liens of the Security Documents, (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders representing a Majority in Interest of each affected Class or (x) waive, amend or modify the condition set forth in Section 4.02(g) without the written consent of each Lender; provided, further, that no amendment, modification or waiver of this Agreement or any provision hereof that would alter the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender hereunder shall be effective without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, and, without limiting the foregoing, any amendment or other modification of Section 2.20 shall require the prior written consent of the Administrative Agent, each Issuing Bank and each Swingline Lender. Holdings hereby acknowledges and agrees that its consent shall not be required with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document.

(c) Notwithstanding anything to the contrary in Section 9.02(b):

(i) this Agreement and the other Loan Documents may be amended as provided in Sections 2.08(d), 2.08(e), 2.14(b), 4.02(a)(i) and 4.02(h);

(ii) subject to first proviso of Section 9.02(b), the Borrower, the Administrative Agent and the applicable Issuing Banks may enter into agreements referred to in Sections 2.05(i) and 2.05(k), and the term “LC Commitment”, as such term is used in reference to any Issuing Bank, may be modified as contemplated by the definition of such term, in each case without consent of the Required Lenders;

(iii) subject to first proviso of this Section 9.02(b), the Borrower, the Administrative Agent and the applicable Swingline Lenders may enter into agreements referred to in Section 2.04(d), and the term “Swingline Commitment”, as such term is used in reference to any Swingline Lender, may be modified as contemplated by the definition of such term, in each case without consent of the Required Lenders;

(iv) any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or such other Loan Document of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 9.02 if such Class of Lenders were the only Class of Lenders hereunder at the time;

(v) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency or to make other immaterial changes (including, but not limited to, incorporating changes needed to reflect a successor in interest of any party specifically referred to herein) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;

(vi) the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or in any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”; and

(vii) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (ii), (iii) or (iv) of the first proviso of Section 9.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

(d) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and each of their respective Affiliates (including the reasonable and documented fees, disbursements and other charges of one firm of counsel for the foregoing, taken as a whole, and, if reasonably necessary, of one firm of local counsel in any relevant jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, any Issuing Bank or any Lender (including the reasonable and documented fees, disbursements and other charges of one firm of counsel for the foregoing, taken as a whole, and, if reasonably necessary, of one firm of local counsel in any relevant jurisdiction (and, in the case of an actual or perceived conflict of interest where the relevant Person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel (including, if reasonably necessary, its own local counsel in any relevant jurisdiction), of such conflict counsel for such affected Person and all similarly situated Persons, taken as a whole)), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) The Borrower agrees to indemnify the Administrative Agent, each Arranger, each Syndication Agent, each Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, disbursements and other charges of one firm of counsel for any Indemnitee, and, if reasonably necessary, of one local counsel in any relevant jurisdiction (and, in the case of an actual or perceived conflict of interest where the relevant Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel (including, if reasonably necessary, its own local counsel in any relevant jurisdiction), of such conflict counsel for such affected Indemnitee and all similarly situated Indemnitees, taken as a whole)) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted (A) from the gross negligence or willful misconduct of such Indemnitee, its Affiliates or their respective officers, directors or employees or (B) from a material breach of this Agreement by such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes, other than Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Swingline Lender or any Related Party of any of the foregoing, under Section 9.03(a) or 9.03(b) (and without limiting the obligation of the Borrower to pay such amount), each Lender severally agrees to pay to the Administrative Agent (or such sub-agent), such Issuing Bank, such Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Bank or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or any Swingline Lender in connection with such capacity; provided, further, that with respect to such unpaid amounts owed to any Issuing Bank or any Swingline Lender in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank or any Swingline Lender in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section 9.03(c), a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Credit Exposures, unused Revolving Commitments and, except for purposes of the immediately preceding proviso, the outstanding Term Loans and unused Term Commitments, in each case, at the time (or most recently outstanding and in effect); provided that, for such purpose, the Revolving Credit Exposure of any Revolving Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of the aggregate principal amount of the outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unused Revolving Commitment of such Revolving Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

(d) To the extent permitted by applicable law, (i) Holdings and the Borrower shall not assert, and each of Holdings and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet and Electronic Systems), except to the extent that such damages are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from a material breach of this Agreement by such Indemnitee, and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this Section 9.03(d) shall relieve the Borrower or any other Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that neither Holdings (except as provided in Section 6.13(b)) nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings or the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 9.04(e)), the Arrangers, the Syndication Agents, the Documentation Agents and, to the extent expressly contemplated hereby the Related Parties of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and participations in LC Disbursements at the time owing to it); provided that (i) each of the Borrower (provided that (A) in the case of an assignment to a Lender or an Affiliate of a Lender or to an Approved Fund or (B) upon the occurrence and during the continuance of an Event of Default arising under clause (a), (b), (g) or (h) of Article VII, the consent of the Borrower shall not be required; provided, further, that the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received a written request for its consent to such assignment), the Administrative Agent and, in the case of any assignment of a Revolving Commitment or any LC Exposure or any Swingline Exposure, as applicable, each Issuing Bank and each Swingline Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed, it being agreed that none of the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender will be deemed to have acted unreasonably if it refuses to consent to an assignment of Revolving Commitments to an institution whose unsecured long-term deposit obligations or senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money shall not have ratings of at least BBB from S&P and Baa2 from Moody’s, in each case with at least stable outlook), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the

Administrative Agent) shall not be less than $5,000,000 with respect to any Revolving Commitments or Revolving Loans and $1,000,000 with respect to any Term Commitments or Term Loans, in each case unless each of the Borrower and the Administrative Agent shall otherwise consent (provided that upon the occurrence and during the continuance of an Event of Default arising under clause (a), (b), (g) or (h) of Article VII, the consent of the Borrower shall not be required; provided, further, that the Borrower shall be deemed to have consented to such other amount unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received a written request for its consent to such assignment), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (or an agreement incorporating by reference a form of Assignment and Acceptance posted on any Electronic System), together (except in the case of an assignment by a Lender to one of its Affiliates or an assignment as a result of any of the events contemplated by Section 2.19) with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. Upon acceptance and recording pursuant to Section 9.04(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(e).

(c) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices copy of each Assignment and Acceptance delivered to it and records of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Lenders and the Issuing Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Acceptance (or an agreement incorporating by reference a form of Assignment and Acceptance posted on any Electronic System) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.04(d).

(e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to Section 9.04(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b). Each Lender selling participations shall keep a register (the “Participant Register”) in which it shall record the name and address of each Participant to which such Lender sells participations and the amount and terms of such participations, acting for this purpose as a non-fiduciary agent of the Borrower; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participations sold to such Participant, unless the sale of the participations to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participations sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(f) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any central bank with jurisdiction over such Lender, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by Holdings and the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether Holdings or the Borrower is required to comply with Articles V and VI hereof, but excluding Sections 2.15, 2.17 and 9.03 hereof and any expense reimbursement or indemnity provisions set forth in any other Loan Documents), and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. USA PATRIOT Act and the Beneficial Ownership Regulation. Each Lender hereby notifies Holdings and each Loan Party that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies Holdings or such Loan Party, which information includes the name and address of Holdings or such Loan Party and other information that will allow such Lender to identify Holdings or such Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.07. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter entered into in connection with the credit facilities established hereunder and any commitment advices submitted in connection therewith (but do not supersede any other provisions of any such commitment letter or any fee letter entered into in connection with the credit facilities established hereunder that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National

Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each of Holdings and the Borrower hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, Holdings and the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 9.08. Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower, now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank and their respective Affiliates under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such set off and application; provided that the failure to give notice shall not affect the validity of such set off and application.

SECTION 9.10. Governing Law; Jurisdiction; Consent to Service of Process; Process Agent; Waiver of Immunity. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York; provided that the determination of whether the Reorganization has been consummated in all material respects in accordance with the terms of the Transaction Agreement and any claims or disputes arising out of any such determination or any aspect thereof shall, in each case, be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding against the Administrative Agent, any Arranger, any Issuing Bank or any Lender shall be brought, and shall be heard and determined, exclusively in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender or Issuing Bank may otherwise have to bring any suit, action or proceeding relating to this Agreement or any other Loan Document against Holdings or any Loan Party or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.10(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices to it in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13. Confidentiality; Non-Public Information. (a) Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of and to not disclose the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, members, partners, officers, employees and agents, including accountants, legal counsel and other advisers, on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall otherwise be bound by an obligation of confidentiality), (ii) to the extent requested by any regulatory authority (including (A) any self-regulatory authority, such as the National Association of Insurance Commissioners and (B) in connection with a pledge or assignment permitted under Section 9.04(g)), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such applicable party hereto agrees to inform the Borrower promptly thereof to the extent practical and not prohibited by applicable law), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or under any other Loan Document, (vi) subject to an agreement containing provisions at least as restrictive as those of this Section 9.13(a), to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective direct or indirect counterparty (or its advisors) to any securitization, swap or derivatives transaction, or any credit insurance provider, relating to Holdings, the Borrower, any of its Subsidiaries and the obligations hereunder, (vii) with the consent of the Borrower, (viii) on a confidential basis to any rating agency in connection with rating Holdings, the Borrower or its Subsidiaries or the credit facilities provided for herein or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 9.13(a) or (B) becomes available to the Administrative Agent, any Lender or any Issuing Bank on a non-confidential basis from a source other than Holdings, the Borrower or any of its Subsidiaries or Affiliates and such source is not, to the knowledge of the Administrative Agent, such Lender or such Issuing Bank, subject to contractual or fiduciary confidentiality obligations owing to Holdings, the Borrower or any of its Subsidiaries or Affiliates with respect to such Information. In addition, each of the Administrative Agent and the Lenders may disclose the existence of this Agreement and the terms of this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments, including the CUSIP Service Bureau. For the purposes of this Section, “Information” means all information received (whether prior to or after the Closing Date) from Holdings, the Borrower or any of its Subsidiaries or Affiliates relating to Holdings, the Borrower or its Subsidiaries or their businesses, financial condition, operations or assets other than any such information that is available to the Administrative Agent, any

Lender or any Issuing Bank on a non-confidential basis prior to disclosure by Holdings, the Borrower or any of its Subsidiaries or Affiliates; provided that in the case of information so received after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.13(a) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each Lender acknowledges that information furnished to it pursuant to this Agreement may include MNPI, and confirms that it has developed compliance procedures regarding the use of MNPI and that it will handle such MNPI in accordance with those procedures and applicable law, including Federal and state securities laws.

(c) All information, including requests for waivers and amendments, furnished by Holdings, any Loan Party or the Administrative Agent pursuant to, or in the course of administering, this Agreement or any other Loan Document will be syndicate-level information, which may contain MNPI. Accordingly, each Lender represents to Holdings, the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

SECTION 9.14. No Fiduciary Relationship. Holdings and the Borrower agree that in connection with all aspects of the transactions contemplated by the Loan Documents and any communications in connection therewith, Holdings, the Borrower and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty or advisory or agency relationship on the part of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their respective Affiliates, and no such duty or relationship will be deemed to have arisen in connection with any such transactions or communications. Holdings and the Borrower agree that they will not assert any claims against the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their respective Affiliates with respect to any breach or alleged breach of a fiduciary duty in connection with any aspect of any transaction contemplated hereby. The Administrative Agent, each Arranger, each Lender, each Issuing Bank and their respective Affiliates may have economic interests that conflict with those of Holdings, the Borrower, their equityholders and/or their Affiliates.

SECTION 9.15. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder or under any other Loan Document in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party to any Loan Document in respect of any sum due to any other party thereto or any holder of the obligations owing thereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due thereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.

SECTION 9.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.16 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17. No Liability of General Partner of Holdings and General Partner of the Borrower. It is understood and agreed that each of Hess GP and, for so long as Holdings is a partnership, the general partner of Holdings, shall, in each case, have no liability, as general partner of the Borrower and Holdings, respectively, or otherwise (in the case of Hess GP, unless it becomes a Guarantor pursuant to Section 5.11) for the payment of any amount owing or to be owing hereunder or under any other Loan Document. The Administrative Agent, the Issuing Banks and the Lenders agree for themselves and their respective successors and assigns that (in the case of Hess GP, unless it becomes a Guarantor pursuant to Section 5.11) no claim arising against Holdings, the Borrower or any Guarantor under any Loan Document with respect to any obligation under this Agreement or any other Loan Document shall be asserted against each of Hess GP and, for so long as Holdings is a partnership, the general partner of Holdings or any assets of Hess GP or the general partner of Holdings. Notwithstanding the foregoing, nothing in this Section 9.17 shall be construed to prevent the Administrative Agent, any Issuing Bank or any Lender from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon each of Hess GP and the general partner of Holdings for the purpose of obtaining jurisdiction over Holdings, the Borrower or any Guarantor.

SECTION 9.18. Release of Subsidiary Guarantees and Collateral. (a) A Guarantor shall automatically be released from its obligations under the Guarantee Agreement (i) as set forth in Section 9.18(c) or 9.18(d), (ii) upon such Guarantor having been designated as an Unrestricted Subsidiary in accordance with the terms hereof, (iii) upon all the Equity Interests in such Guarantor held by the Borrower and the Subsidiaries having been sold or otherwise disposed of (other than to the Borrower or any of its Subsidiaries) (including by merger or consolidation) in any transaction not prohibited hereunder, (iv) upon such Guarantor having ceased to be a wholly owned Subsidiary as a result of the consummation of any sale or other disposition of all or any part of the Equity Interests of such Subsidiary not prohibited hereunder and entered into for a valid business purpose or (v) if the release of such Guarantor from its obligations under the Guarantee Agreement is approved or authorized in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.02).

(b) The Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall be released by the Administrative Agent (i) in full, as set forth in Section 9.18(c) or 9.18(d), (ii) upon the sale or other disposition of such Collateral to any Person other than another Loan Party in a transaction not prohibited under this Agreement, (iii) if the release of such Lien is approved or authorized in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.02), (iv) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee Agreement in accordance with Section 9.18(a), (v) as required by the Administrative Agent to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Security Documents and (vi) upon such property no longer constituting Collateral pursuant to the terms of the Loan Documents. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those being released) upon all interests retained by the Loan Parties, including the Proceeds of any sale or other disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released or constituting Excluded Property in accordance with the provisions of the Loan Documents.

(c) Each of the Guarantors shall be automatically released from its obligations under the Guarantee Agreement, each of the Loan Parties shall be automatically released from its obligations under the Security Documents to which it is a party and all Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall automatically be released in the event that:

(i) the Investment Grade Rating Date shall have occurred;

(ii) at the time of and immediately after giving effect to any such release, no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided that such release shall constitute the incurrence by such Restricted Subsidiary, at the time of the release of such Guarantee of such Restricted Subsidiary, of all Debt of such Restricted Subsidiary existing at such time; and

(iii) the Borrower shall have delivered to the Administrative Agent a certificate, executed on behalf of the Borrower by a Financial Officer of the Borrower, confirming the satisfaction of the condition set forth in clause (ii) above.

(d) Upon payment in full in cash of all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made), the expiration or termination of the Commitments, the reduction of the LC Exposure to zero and the expiration or termination of the Issuing Banks’ obligations to issue, amend or extend Letters of Credit, the Guarantee Agreement and the Guarantees made therein and each Security Document and all obligations of each Loan Party thereunder (in each case, other than those obligations expressly stated to survive such termination) and all Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall automatically terminate and be released, all without delivery of any instrument or performance of any act by any Person.

(e) In connection with any termination or release pursuant to this Section 9.18, the Administrative Agent is hereby authorized to execute and deliver, and agrees promptly upon request to execute and deliver, such documents as the Borrower shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 9.18 shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.19. Excluded Swap Obligations. (a) Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Guarantor under any Loan Document shall include a Guarantee of any Obligation that, as to such Guarantor, is an Excluded Swap Obligation, and no Collateral provided by any Guarantor shall secure any Obligation that, as to such Guarantor, is an Excluded Swap Obligation. In the event that any payment is made pursuant to any Guarantee by, or any amount is realized from Collateral of, any Guarantor as to which any Obligations are Excluded Swap Obligations, such payment or amount shall be applied to pay the Obligations of such Guarantor as otherwise provided herein and in the other Loan Documents without giving effect to such Excluded Swap Obligations, and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.

(b) The Borrower and each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertake to provide such funds or other support as may be needed from time to time by each other Loan Party that would not otherwise be a Qualified ECP Guarantor but for the effectiveness of this Section 9.19, to enable each such other Loan Party to honor all of its obligations under the Loan Documents in respect of Swap Obligations (subject to the limitations on its Guarantee under the Guarantee Agreement). The obligations of each Qualified ECP Guarantor under this Section 9.19 shall remain in full force and effect until its Guarantee under the Guarantee Agreement is released. Each Qualified ECP Guarantor intends that this Section 9.19 shall constitute a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 9.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.21. Acknowledgment Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as set forth in Section 9.21(b) with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that the rights and remedies of the parties hereto with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HESS MIDSTREAM OPERATIONS LP

By:	Hess Midstream LP, as delegate of authority of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP

By:	Hess Midstream GP LP, as general partner of Hess Midstream LP

By:	Hess Midstream GP LLC, as general partner of Hess Midstream GP LP

By:	/s/ Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Officer

[Signature Page to the Hess Midstream Operations LP Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, an Issuing Bank and a Swingline Lender,

by	/s/ Arina Mavilian
Name: Arina Mavilian
Title: Executive Director

[Signature Page to the Hess Midstream Operations LP Credit Agreement]

[Lender signature pages omitted]

[Signature Page to the Hess Midstream Operations LP Credit Agreement]

Schedule 1.01

Initial Guarantors

1.	Hess Infrastructure Partners LP
2.	Hess Water Services LLC
3.	Hess Water Services Holdings LLC
4.	Hess North Dakota Pipelines Operations LP
5.	Hess North Dakota Pipelines Holdings LLC
6.	Hess North Dakota Pipelines LLC
7.	Hess TGP Operations LP
8.	Hess TGP Holdings LLC
9.	Hess Tioga Gas Plant LLC
10.	Hess Bakken Processing LLC
11.	Hess North Dakota Export Logistics Operations LP
12.	Hess North Dakota Export Logistics Holdings LLC
13.	Hess North Dakota Export Logistics LLC

Schedule 2.01

Commitments

Lender	Revolving Commitment	Tranche A Term Commitments	Total
JPMorgan Chase Bank, N.A.	$85,714,285.72	$34,285,714.28	$120,000,000.00
Citibank, N.A.	85,714,285.71	34,285,714.29	120,000,000.00
Goldman Sachs Lending Partners LLC	85,714,285.71	34,285,714.29	120,000,000.00
Morgan Stanley Bank, N.A.	85,714,285.71	34,285,714.29	120,000,000.00
MUFG Bank, Ltd.	85,714,285.71	34,285,714.29	120,000,000.00
Wells Fargo Bank, N.A.	85,714,285.71	34,285,714.29	120,000,000.00
Bank of Montreal	48,571,428.57	19,428,571.43	68,000,000.00
BNP Paribas	48,571,428.57	19,428,571.43	68,000,000.00
DNB Capital LLC	48,571,428.57	19,428,571.43	68,000,000.00
Mizuho Bank, Ltd.	48,571,428.57	19,428,571.43	68,000,000.00
Sumitomo Mitsui Banking Corporation	48,571,428.57	19,428,571.43	68,000,000.00
The Bank of Nova Scotia, Houston Branch	48,571,428.57	19,428,571.43	68,000,000.00
The Toronto-Dominion Bank, New York Branch	48,571,428.57	19,428,571.43	68,000,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	24,285,714.29	9,714,285.71	34,000,000.00
Bank of China, New York Branch	24,285,714.29	9,714,285.71	34,000,000.00
Barclays Bank PLC	24,285,714.29	9,714,285.71	34,000,000.00
Truist Bank formerly known as Branch Banking & Trust Company	24,285,714.29	9,714,285.71	34,000,000.00
Credit Agricole Corporate and Investment Bank	24,285,714.29	9,714,285.71	34,000,000.00
U.S. Bank National Association	24,285,714.29	9,714,285.71	34,000,000.00

Total	$1,000,000,000.00	$400,000,000.00	$1,400,000,000.00

Schedule 2.04

Swingline Commitments

Swingline Lender	Initial Swingline Commitment
JPMorgan Chase Bank, N.A.	$85,714,285.72

Schedule 2.05A

Existing Letters of Credit

None.

Schedule 2.05B

Issuing Banks; LC Commitments

Issuing Bank	Initial LC Commitment
JPMorgan Chase Bank, N.A.	$30,000,000.00
Citibank, N.A.	30,000,000.00
MUFG Bank, Ltd.	30,000,000.00
Wells Fargo Bank, N.A.	30,000,000.00
Goldman Sachs Lending Partners LLC	30,000,000.00
Morgan Stanley Bank, N.A.	30,000,000.00

Schedule 3.12

Subsidiaries; Equity Investments

Subsidiary	Owner	Jurisdiction of Organization	Percentage Ownership	Material Subsidiary
Hess Infrastructure Partners Holdings LLC	Hess Midstream Operations LP	Delaware	100%	No
Hess Infrastructure Partners LP	Hess Infrastructure Partners Holdings LLC	Delaware	0.1%	Yes
	Hess Midstream Operations LP		99.9%
Hess Water Services Holdings LLC	Hess Infrastructure Partners LP	Delaware	100%	Yes
Hess Water Services LLC	Hess Water Services Holdings LLC	Delaware	100%	Yes
Tioga Water Gathering Company, LLC	Hess Water Services LLC	Delaware	100%	No
Hess Infrastructure Partners Finance Corporation	Hess Infrastructure Partners LP	Delaware	100%	No
Hess Midstream Partners GP LLC	Hess Infrastructure Partners LP	Delaware	100%	No
Hess Midstream Partners GP LP	Hess Infrastructure Partners LP	Delaware	100%	No
	Hess Midstream Partners GP LLC		0% (non-economic GP)
Hess TGP Operations LP	Hess Midstream Operations LP	Delaware	20%	Yes
	Hess Infrastructure Partners LP		80%
Hess TGP Holdings LLC	Hess TGP Operations LP	Delaware	100%	Yes
Hess Bakken Processing LLC	Hess TGP Holdings LLC	Delaware	100%	Yes
Hess LM4 Plant LLC	Hess Bakken Processing LLC	Delaware	100%	No
Hess Tioga Gas Plant LLC	Hess Bakken Processing LLC	Delaware	100%	Yes
Hess North Dakota Export Logistics Operations LP	Hess Midstream Operations LP	Delaware	20%	Yes
	Hess Infrastructure Partners LP		80%
Hess North Dakota Export Logistics Holdings LLC	Hess North Dakota Export Logistics Operations LP	Delaware	100%	Yes

Subsidiary	Owner	Jurisdiction of Organization	Percentage Ownership	Material Subsidiary
Hess North Dakota Export Logistics LLC	Hess North Dakota Export Logistics Holdings LLC	Delaware	100%	Yes
Hess Tank Cars Holdings II LLC	Hess North Dakota Export Logistics LLC	Delaware	100%	No
Hess Tank Cars II LLC	Hess Tank Cars Holdings II LLC	Delaware	100%	No
Hess North Dakota Pipelines Operations LP	Hess Midstream Operations LP	Delaware	20%	Yes
	Hess Infrastructure Partners LP		80%
Hess North Dakota Pipelines Holdings LLC	Hess North Dakota Pipelines Operations LP	Delaware	100%	Yes
Hess North Dakota Pipelines LLC	Hess North Dakota Pipelines Holdings LLC	Delaware	100%	Yes
Tioga Hydrocarbon Gathering Company, LLC	Hess North Dakota Pipelines LLC	Delaware	100%	No
Hess TGP GP LLC	Hess Midstream Operations LP	Delaware	100%	No
Hess North Dakota Export Logistics GP LLC	Hess Midstream Operations LP	Delaware	100%	No
Hess North Dakota Pipelines GP LLC	Hess Midstream Operations LP	Delaware	100%	No
Hess Mentor Storage Holdings LLC	Hess Midstream Operations LP	Delaware	100%	No
Hess Mentor Storage LLC	Hess Mentor Storage Holdings LLC	Delaware	100%	No
Hess Tank Cars Holdings LLC	Hess Infrastructure Partners LP	Delaware	100%	No
Hess Tank Cars LLC	Hess Tank Cars Holdings LLC	Delaware	100%	No
Tioga Midstream, LLC	Hess Infrastructure Partners LP	Delaware	100%	No
Hess Midstream Holdings LLC	Hess Infrastructure Partners LP	Delaware	100%	No

Schedule 6.01

Existing Debt

1.	Obligations of Hess North Dakota Export Logistics LLC in favor of Deere Credit, Inc. in respect of John Deere 624KXDW 4WD Loader S/N: 681342.

Schedule 6.02

Existing Liens

1.	Liens securing Obligations set forth on Schedule 6.01.

Schedule 6.05

Restrictive Agreements

None.

EXHIBIT A

to Credit Agreement

[FORM OF] ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility set forth below (including any Letters of Credit, Guarantees and Swingline Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the Loan Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, in each case to the extent related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[a Lender] [an Affiliate of [Lender]] [an Approved Fund of
[Lender]]

3.	Borrower:	Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP)

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership, Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:[1]

Facility Assigned	Aggregate Amount of Commitments/Loans of the applicable Class of all Lenders	Amount of the Commitments/ Loans of the applicable Class Assigned	Percentage Assigned of Aggregate Amount of Commitments/Loans of the applicable Class of all Lenders[2]
Tranche A Term Loans	$	$	%
Revolving Commitment/Revolving Credit Exposure	$	$	%
[ ][3]	$	$	%

Effective Date:                                      , 20             [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature page follows]

[1]	To comply with the minimum assignment amounts set forth in 9.04(b)(ii) of the Credit Agreement.
[2]

Set forth, to at least 9 decimals, as a percentage of the Tranche A Term Loans, Revolving Commitment/Revolving Credit Exposure or the applicable Series of Incremental Term Loans of all Lenders thereunder.

[3]	In the event Incremental Term Loans of any Class are established under Section 2.08(e) of the Credit Agreement, refer to the Class and Series of such Loans assigned.

2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

[JPMORGAN CHASE BANK, N.A.,
as Administrative Agent][4] [and Swingline Lender][5]

By:
Name:
Title:

[4]	To be included only if consent of the Administrative Agent is required under Section 9.04(b) of the Credit Agreement.
[5]	To be included only if consent of each Swingline Lender is required under Section 9.04(b) of the Credit Agreement.

3

Consented to:

[ISSUING BANK],[6]
as Issuing Bank

By:
Name:
Title:

[SWINGLINE LENDER],[7]
as Swingline Lender

By:
Name:
Title:

[Consented to:

HESS MIDSTREAM OPERATIONS LP,

By: HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,

By: HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP

By: HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:
Name:
Title:][8]

[6]	To be included only if consent of each Issuing Bank is required under Section 9.04(b) of the Credit Agreement.
[7]	To be included only if consent of each Swingline Lender is required under Section 9.04(b) of the Credit Agreement.
[8]	To be included only if consent of the Borrower is required by Section 9.04(b) of the Credit Agreement.

4

ANNEX I

CREDIT AGREEMENT OF

HESS MIDSTREAM OPERATIONS LP

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than the statements, warranties or representations made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender and (v) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by the Assignee (including, if the Assignee is a Lender that is a United States Person, IRS Form W-9 certifying that such Lender is exempt from United States Federal backup withholding tax); and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be construed in accordance with and governed by the law of the State of New York.

EXHIBIT B

to Credit Agreement

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.

as Administrative Agent

Loan and Agency Services

[500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

Attention: Rea Seth

Fax:(302) 634-3301]

[             ]1

[●]

Attention: [●]

Fax: [●]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the Borrower hereby gives notice, pursuant to Section [2.03][2.04] of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Class of Borrowing:[2]

(B)	Aggregate principal amount of Borrowing:[3] $

(C)	Date of Borrowing (which is a Business Day):

(D)	Type of Borrowing:[4]

(E)	Interest Period and the last day thereof:[5]

[1]	Specify the applicable Swingline Lender in the case of Swingline Borrowing.
[2]	Specify Tranche A Term Loan Borrowing, Revolving Borrowing, Swingline Borrowing or Incremental Term Loan Borrowing of any Series.
[3]	Must comply with Sections 2.01, 2.02(c) and 2.04(a) of the Credit Agreement.
[4]	Specify ABR Borrowing or Eurodollar Borrowing (not available for Swingline Borrowings). If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.
[5]

Applicable to Eurodollar Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one week (if generally available) or one, two, three or six months. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one week’s duration (if generally available) or, if not, one month’s duration. Any Interest Period that otherwise would extend beyond the Maturity Date applicable to any Loan shall end on the Maturity Date applicable to such Loan.

(F)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.: )

[Issuing Bank to which proceeds of the requested Borrowing are to be disbursed: ][6]

[(G)	Swingline Lender requested to make the requested Swingline Borrowing: ][7]

The Borrower hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.03 of the Credit Agreement have been satisfied and that, after giving effect to the Borrowing requested hereby, the Aggregate Revolving Credit Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01 or 2.04(a) of the Credit Agreement.

Very truly yours,

HESS MIDSTREAM OPERATIONS LP,

By: HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,

By: HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP

By: HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:
Name:
Title:

[6]	Specify only in the case of an ABR Revolving Borrowing or Swingline Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) of the Credit Agreement.
[7]	Specify only in the case of a Swingline Borrowing.

EXHIBIT C

to Credit Agreement

FORM OF COLLATERAL AGREEMENT

COLLATERAL AGREEMENT

dated as of

[                ], 2019,

among

HESS MIDSTREAM OPERATIONS LP,

THE OTHER GRANTORS

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

	ARTICLE I

	Definitions
SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	1

	ARTICLE II

	Pledge of Securities

SECTION 2.01.	Pledge	5
SECTION 2.02.	Delivery of the Pledged Collateral	5
SECTION 2.03.	Representations and Warranties	6
SECTION 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	7
SECTION 2.05.	Registration in Nominee Name; Denominations	8
SECTION 2.06.	Voting Rights; Dividends and Interest	8

	ARTICLE III

	Security Interests in Personal Property

SECTION 3.01.	Security Interest	10
SECTION 3.02.	Representations and Warranties	12
SECTION 3.03.	Covenants	13
SECTION 3.04.	Covenants Regarding Patent, Trademark and Copyright Collateral	15

	ARTICLE IV

	Remedies

SECTION 4.01.	Remedies upon Default	16
SECTION 4.02.	Application of Proceeds	18
SECTION 4.03.	Grant of License to Use Intellectual Property	19
SECTION 4.04.	Securities Act	19

	ARTICLE V

	Miscellaneous

SECTION 5.01.	Notices	20
SECTION 5.02.	Waivers; Amendment	20
SECTION 5.03.	Administrative Agent’s Fees and Expenses; Indemnification	20
SECTION 5.04.	Survival	21
SECTION 5.05.	Counterparts; Effectiveness; Several Agreement; Electronic Execution	22

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Schedules

Schedule I-A	Initial Grantor Information
Schedule I-B	Prior Legal Names and Corporate Structures
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent and Trademark Security Agreement

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COLLATERAL AGREEMENT dated as of [ ], 2019 (this “Agreement”), among HESS MIDSTREAM OPERATIONS LP, the OTHER GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors are, or are Subsidiaries of, the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account or a Payment Intangible.

“Agreement” has the meaning set forth in the preamble hereto.

“Article 9 Collateral” has the meaning set forth in Section 3.01.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (c) any other adjacent or other rights related or appurtenant to the foregoing, including moral rights.

“Copyright Security Agreement” means a Copyright Security Agreement substantially in the form of Exhibit II.

“Credit Agreement” has the meaning set forth in the introductory paragraph hereto.

“Excluded Equity Interests” has the meaning set forth in Section 2.01.

“Excluded Property” has the meaning set forth in the Credit Agreement.

“Federal Securities Laws” has the meaning set forth in Section 4.04.

“Grantors” means each Person identified on Schedule I-A hereto and each other Subsidiary that becomes a party to this Agreement as a Grantor after the Availability Date pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Grantor hereunder as provided in Section 5.12, such Subsidiary shall cease to be a Grantor hereunder effective upon such release.

“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Person, including inventions, designs, utility models, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, mobile applications, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and applications therefor and related documentation, registrations and improvements.

“Intellectual Property License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III.

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“IP Security Agreements” means the Copyright Security Agreements and the Patent and Trademark Security Agreements.

“Loan Document Obligations” has the meaning set forth in the Credit Agreement.

“Loan Parties” means the Borrower and the Grantors.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means, collectively, (a) all Loan Document Obligations, (b) all Secured Swap Obligations, excluding, with respect to any Grantor, Excluded Swap Obligations with respect to such Grantor, and (c) all Secured Cash Management Obligations.

“Patent and Trademark Security Agreement” means a Patent and Trademark Security Agreement substantially in the form of Exhibit III.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.

“Patents” mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (b) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein.

“Pledged Collateral” has the meaning set forth in Section 2.01.

“Pledged Debt Securities” has the meaning set forth in Section 2.01

“Pledged Equity Interests” has the meaning set forth in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership interest certificates, share certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Cash Management Obligations” has the meaning set forth in the Credit Agreement.

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“Secured Parties” means (a) the Administrative Agent, (b) each Arranger, (c) each Lender (including each Swingline Lender), (d) each Issuing Bank, (e) each Secured Cash Management Provider holding any Secured Cash Management Obligations, (f) each counterparty to any Secured Swap Agreement holding any Secured Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the successors and assigns of each of the foregoing.

“Secured Swap Obligations” has the meaning set forth in the Credit Agreement.

“Security Interest” has the meaning set forth in Section 3.01(a).

“Subsidiary Grantor” means any Grantor that is a Subsidiary of the Borrower.

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, global top level domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country or any political subdivision thereof, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” means the New York UCC; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

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ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment and performance in full of the Obligations, each Grantor hereby assigns, charges and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all certificates and any other instruments representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include more than 65% of the total voting power of any Subsidiary of a Loan Party that is (x) a “controlled foreign corporation” under Section 957 of the Code, (y) a disregarded entity substantially all of the assets of which consist (directly or indirectly through one or more other disregarded entities meeting the requirements of this clause (y)) of Equity Interests of one or more Subsidiaries of a Loan Party that are “controlled foreign corporations” under Section 957 of the Code or (z) subject to Section 5.15 of the Credit Agreement, share certificates representing all Equity Interests of Hess Infrastructure Partners Finance Corporation (the Equity Interests so excluded pursuant to this proviso or pursuant to the proviso set forth at the end of this paragraph being collectively referred to herein as the “Excluded Equity Interests”); (b)(i) the debt securities now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all promissory notes and other instruments evidencing all such debt securities (the assets under clauses (i) and (ii), collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01 and Section 2.02; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests and the Pledged Debt Securities; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”); provided that Pledged Collateral, Pledged Equity Interests and Pledged Debt Securities shall not include any of the foregoing assets if, to the extent and for so long as it is an Excluded Property (it being understood that the foregoing assignment, charge, pledge and security interest shall immediately attach to, and Pledged Collateral, Pledged Equity Interests and Pledged Debt Securities shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Property.

SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (other than Pledged Securities (other than those issued by a Subsidiary) that are publicly traded securities subject to a depositary such as DTC) (A) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (B) promptly after the acquisition thereof (and, in any event, as required under the Credit Agreement), in the case of any such Pledged Securities (other than promissory notes) acquired by such Grantor after the date hereof.

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(b) Each Grantor will cause (i) all Debt of the Borrower and each Subsidiary and (ii) all Debt of the type described in clause (a) of the definition thereof of any other Person in a principal amount of $10,000,000 or more that, in each case, is owing to any Grantor to be evidenced by a duly executed promissory note (which may be a global intercompany note) that is delivered to the Administrative Agent (A) on the date hereof, in the case of any such promissory note existing on the date hereof, and (B) promptly after the acquisition thereof (and, in any event, as required under the Credit Agreement), in the case of any such promissory note acquired by such Grantor after the date hereof.

(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Administrative Agent duly executed by the applicable Grantor in blank and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated instruments of transfer duly executed by the applicable Grantor in blank and such other instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule describing such Pledged Securities, provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of any Pledged Securities.

SECTION 2.03. Representations and Warranties. The Grantors represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule II sets forth, as of the Availability Date, a true and complete list with respect to each Grantor of (i) all the Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;

(b) with respect to Pledged Equity Interests and Pledged Debt Securities issued by the Borrower or any Subsidiary, such Pledged Equity Interests and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any transfers or dispositions made in compliance with or not prohibited by the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and other Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

6

(d) except for (i) restrictions and limitations imposed by the Loan Documents or securities laws generally and (ii) in the case of clause (B), except for limitations in the articles or certificate of incorporation, bylaws or other organizational or constitutional documents of any Subsidiary that is not wholly owned, directly or indirectly, by the Borrower or of any Person that is not a Subsidiary, in each case under this clause (ii), existing as of the Availability Date or, in the case of any such Subsidiary or such other Person that shall have been acquired after the Availability Date, on the date of acquisition of such Subsidiary or other Person, (A) the Pledged Collateral is and will continue to be freely transferable and assignable and (B) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise adversely affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge or charge the Pledged Collateral pledged or charged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority Lien upon and security interest in such Pledged Securities (subject to Liens permitted pursuant to the Credit Agreement), as security for the payment and performance of the Obligations; and

(h) the pledge or charge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

Each Schedule referenced in this Section 2.03 that sets forth information as of the Availability Date shall be updated annually pursuant to Section 5.01(c) of the Credit Agreement, and the Grantors represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that such Schedules, as so updated, shall be true and correct as of the date of each such update.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor acknowledges and agrees that (a) to the extent any interest in any limited liability company, exempted company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Loan Parties) and pledged or charged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated, and such certificates shall be delivered to the Administrative Agent in accordance with Section 2.02(a), and (b) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company, exempted company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Loan Parties) and pledged hereunder or

7

charged that is not a “security” within the meaning of Article 8 of the New York UCC, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the UCC, unless such Grantor provides prior written notification to the Administrative Agent that the terms of such interest so provide that such interest is a “security” within the meaning of Article 8 of the UCC and such interest is thereafter represented by a certificate, and such certificate shall be delivered to the Administrative Agent in accordance with Section 2.02(a).

SECTION 2.05. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or chargee, or in the name of its nominee (as pledgee or chargee, or as sub-agent).    If an Event of Default shall have occurred and be continuing, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under clause (g) or (h) of Article VII of the Credit Agreement, the Administrative Agent shall have notified the Grantors that their rights under this Section 2.06 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents, including the right to sell or otherwise transfer such Pledged Collateral to the extent not prohibited by the terms of the Credit Agreement;

(ii) the Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney, certificates and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may

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be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor and required to be delivered to the Administrative Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).

(b) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under clause (g) or (h) of Article VII of the Credit Agreement, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Obligations and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect (it being understood that any waiver in writing executed by the Administrative Agent and the Borrower shall satisfy such notice obligation), the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under clause (g) or (h) of Article VII of the Credit Agreement, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the

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Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section shall be in effect.

(d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.06 (i) may be given with respect to one or more of the Grantors at the same or different times and (ii) may suspend the rights and powers of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment and performance in full of the Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts and Payment Intangibles;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles, including all Intellectual Property;

(vii) all Inventory;

(viii) all other Goods;

(ix) all Instruments;

(x) all Investment Property;

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(xi) all Letter-of-Credit Rights;

(xii) all Commercial Tort Claims described on Schedule IV, as such Schedule may be supplemented from time to time pursuant to Section 3.02(f);

(xiii) all books and records pertaining to the Article 9 Collateral; and

(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that (A) the Security Interest shall not attach to, and Article 9 Collateral shall not include, any Excluded Equity Interests and (B) if, to the extent and for so long as any asset is an Excluded Property, the Security Interest shall not attach to, and Article 9 Collateral shall not include, such asset (it being understood that the Security Interest shall immediately attach to, and Article 9 Collateral shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Property).

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent (or its designee) to file in any relevant jurisdiction any financing statements or amendments thereto with respect to the Article 9 Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Administrative Agent as secured party, if filed prior to the date hereof.

The Administrative Agent (or its designee) is further authorized by each Grantor to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party; provided that notwithstanding anything to the contrary in any of the Loan Documents, the Grantors shall not have any obligation to perfect any Security Interest or lien, or record any notice thereof, in any Article 9 Collateral consisting of Intellectual Property in any jurisdiction other than the United States.

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(c) The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties. The Grantors represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule I-A sets forth, as of the Availability Date, a true and complete list with respect to each Grantor of (i) the exact legal name of each Grantor, as such name appears in its certificate of formation, incorporation or organization, as applicable, (ii) the jurisdiction of formation, incorporation or organization, as applicable, and the form of organization of each Grantor, (iii) the organizational identification number, if any, assigned to such Grantor by such jurisdiction and the Federal taxpayer identification number of such Grantor and (iv) the address (including the county) of the chief executive office of such Grantor.

(b) Schedule I-B sets forth, as of the Availability Date, a true and complete list with respect to each Grantor of each legal name such Grantor has had in the past five years (other than as set forth in Schedule I-A pursuant to Section 3.02(a)), including the date of the relevant name change. Except as set forth on Schedule I-B, as of the Availability Date, no Grantor has changed its identity or corporate structure in any manner within the past five years (it being understood and agreed that changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form or jurisdiction of organization).

(c) [reserved];

(d) Each Grantor has good and valid rights in and title to (or valid licenses in respect of) the Article 9 Collateral with respect to which it has purported to grant the Security Interest, except where the failure to have such good title or such valid license, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and subject to any Liens permitted under Section 6.02 of the Credit Agreement, and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain such consent or approval, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) Schedule III sets forth, as of the Availability Date, a true and complete list, with respect to each Grantor, of (i) all Patents that have been granted by the United States Patent and Trademark Office and Patents for which United States applications are pending, (ii) all Copyrights that have been registered with the United States Copyright Office and Copyrights for which United States registration applications are pending, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending, and (iv) all exclusive Copyright Licenses under which such Grantor is a licensee with respect to United States registered Copyrights (and Copyrights for which United States applications for registration are pending), in each case specifying, true and completely the name of the registered owner, title, registration or application number, registration date (if already registered) or filing date, and, if applicable, the licensee and licensor and the date of the license agreement in the case of exclusive Copyright Licenses.

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(f) Schedule IV sets forth, as of the Availability Date, a true and complete list, with respect to each Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $10,000,000, including a summary description of such claim. In the event any compliance certificate delivered pursuant to Section 5.01(c) of the Credit Agreement or any Supplement shall set forth any Commercial Tort Claim, Schedule IV shall be deemed to be supplemented to include the reference to such Commercial Tort Claim (and the description thereof), in the same form as such reference and description are set forth on such compliance certificate or Supplement.

Each Schedule referenced in this Section 3.02 that sets forth information as of the Availability Date shall be updated annually pursuant to Section 5.01(c) of the Credit Agreement, and the Grantors represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that such Schedules, as so updated, shall be true and correct as of the date of each such update.

SECTION 3.03. Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its good faith business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Administrative Agent in Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.18 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all such other actions as the Administrative Agent may from time to time reasonably request to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise effectuate the provisions of the Loan Documents (subject to any applicable grace periods).

(c) Each Grantor will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, in each case, all at such reasonable times and as often as reasonably requested, but unless an Event of Default exists, no more frequently than once during each calendar year. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being acknowledged that such Secured Party may be subject to confidentiality obligations with respect to such information, including pursuant to Section 9.13 of the Credit Agreement).

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(d) At its option, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or the other Loan Documents, and each Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.

(e) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor agrees, subject, in each case, to the limitations set forth in Section 5.03 hereof, to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(f) None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession or control of the Article 9 Collateral owned by it, except that unless and until the Administrative Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement and the other Loan Documents.

(g) None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Accounts or Payment Intangibles included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in accordance with such prudent and standard practice as used in industries that are the same as or similar to those in which such Grantor is engaged (as determined in good faith by such Grantor).

(h) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to their assets in accordance with the requirements set forth in Section 5.05 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for

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the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, after the occurrence and during the continuance of an Event of Default, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

(i) The Grantors shall update the information of each Schedule hereto annually pursuant to Section 5.01(c) of the Credit Agreement and such Schedules shall be true and correct as of the date of the compliance certificate delivered pursuant thereto.

SECTION 3.04. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) To the extent determined by such Grantor in its reasonable and good faith judgment to be prudent business conduct, each Grantor agrees that it will use commercially reasonable efforts not to do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent material to the conduct of the business of the Borrower and its Restricted Subsidiaries may become invalidated or dedicated to the public (except as a result of expiration of such Patent at the end of its statutory term), and agrees that it shall continue to mark any products covered by any such Patent with the relevant patent number as required under applicable patent laws to establish and preserve its rights thereunder.

(b) To the extent determined by such Grantor in its reasonable and good faith judgment to be prudent business conduct, each Grantor (either itself or through its licensees or its sublicensees) will use commercially reasonable efforts, for each Trademark material to the conduct of the business of the Borrower and its Restricted Subsidiaries (i) to maintain such Trademark in full force free from any valid claim of abandonment or invalidity for non-use, (ii) to maintain the quality of products and services offered under such Trademark, (iii) if registered, to display such Trademark with notice of Federal or foreign registration as required under applicable law to establish and preserve its rights thereunder and (iv) to not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor shall notify the Administrative Agent, on or before the next annual update pursuant to Section 5.01(c) of the Credit Agreement, if it knows that any Patent, Trademark or Copyright material to the conduct of the business of the Borrower and its Restricted Subsidiaries may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same or its right to keep and maintain the same.

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(d) To the extent determined by such Grantor in its reasonable and good faith judgment to be prudent business conduct, each Grantor will take all commercially reasonable steps (i) in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States of America, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights material to the conduct of the business of the Borrower and its Restricted Subsidiaries and (ii) to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of the Borrower and its Restricted Subsidiaries, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(e) In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright owned by such Grantor that is material to the conduct of the business of the Borrower and its Restricted Subsidiaries has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if consistent with its good business judgment to be determined by such Grantor in its good faith discretion, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(f) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, upon request of the Administrative Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor

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agrees that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 Business Days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, but only during the continuance of an Event of Default, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except any notice required by law), be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative

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Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof that is entered into during the continuance of an Event of Default shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Administrative Agent shall apply the proceeds, to the extent received by it for the account of the Secured Parties, of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by the Administrative Agent or any other Secured Party to collect such deficiency. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Collateral of any Grantor, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of such Grantor and shall instead be applied to other Obligations.

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SECTION 4.03. Grant of License to Use Intellectual Property. Upon the occurrence and during the continuance of an Event of Default, for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for infringement of the Intellectual Property.

SECTION 4.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933 as now or hereafter in effect or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

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ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Subsidiary Grantor, jointly with each other Grantor and severally, agrees to reimburse the Administrative Agent for its fees and reasonable out-of-pocket expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement as if each reference in such Section to “the Borrower” were a reference to “the Subsidiary Grantors”, mutatis mutandis, and with the same force and effect as if such Subsidiary Grantor were a party to the Credit Agreement.

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(b) Each Subsidiary Grantor, jointly with each other Grantor and severally, agrees to indemnify and hold harmless each Indemnitee as provided in Section 9.03(b) of the Credit Agreement as if each reference in such Section to “the Borrower” were a reference to “the Subsidiary Grantors”, mutatis mutandis, and with the same force and effect as if such Subsidiary Grantor were a party to the Credit Agreement.

(c) To the extent permitted by applicable law, (i) no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet and Electronic Systems), except to the extent that such damages are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from a material breach of the Credit Agreement by such Indemnitee, and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party or any Lender or Issuing Bank, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this sentence shall relieve the Grantors of any obligation they may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(d) Any amounts payable as provided in paragraph (a) or (b) of this Section shall be additional Obligations guaranteed by the Guarantee Agreement and secured hereby and by the other Security Documents. All amounts due under paragraph (a) or (b) of this Section shall be payable promptly after written demand therefor.

(e) BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY SHALL BE DEEMED TO HAVE ACKNOWLEDGED THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREED TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 5.04. Survival. All covenants, agreements, representations and warranties made by the Grantors in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such Person or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue, subject to Section 5.12, in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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SECTION 5.05. Counterparts; Effectiveness; Several Agreement; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by any Grantor shall be null and void), except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

(b) The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each Grantor hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent and the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 5.06. Severability. Any provision of this Agreement or any other Loan Documents held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 5.07. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor, now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender and Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank shall notify the Borrower and the Administrative Agent promptly after any such set off and application; provided that the failure to give notice shall not affect the validity of such set off and application.

SECTION 5.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding against the Administrative Agent, any Arranger, any Issuing Bank or any Lender shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender or Issuing Bank may otherwise have to bring any suit, action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

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(d) Each party to this Agreement hereby irrevocably consents to service of process in the manner provided for notices to it in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 5.12. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate and be released on the earlier to occur of (i) the satisfaction of the provisions of Section 9.18(c) of the Credit Agreement and (ii) payment in full in cash of all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made), the expiration or termination of the Lenders’ commitments to lend under the Credit Agreement, the reduction of the LC Exposure to zero and the expiration or termination of the Issuing Banks’ obligations to issue, amend or extend Letters of Credit under the Credit Agreement.

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(b) The Security Interest and all other security interests granted hereby shall also be released at the time or times and in the manner set forth in Section 9.18(b) of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and/or deliver to any Grantor, at such Grantor’s expense, all releases and other documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 5.13. Additional Grantors. Pursuant to the Credit Agreement, certain Subsidiaries of the Borrower not a party hereto on the Availability Date are required to enter into this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of the Borrower of a Supplement, such Subsidiary of the Borrower shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any additional Subsidiary of the Borrower as a party to this Agreement.

SECTION 5.14. No Fiduciary Relationship. Each Grantor agree that in connection with all aspects of the transactions contemplated by the Loan Documents and any communications in connection therewith, each Grantor and their Affiliates, on the one hand, and the Administrative Agent and its Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty or advisory or agency relationship on the part of the Administrative Agent or its Affiliates, and no such duty or relationship will be deemed to have arisen in connection with any such transactions or communications. Each Grantor agree that they will not assert any claims against the Administrative Agent or its Affiliates with respect to any breach or alleged breach of a fiduciary duty in connection with any aspect of any transaction contemplated hereby. The Administrative Agent and its Affiliates may have economic interests that conflict with those of each Grantor, their equityholders and/or their Affiliates.

SECTION 5.15. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is exercisable only after the occurrence and during the continuance of an Event of Default, and is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of,

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give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts or Payment Intangibles to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HESS MIDSTREAM OPERATIONS LP,

By: HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,

By: HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP

By: HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS INFRASTRUCTURE PARTNERS LP

By: HESS MIDSTREAM OPERATIONS LP, the general partner of Hess Infrastructure Partners LP,

By: HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,

By: HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP

By: HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

SIGNATURE PAGE TO COLLATERAL AGREEMENT

HESS WATER SERVICES LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS WATER SERVICES HOLDINGS LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS NORTH DAKOTA PIPELINES OPERATIONS LP

By: HESS INFRASTRUCTURE PARTNERS LP, the general partner of Hess North Dakota Pipelines Operations LP,

By: HESS MIDSTREAM OPERATIONS LP, the general partner of Hess Infrastructure Partners LP,

By: HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,

By: HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP

By: HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

SIGNATURE PAGE TO COLLATERAL AGREEMENT

HESS NORTH DAKOTA PIPELINES HOLDINGS LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS NORTH DAKOTA PIPELINES LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS TGP OPERATIONS LP

By: HESS INFRASTRUCTURE PARTNERS LP, the general partner of Hess TGP Operations LP,

By: HESS MIDSTREAM OPERATIONS LP, the general partner of Hess Infrastructure Partners LP,

By: HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,

By: HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP

By: HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:
Name: Jonathan C. Stein
Title: Chief Financial Officer

SIGNATURE PAGE TO COLLATERAL AGREEMENT

HESS TGP HOLDINGS LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS TIOGA GAS PLANT LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS BAKKEN PROCESSING LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS NORTH DAKOTA EXPORT LOGISTICS OPERATIONS LP

By: HESS INFRASTRUCTURE PARTNERS LP, the general partner of Hess North Dakota Export Logistics Operations LP,

By: HESS MIDSTREAM OPERATIONS LP, the general partner of Hess Infrastructure Partners LP,

By: HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,

By: HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP

By: HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

SIGNATURE PAGE TO COLLATERAL AGREEMENT

HESS NORTH DAKOTA EXPORT LOGISTICS HOLDINGS LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS NORTH DAKOTA EXPORT LOGISTICS LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

SIGNATURE PAGE TO COLLATERAL AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by

Name:
Title:

SIGNATURE PAGE TO COLLATERAL AGREEMENT

Exhibit I to the

Collateral Agreement

SUPPLEMENT NO. __ dated as of [ ] (this “Supplement”), to the Collateral Agreement dated as of [ ], 2019 (the “Collateral Agreement”), among HESS MIDSTREAM OPERATIONS LP, the OTHER GRANTORS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Collateral Agreement, as applicable.

The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 5.13 of the Collateral Agreement provides that additional Subsidiaries may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Collateral Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit and as consideration for extensions of credit previously made or issued.

Accordingly, the Administrative Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.13 of the Collateral Agreement, the New Grantor by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral. Each reference to a “Grantor” and “Subsidiary Grantor” in the Collateral Agreement shall be deemed to include the New Grantor. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that (a) (i) the execution and delivery by the New Grantor of this Supplement, and the performance by the New Grantor of this Supplement and the Collateral Agreement, have been duly authorized by all necessary corporate or other organizational action and, if required, stockholder or other equity holder action of the New Grantor, (ii) this Supplement has been duly executed and delivered by the New Grantor and (iii) each of this

Supplement and the Collateral Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Collateral Agreement as to the New Grantor are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of this Supplement (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is represented and warranted by the New Grantor to be so true and correct on and as of such prior date).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Supplement by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by the New Grantor shall be null and void) except as expressly provided in the Collateral Agreement and the Credit Agreement.

SECTION 4. The New Grantor hereby represents and warrants that (a) Schedule I-A sets forth, as of the date hereof, a true and complete list with respect to each New Grantor of (i) the exact legal name of each New Grantor, as such name appears in its certificate of formation, incorporation or organization, as applicable, (ii) the jurisdiction of formation, incorporation or organization, as applicable, and the form of organization of each New Grantor, (iii) the organizational identification number, if any, assigned to such New Grantor by such jurisdiction and the Federal taxpayer identification number of such New Grantor and (iv) the address (including the county) of the chief executive office of such New Grantor, (b) Schedule I-B sets forth, as of the date hereof, a true and complete list of each legal name the New Grantor has had in the past five years (other than as set forth in Schedule I-A pursuant to clause (a)), including the date of the relevant name change, and except as set forth on Schedule I-B, as of the date hereof, no New Grantor has changed its identity or corporate structure in any manner within the past five years (it being understood and agreed that changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form or jurisdiction of organization), (c) Schedule II sets forth, as of the date hereof, a true and complete list of (i) all the Pledged Equity Interests owned by the New Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Grantor and (ii) all the Pledged Debt Securities owned by the New Grantor, (d) Schedule III sets forth, as of the date hereof, a true and complete list of (i) all Copyrights that have been registered with the United

2

States Copyright Office and Copyrights for which United States registration applications are pending and that, in each case, are owned by the New Grantor, (ii) all exclusive Copyright Licenses under which the New Grantor is a licensee with respect to United States registered Copyrights (and Copyrights for which United States applications for registration are pending), (iii) all Patents that have been granted by the United States Patent and Trademark Office and Patents for which United States applications are pending and that, in each case, are owned by the New Grantor and (iv) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and that, in each case, are owned by the New Grantor, in each case specifying, true and completely the name of the registered owner, title, registration or application number and registration (if already registered) or filing date, and, if applicable, the licensee and licensor in the case of exclusive Copyright Licenses and (e) Schedule IV sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Grantor seeking damages in an reasonably estimated to exceed $10,000,000, including a summary description of such claim.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9. The provisions of Sections 5.02, 5.04, 5.08 and 5.09 of the Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

3

IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by

Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO COLLATERAL AGREEMENT

Schedule I-A

to Supplement No. __ to

the Collateral Agreement

NEW GRANTOR INFORMATION

Grantor	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Federal Tax Payer Identification Number (if applicable)	Chief Executive Office Address (including county)

Schedule I-B

to Supplement No. __ to the

Collateral Agreement

PRIOR LEGAL NAMES AND CORPORATE STRUCTURES

Grantor’s Exact Legal Name	Former Legal Names (including date of change)

Schedule II

to Supplement No. __ to

the Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer (including jurisdiction of organization)	Certificate Number	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III

to Supplement No.      to

the Collateral Agreement

U.S. COPYRIGHTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned.]

U.S. Copyright Registrations

Registered Owner	Title	Reg. No.	Reg. Date

Pending U.S. Copyright Applications for Registration

Registered Owner	Title	App. No.	Date Filed

U.S. Exclusive Copyright Licenses/Sublicenses of [Name of Grantor] on Date Hereof

Licensee Name	Licensor Name	Title of U.S. Copyright	Date of Agreement	Reg. No.

U.S. Exclusive Copyright Licenses/Sublicenses of [Name of Grantor] on Date Hereof of Copyrights for which Applications for Registration are Pending

Licensee Name	Licensor Name	Title	Date of Agreement	App. No. and Date Filed

Schedule III

to Supplement No. __ to

the Collateral Agreement

PATENTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule III for each Grantor and state if no patents are owned.]

U.S. Patent Registrations

Registered Owner	Title	Patent No.	Issue Date

U.S. Patent Applications

Registered Owner	Title	App. No.	Date Filed

Schedule III

to Supplement No. __ to

the Collateral Agreement

TRADEMARKS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule III for each Grantor and state if no trademarks/trade names are owned.]

U.S. Trademark Registrations

Registered Owner	Mark	Reg. No.	Reg. Date

U.S. Trademark Applications

Registered Owner	Mark	App. No.	Date Filed

Schedule IV

to Supplement No. __ to

the Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit II to

the Collateral Agreement

[FORM OF] COPYRIGHT SECURITY AGREEMENT dated as of [                ], 20[ ] (this “Agreement”), among HESS MIDSTREAM OPERATIONS LP, the OTHER GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to (a) the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, and (b) the Collateral Agreement referred to therein. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors party hereto are (or are Subsidiaries of) the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2. Grant of Security Interest. As security for the payment and performance in full of the Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) (i) all copyright rights in any work subject to the copyright laws of the United States of America, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States of America, including registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office, including, in the case of any Grantor, any of the foregoing owned by each Grantor set forth under its name on Schedule I, and (iii) any other adjacent or other rights related or appurtenant to the foregoing, including moral rights; and

(b) all exclusive Copyright Licenses under which any Grantor is a licensee, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule I hereto.

SECTION 3. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. Incorporation by Reference. The provisions of Sections 5.02, 5.04, 5.08 and 5.09 of the Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HESS MIDSTREAM OPERATIONS LP,

by HESS MIDSTREAM LP,

[by [HESS MIDSTREAM GP LLC], as the General Partner of Hess Midstream LP,]

by
Name:
Title:

[APPLICABLE GRANTORS],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

SCHEDULE I

U.S. COPYRIGHTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule I for each Grantor and state if no copyrights are owned.]

U.S. Copyright Registrations

Registered Owner	Title	Reg. No.	Reg. Date

Pending U.S. Copyright Applications for Registration

Registered Owner	Title	App. No.	Date Filed

U.S. Exclusive Copyright Licenses/Sublicenses of [Name of Grantor] on Date Hereof of U.S. Registered Copyrights

Licensee Name	Licensor Name	Title of U.S. Copyright	Date of Agreement	Reg. No.

U.S. Exclusive Copyright Licenses/Sublicenses of [Name of Grantor] on Date Hereof of Copyrights for which Applications for Registration are Pending

Licensee Name	Licensor Name	Title	Date of Agreement	App. No. and Date Filed

Exhibit III to

the Collateral Agreement

[FORM OF] PATENT AND TRADEMARK SECURITY AGREEMENT dated as of [                ], 20[ ] (this “Agreement”), among HESS MIDSTREAM OPERATIONS LP, the OTHER GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to (a) the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, and (b) the Collateral Agreement referred to therein. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors party hereto are (or are Subsidiaries of) the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2. Grant of Security Interest. As security for the payment and performance in full of the Obligations, each Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Patent and Trademark Collateral”):

(a) (i) all letters patent of the United States of America, all registrations and recordings thereof and all applications for letters patent of the United States of America, including registrations, recordings and pending applications in the United States Patent and Trademark Office owned by each Grantor, set forth under its name on Schedule I hereto, and (ii) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein; and

(b) (i) all United States trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, global top level domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America, all extensions or renewals thereof, and all common law rights related thereto, owned by each Grantor set forth under its name on Schedule II hereto, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

SECTION 3. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance of, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent and Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. Incorporation by Reference. The provisions of Sections 5.02, 5.04, 5.08 and 5.09 of the Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HESS MIDSTREAM OPERATIONS LP,

by HESS MIDSTREAM LP,

[by [HESS MIDSTREAM GP LLC], as the General Partner of Hess Midstream LP,]

by
Name:
Title:

[APPLICABLE GRANTORS],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

SCHEDULE I

PATENTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule I for each Grantor and state if no patents are owned.]

U.S. Patent Registrations

Registered Owner	Title	Patent No.	Issue Date

U.S. Patent Applications

Registered Owner	Title	App. No.	Date Filed

SCHEDULE II

TRADEMARKS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule II for each Grantor and state if no trademarks/trade names are owned.]

U.S. Trademark Registrations

Registered Owner	Mark	Reg. No.	Reg. Date

U.S. Trademark Applications

Registered Owner	Mark	App. No.	Date Filed

EXHIBIT D

to Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

[FORM OF] COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of Holdings and the Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.

The undersigned, a Financial Officer of Hess Midstream GP LLC (the “Company”), the general partner of Hess Midstream GP LP (“HM GP”), the general partner of Hess Midstream LP (“Holdings”), as delegate of Hess Midstream Partners GP LP (“HMP GP”), the general partner of the Borrower, hereby certifies (solely in his or her capacity as an officer and not individually), as follows:

1. I am a Financial Officer of the Company, the general partner of HM GP, the general partner of Holdings, as delegate of HMP GP, the general partner of the Borrower.

2. [[Attached as Schedule I hereto are [the Borrower’s][Holdings’] audited consolidated balance sheet and consolidated statements of operations, equity and cash flows, each required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [                ], setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, together with an audit opinion thereon of Ernst & Young, LLP, or other independent registered public accounting firm of recognized national standing selected by the Borrower or Holdings, as applicable, required by Section 5.01(a) of the Credit Agreement.]

[or]

[[The Borrower’s][Holdings’] audited consolidated balance sheet and consolidated statements of operations, equity and cash flows, each required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [                ], setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, together with an audit opinion thereon of Ernst & Young, LLP, or other independent registered public accounting firm of recognized national standing selected by the Borrower or Holdings, as applicable, required by Section 5.01(a) of the Credit Agreement, have been [filed with the SEC and are available on the website of the SEC at http://www.sec.gov][posted on Holdings’ website at [    ]].]]1

[1]	To be included for the delivery of annual financial statements.

[or]

[[Attached as Schedule I hereto are [the Borrower’s][Holdings’] unaudited consolidated balance sheet and unaudited consolidated statements of operations, equity and cash flows required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [    ] and the then elapsed portion of the fiscal year.]

[or]

[[The Borrower’s][Holdings’] unaudited consolidated balance sheet and unaudited consolidated statements of operations, equity and cash flows required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [    ] and the then elapsed portion of the fiscal year have been [filed with the SEC and are available on the website of the SEC at http://www.sec.gov][posted on Holdings’ website at [    ]].]

Such unaudited consolidated balance sheet and unaudited consolidated statements of operations, equity and cash flows present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of [the Borrower][Holdings] and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and such portion of such fiscal year in accordance with GAAP, subject to year-end audit adjustments.]2

3. [There are no material differences between the information set forth in the balance sheet and statement of operations included in the consolidated financial statements referred to in Section 2 above relating to Holdings and its Consolidated Subsidiaries, on the one hand, and the information so set forth relating to the Borrower and its Consolidated Subsidiaries on a standalone basis, on the other hand.]3

[or]

[Attached as Schedule [I][II] hereto is a reconciliation statement that summarizes in reasonable detail the material differences between the information set forth in the balance sheet and statement of operations included in the consolidated financial statements referred to in Section 2 above relating to Holdings and its Consolidated Subsidiaries, on the one hand, and the information so set forth relating to the Borrower and its Consolidated Subsidiaries on a standalone basis, on the other hand. Such reconciliation statement accurately reflects all material differences between the balance sheet and statement of operations as of or for such [fiscal year][fiscal quarter or the portion of the applicable fiscal year] of the Borrower and its Consolidated Subsidiaries on a standalone basis and the balance sheet and statement of operations as of and for such [fiscal year][fiscal quarter or the portion of the applicable fiscal year] of Holdings and its Consolidated Subsidiaries and reflects no other adjustments from the related GAAP financial statement (except as otherwise disclosed in such reconciliation statements). The fiscal year of Holdings is identical to the fiscal year of the Borrower.]4

[2]	To be included for the delivery of quarterly financial statements.
[3]	To be included only if the delivered financial statements are those of Holdings and its Consolidated Subsidiaries.
[4]	To be included only if the delivered financial statements are those of Holdings and its Consolidated Subsidiaries.

4. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings, the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of, (a) the existence of any condition or event that constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and any action taken or proposed to be taken with respect thereto, or (b) any change in GAAP or in the application thereof since the date of [the Borrower’s][Holdings’] audited consolidated financial statements for the immediately preceding fiscal year that had a significant effect on the calculation of Consolidated Net Tangible Assets [or the Total Leverage Ratio][, the Total Leverage Ratio or the Secured Leverage Ratio]5, except as set forth in a separate attachment, if any, to this Certificate, specifying the nature of such change and the effect thereof on such calculations.

5. Annex A hereto identifies each Designated Subsidiary and each Unrestricted Subsidiary, in each case, as of the end of the accounting period covered by the attached financial statements.

6. Annex B hereto sets forth the computation of the Total Leverage Ratio [and the Secured Leverage Ratio]6 ([in each case,] including the definitional components thereof set forth in Annex B) as of the end of the four fiscal quarter period ended on [ ].

7. [All notices required under Sections 5.11 and 5.13 of the Credit Agreement have been provided.]7

8. [Annex C hereto sets forth updates, if any, to the information set forth in Schedules I-A, I-B, II, III and IV to the Collateral Agreement, in each case, since the information provided to the Lenders on the Availability Date or in the most recent Compliance Certificate delivered prior to the date hereof pursuant to Section 5.01(c) of the Credit Agreement.]8

The foregoing certifications are made and delivered on [                ] pursuant to Section 5.01(c) of the Credit Agreement.

[5]	To be included in any Compliance Certificate delivered prior to the Collateral and Guarantee Release Date.
[6]	To be included in any Compliance Certificate delivered prior to the Collateral and Guarantee Release Date.
[7]	To be included in any Compliance Certificate delivered prior to the Collateral and Guarantee Release Date.
[8]	To be included in any Compliance Certificate delivered prior to the Collateral and Guarantee Release Date and only with respect to delivery of annual financial statements.

HESS MIDSTREAM OPERATIONS LP,

By:	HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,
By:	HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP
By:	HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name:
Title:

[HESS MIDSTREAM LP,

By:	HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP,
By:	HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP,

By:

Name:
Title:][9]

[9]	To be included only to the extent quarterly financial statements of Holdings and its Consolidated Subsidiaries are delivered.

ANNEX A TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

The following table sets forth each Designated Subsidiary and Unrestricted Subsidiary as of the end of the fiscal [quarter][year] referred to above.

Designated Subsidiaries	Unrestricted Subsidiaries

ANNEX B TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].10

1.	Consolidated Net Income: (i)—(ii) =	$[___,___,___]

	(i) net income or loss of the Borrower and the Restricted Subsidiaries for the period of four consecutive fiscal quarters ended on such date, on a consolidated basis determined in accordance with GAAP:	$[___,___,___]

	(ii) to the extent included in net income referred to in (i)[11]: (a) + (b) + (c) =	$[___,___,___]

(a)   the income (or loss) of any Person other than a Restricted Subsidiary in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Restricted Subsidiary in the form of cash dividends or similar cash distributions:

$[___,___,___]

(b)   any undistributed net income of, and any amounts referred to in clause (a) above paid to, a Restricted Subsidiary to the extent that the ability of such Restricted Subsidiary to make Restricted Payments to the Borrower or to another Restricted Subsidiary is, as of the date of determination of Consolidated Net Income, restricted by its organizational documents, any Contractual Obligation (other than the Credit Agreement) or any applicable law:

$[___,___,___]

(c)   the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned, directly or indirectly, by the Borrower to the extent such income or loss or such amounts are attributable to the non-controlling interest in such Restricted Subsidiary:

$[___,___,___]

2.[12]	Consolidated EBITDA: (i) + (ii) – (iii) – (iv) =	$[___,___,___]

[10]

Where reference is made to “the Borrower and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries.

[11]	Items to be set forth without duplication.
[12]

Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Borrower or any of the Restricted Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business.

ANNEX B-2

(i) Consolidated Net Income:	$[___,___,___]

(ii)[13]  (a) consolidated interest expense for such period (including imputed interest expense in respect of Capital Leases, amortization or write-off of debt issuance costs and commissions, discounts and other fees and charges associated with Debt, amortization of capitalized interest and the net amount accrued (whether or not actually paid) pursuant to any interest rate protection agreement during such period)):

$[___,___,___]

(b) consolidated income tax expense for such period:	$[___,___,___]

(c)   all amounts attributable to depreciation for such period and amortization of intangible assets for such period and, in the case of any Person that is not a Subsidiary and that is accounted under the equity method of accounting, such share of the depreciation deducted in determining the consolidated net income of such Person for such period as is proportionate to the share of such consolidated net income of such Person included in such Consolidated Net Income under the equity method of accounting:

$[___,___,___]

(d) extraordinary expenses or losses for such period:	$[___,___,___]

(e) any unusual or nonrecurring noncash charges or losses (including impairment of goodwill or intangible assets) for such period:[14]	$[___,___,___]

(f) any losses for such period attributable to early extinguishment of Debt or obligations under any Swap Agreement:	$[___,___,___]

All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (ii) below, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (iii) below, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Borrower, attributable to any Restricted Subsidiary that is not wholly owned, directly or indirectly, by the Borrower shall be reduced by the portion thereof that is attributable to the non-controlling interest in such Restricted Subsidiary. For the avoidance of doubt, no amounts shall be added back in computing Consolidated EBITDA pursuant to clause (ii) below, or subtracted in computing Consolidated EBITDA pursuant to clause (iii) below, with respect to any item in clause (ii) or (iii) below attributable to an Unrestricted Subsidiary.

For purposes of calculating Consolidated EBITDA for any period, if during such period the Borrower or any Restricted Subsidiary shall have consummated the Reorganization or a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b) of the Credit Agreement.

[13]	Items to be set forth without duplication and to the extent deducted in determining Consolidated Net Income.
[14]

Any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any prior period pursuant to this clause (e) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made.

ANNEX B-3

	(g) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Swap Agreements:	$[___,___,___]

	(h) the cumulative effect for such period of a change in accounting principles:	$[___,___,___]

	(i) any fees and expenses for such period relating to the Transactions:	$[___,___,___]

	(iii)[15] (a) any extraordinary gains for such period:	$[___,___,___]

	(b) any unusual or nonrecurring noncash gains for such period:	$[___,___,___]

	(c) any gains for such period attributable to the early extinguishment of Debt or obligations under any Swap Agreement:	$[___,___,___]

	(d) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Swap Agreements:	$[___,___,___]

	(e) the cumulative effect for such period of a change in accounting principles:	$[___,___,___]

	(f) the aggregate amount of cash payment made during such period with respect to any noncash items added back in computing Consolidated EBITDA for any prior period pursuant to clause (ii)(e) above:	$[___,___,___]

(iv)   without duplication and to the extent not deducted in determining such Consolidated Net Income (or the Consolidated Net Income for any prior period), the aggregate amount of all Public Company Costs set forth in clauses (a), (b), (c) and (f) of the definition thereof and other cash costs, fees and expenses paid by Holdings during such period, in each case, to the extent such costs, fees and expenses have been financed with Restricted Payments made by the Borrower to Holdings: $[___,___,___]

$[___,___,___]

3.	Consolidated Total Debt:[16] (i) + (ii) + (iii) + (iv) + (v) + (vi) =	$[___,___,___]

	(i) the aggregate principal amount of indebtedness for borrowed money (including indebtedness evidenced by debt securities):	$[___,___,___]

[15]	Items to be set forth without duplication and to the extent included in determining such Consolidated Net Income (or the Consolidated Net Income for any prior period).
[16]	Determined on a consolidated basis for the Borrower and the Restricted Subsidiaries, without duplication.

ANNEX B-4

	(ii) obligations to pay the deferred purchase price of property or services, except trade accounts payable in the ordinary course of business:	$[___,___,___]

	(iii) Capitalized Lease Obligations:	$[___,___,___]

(iv) excluding any contingent obligations, the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which the Borrower or the Restricted Subsidiary, as applicable, is an account party:

$[___,___,___]

(v)   all Debt of others of the type referred to in clauses (i) through (iv) above secured by any Lien on property owned or acquired by the Borrower or any Restricted Subsidiary, as applicable, whether or not the Debt secured thereby has been assumed by the Borrower or any Restricted Subsidiary, as applicable, but only to the extent of such property’s fair market value:

$[___,___,___]

(vi) to the extent such Guarantees relate to the Debt of others of the type referred to in clauses (i) through (iv) above, all Guarantees by the Borrower or the Restricted Subsidiary, as applicable, of Debt of others:

$[___,___,___]

4.	Total Leverage Ratio: (i)/(ii) =	[ ]

	(i) Consolidated Total Debt:	$[___,___,___]

	(ii) Consolidated EBITDA:	$[___,___,___]

[5.	Consolidated Secured Debt:[17] (i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii)=	$[___,___,___]

(i) the aggregate principal amount of indebtedness for borrowed money (including indebtedness evidenced by debt securities) that is secured by any Liens on any assets of the Borrower or any Restricted Subsidiary:

$[___,___,___]

(ii)  obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of property or services, except trade accounts payable in the ordinary course of business, if such obligations are secured by any Liens on any assets of the Borrower or any Restricted Subsidiary:

$[___,___,___]

	(iii) Capitalized Lease Obligations:	$[___,___,___]

(iv) excluding any contingent obligations, the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which the Borrower or the Restricted Subsidiary, as applicable, is an account party and that are secured by any Liens on any assets of the Borrower or any Restricted Subsidiary:

$[___,___,___]

[17]	Determined on a consolidated basis for the Borrower and its Restricted Subsidiaries, without duplication.

ANNEX B-5

(v)   all Debt of others of the type referred to in clauses (i) through (iv) above secured by any Lien on property owned or acquired by the Borrower or the Restricted Subsidiary, as applicable, whether or not the Debt secured thereby has been assumed by the Borrower or any Restricted Subsidiary, as applicable, but only to the extent of such property’s fair market value:

$[___,___,___]

(vi) to the extent such Guarantees relate to the Debt of others of the type referred to in clauses (i) through (iv) above and are secured by any Liens on any assets of the Borrower or any Restricted Subsidiary, all Guarantees by the Borrower or the Restricted Subsidiary, as applicable, of Debt of others:

$[___,___,___]

6.	Secured Leverage Ratio: (i)/(ii) =	[ ]

	(i) Consolidated Secured Debt:	$[___,___,___]

	(ii) Consolidated EBITDA:][18]	$[___,___,___]]

[18]	To be included in any Compliance Certificate delivered prior to the Collateral and Guarantee Release Date.

ANNEX C TO

COMPLIANCE CERTIFICATE

[Provide updates, if any, to Schedules I-A, I-B, II, III and IV to the Collateral Agreement]

EXHIBIT E

to Credit Agreement

FORM OF GUARANTEE AGREEMENT

GUARANTEE AGREEMENT

dated as of

[ ], 2019,

among

HESS MIDSTREAM OPERATIONS LP,

THE GUARANTORS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

TABLE OF CONTENTS

		Page
	ARTICLE I

	Definitions

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

	ARTICLE II

	The Guarantees

SECTION 2.01.	Guarantee	2
SECTION 2.02.	Guarantee of Payment; Continuing Guarantee	2
SECTION 2.03.	No Limitations	3
SECTION 2.04.	Reinstatement	4
SECTION 2.05.	Agreement to Pay; Subrogation	4
SECTION 2.06.	Information	5
SECTION 2.07.	Payments Free of Taxes	5

	ARTICLE III

	Indemnity, Subrogation and Subordination

SECTION 3.01.	Indemnity and Subrogation	5
SECTION 3.02.	Contribution and Subrogation	5
SECTION 3.03.	Subordination	6

	ARTICLE IV

	Representations and Warranties

	ARTICLE V

	Miscellaneous

SECTION 5.01.	Notices	6
SECTION 5.02.	Waivers; Amendment	7
SECTION 5.03.	Administrative Agent’s Fees and Expenses; Indemnification	7
SECTION 5.04.	Survival	8
SECTION 5.05.	Counterparts; Effectiveness; Several Agreement; Electronic Execution	8
SECTION 5.06.	Severability	9
SECTION 5.07.	Right of Setoff	10
SECTION 5.08.	Governing Law; Jurisdiction; Consent to Service of Process	10
SECTION 5.09.	WAIVER OF JURY TRIAL	11
SECTION 5.10.	Headings	11

i

SECTION 5.11.	Termination or Release	11
SECTION 5.12.	Additional Guarantors	12
SECTION 5.13.	No Fiduciary Relationship	12

ii

GUARANTEE AGREEMENT dated as of [ ], 2019 (this “Agreement”), among HESS MIDSTREAM OPERATIONS LP, the GUARANTORS identified herein and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Guarantors are Subsidiaries of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning set forth in the preamble hereto.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Claiming Party” has the meaning set forth in Section 3.02.

“Contributing Party” has the meaning set forth in Section 3.02.

“Credit Agreement” has the meaning set forth in the introductory paragraph hereto.

“Guarantors” means Subsidiaries of the Borrower identified as such on Schedule I and each other Subsidiary of the Borrower that becomes a party to this Agreement as a Guarantor after the Availability Date pursuant to Section 5.12; provided that if a Subsidiary of the Borrower is released from its obligations as a Guarantor hereunder as provided in Section 5.11(b), such Subsidiary shall cease to be a Guarantor hereunder effective upon such release.

“Indemnified Amount” has the meaning set forth in Section 3.02.

“Loan Document Obligations” has the meaning set forth in the Credit Agreement.

“Obligations” means, collectively, (a) all Loan Document Obligations, (b) all Secured Swap Obligations, excluding, with respect to any Guarantor, Excluded Swap Obligations with respect to such Guarantor, and (c) all Secured Cash Management Obligations.

“Secured Cash Management Obligations” has the meaning set forth in the Credit Agreement.

“Secured Parties” means (a) the Administrative Agent, (b) each Arranger, (c) each Lender (including each Swingline Lender), (d) each Issuing Bank, (e) each Secured Cash Management Provider holding any Secured Cash Management Obligations, (f) each counterparty to any Secured Swap Agreement holding any Secured Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the successors and permitted assigns of each of the foregoing.

“Secured Swap Obligations” has the meaning set forth in the Credit Agreement.

“Supplement” means an instrument in the form of Exhibit A hereto, or any other form approved by the Administrative Agent.

ARTICLE II

The Guarantees

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, to the Secured Parties the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any of the Obligations. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its Guarantee and notice of protest for nonpayment.

2

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of any of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of the Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.11, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or any impossibility in the performance of any of the Obligations, or otherwise. Without limiting the generality of the foregoing, except for termination or release of its obligations hereunder as expressly provided in Section 5.11, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any extension or renewal of any of the Obligations, (iii) any rescission, waiver, amendment, or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iv) the release of, or any impairment of or failure to perfect any Lien on any security held by the Administrative Agent or any other Secured Party for any of the Obligations, (v) the failure or delay of the Administrative Agent or any other Secured Party to exercise any right or remedy against any other guarantor of the Obligations, (vi) any default, failure or delay, wilful or otherwise, in the performance of any of the Obligations, (vii) any lack of validity or unenforceability of this Agreement or any other Loan Document, (viii) any change in ownership of the Borrower or any Guarantor or any merger or consolidation of the Borrower or any Guarantor with any other Person or (ix) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(b) Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security in accordance with its terms and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

3

(c) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party (other than the payment in full in cash of all the Obligations). The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder (except to the extent the Obligations have been paid in full in cash). To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security. Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount (after giving effect to Sections 3.01 and 3.02 hereof) of the Obligations for which any Guarantor shall be liable shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable state law.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Each Guarantor agrees that if payment in respect of any Obligation shall be due in a currency other than dollars and/or at a place of payment other than New York and if, by reason of any change in law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, circumstance or condition, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent or any Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, such Guarantor shall make payment of such Obligation in dollars (based upon the applicable exchange rate in effect on the date of payment) and/or in New York, and shall indemnify the Administrative Agent and each other Secured Party against any losses or reasonable out-of-pocket expenses (including

4

losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, in each case as diligent inquiry would reveal, and agrees that neither the Administrative Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Payments Free of Taxes. Each Guarantor hereby acknowledges the provisions of Section 2.17 of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if each reference in such Section to “the Borrower” were a reference to such Guarantor, mutatis mutandis, and such Guarantor were a party to the Credit Agreement.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), the Borrower agrees that (a) in the event a payment in respect of any Obligation of the Borrower shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Loan Document to satisfy in whole or in part any Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 3.02. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligations or assets of any other Guarantor shall be sold pursuant to any Loan Document to satisfy any Obligation and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net

5

worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall (subject to Section 3.03) be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy Obligations constituting Swap Obligations, only those Contributing Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

SECTION 3.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated in right of payment to the payment in full of all the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the Obligations.

ARTICLE IV

Representations and Warranties

Each Loan Party represents and warrants that the execution, delivery and performance by such Loan Party of this Agreement have been duly authorized by all necessary corporate or other organizational action, and do not require the approval of such Loan Party’s shareholders or other equity holders except where such approvals have been obtained, and this Agreement has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by moratorium laws from time to time in effect.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

6

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Guarantor, jointly with each other Guarantor and severally, agrees to reimburse the Administrative Agent for its fees and reasonable out-of-pocket expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement as if each reference in such Section to “the Borrower” were a reference to “the Guarantors”, mutatis mutandis, and with the same force and effect as if such Guarantor were a party to the Credit Agreement.

(b) Each Guarantor, jointly with each other Guarantor and severally, agrees to indemnify and hold harmless each Indemnitee as provided in Section 9.03(b) of the Credit Agreement as if each reference in such Section to “the Borrower” were a reference to “the Guarantors”, mutatis mutandis, and with the same force and effect as if such Guarantor were a party to the Credit Agreement.

(c) To the extent permitted by applicable law, (i) no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet and Electronic Systems), except to the extent

7

that such damages are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from a material breach of the Credit Agreement by such Indemnitee, and (ii) no party hereto shall assert, and each party hereby waives, any claim against any other party or any Lender or Issuing Bank, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this sentence shall relieve the Borrower or the Guarantors of any obligation they may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(d) Any amounts payable as provided in paragraph (a) or (b) of this Section shall be additional Obligations guaranteed hereby and secured by the Security Documents. All amounts due under paragraph (a) or (b) of this Section shall be payable promptly after written demand therefor.

(e) BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES CREATED HEREBY, EACH SECURED PARTY SHALL BE DEEMED TO HAVE ACKNOWLEDGED THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREED TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 5.04. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such Person or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.04, 2.07 and 5.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

8

SECTION 5.05. Counterparts; Effectiveness; Several Agreement; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Loan Party without such consent shall be null and void), except as expressly provided in the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

(b) The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent and the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 5.06. Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9

SECTION 5.07. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor, now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank shall notify the Borrower and the Administrative Agent promptly after any such set off and application; provided that the failure to give notice shall not affect the validity of such set off and application.

SECTION 5.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding against the Administrative Agent, any Arranger, any Issuing Bank or any Lender shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender or Issuing Bank may otherwise have to bring any suit, action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

10

(d) Each party to this Agreement hereby irrevocably consents to service of process in the manner provided for notices to it in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Termination or Release. (a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall automatically terminate and be released on the earlier to occur of (i) the satisfaction of the provisions of Section 9.18(c) of the Credit Agreement and (ii) payment in full in cash of all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made), the expiration or termination of the Lenders’ commitments to lend under the Credit Agreement, the reduction of the LC Exposure to zero and the expiration or termination of the Issuing Banks’ obligations to issue, amend or extend Letters of Credit under the Credit Agreement.

(b) A Guarantor shall also automatically be released from its obligations under this Agreement in accordance with Section 9.18(a) of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and/or deliver to any Guarantor, at such Guarantor’s expense, all releases and other documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

11

SECTION 5.12. Additional Guarantors. Pursuant to the Credit Agreement, certain Subsidiaries of the Borrower not a party hereto on the Availability Date are required to enter into this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of the Borrower of a Supplement, such Subsidiary of the Borrower shall become a Guarantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary of the Borrower as a party to this Agreement.

SECTION 5.13. No Fiduciary Relationship. Each Loan Party agrees that in connection with all aspects of the transactions contemplated by the Loan Documents and any communications in connection therewith, each Loan Party and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty or advisory or agency relationship on the part of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their respective Affiliates, and no such duty or relationship will be deemed to have arisen in connection with any such transactions or communications. Each Loan Party agrees that they will not assert any claims against the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their respective Affiliates with respect to any breach or alleged breach of a fiduciary duty in connection with any aspect of any transaction contemplated hereby. The Administrative Agent, each Arranger, each Lender, each Issuing Bank and their respective Affiliates may have economic interests that conflict with those of the Loan Parties, their equityholders and/or their Affiliates.

[Signature page follows]

12

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HESS MIDSTREAM OPERATIONS LP,

By:	HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,
By:	HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP
By:	HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS INFRASTRUCTURE PARTNERS LP

By:	HESS MIDSTREAM OPERATIONS LP, the general partner of Hess Infrastructure Partners LP,
By:	HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,
By:	HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP
By:	HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

SIGNATURE PAGE TO GUARANTEE AGREEMENT

HESS WATER SERVICES LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS WATER SERVICES HOLDINGS LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS NORTH DAKOTA PIPELINES OPERATIONS LP

	By:	HESS INFRASTRUCTURE PARTNERS LP, the general partner of Hess North Dakota Pipelines Operations LP,
	By:	HESS MIDSTREAM OPERATIONS LP, the general partner of Hess Infrastructure Partners LP,
	By:	HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,
	By:	HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP
	By:	HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

SIGNATURE PAGE TO GUARANTEE AGREEMENT

HESS NORTH DAKOTA PIPELINES HOLDINGS LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS NORTH DAKOTA PIPELINES LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS TGP OPERATIONS LP

	By:	HESS INFRASTRUCTURE PARTNERS LP, the general partner of Hess TGP Operations LP,
	By:	HESS MIDSTREAM OPERATIONS LP, the general partner of Hess Infrastructure Partners LP,
	By:	HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,
	By:	HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP
	By:	HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

SIGNATURE PAGE TO GUARANTEE AGREEMENT

HESS TGP HOLDINGS LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS TIOGA GAS PLANT LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS BAKKEN PROCESSING LLC

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS NORTH DAKOTA EXPORT LOGISTICS OPERATIONS LP

By: HESS INFRASTRUCTURE PARTNERS LP, the general partner of Hess North Dakota Export Logistics Operations LP,

By: HESS MIDSTREAM OPERATIONS LP, the general partner of Hess Infrastructure Partners LP,

By: HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,

By: HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP

By: HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name: Jonathan C. Stein
Title: Chief Financial Officer

SIGNATURE PAGE TO GUARANTEE AGREEMENT

HESS NORTH DAKOTA EXPORT LOGISTICS HOLDINGS LLC

By:
Name: Jonathan C. Stein
Title: Chief Financial Officer

HESS NORTH DAKOTA EXPORT LOGISTICS LLC

By:
Name: Jonathan C. Stein
Title: Chief Financial Officer

SIGNATURE PAGE TO GUARANTEE AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by

Name:
Title:

SIGNATURE PAGE TO GUARANTEE AGREEMENT

Schedule I to

the Guarantee Agreement

INITIAL GUARANTORS

1. Hess Infrastructure Partners LP

2. Hess Water Services LLC

3. Hess Water Services Holdings LLC

4. Hess North Dakota Pipelines Operations LP

5. Hess North Dakota Pipelines Holdings LLC

6. Hess North Dakota Pipelines LLC

7. Hess TGP Operations LP

8. Hess TGP Holdings LLC

9. Hess Tioga Gas Plant LLC

10. Hess Bakken Processing LLC

11. Hess North Dakota Export Logistics Operations LP

12. Hess North Dakota Export Logistics Holdings LLC

13. Hess North Dakota Export Logistics LLC

SUPPLEMENT NO. __ dated as of [ ] to the Guarantee Agreement dated as of [ ], 2019 (the “Guarantee Agreement”), among HESS MIDSTREAM OPERATIONS LP, HESS MIDSTREAM LP, the GUARANTORS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee Agreement, as applicable.

The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to extend credit to the Borrower. Section 5.12 of the Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Subsidiary”) is executing this Supplement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.12 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Subsidiary hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants that (a) the execution, delivery and performance by the New Subsidiary of this Supplement have been duly authorized by all necessary corporate or other organizational action, and do not require the approval of the New Subsidiary’s shareholders or other equity holders except where such approvals have been obtained, and this Supplement has been duly executed and delivered by the New Subsidiary and constitutes the legal, valid and binding obligation of the New Subsidiary enforceable against such New Subsidiary in accordance with its terms, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by moratorium laws from time to time in effect, and (b) all representations and warranties set forth in Sections 3.01(a), 3.02, 3.03, 3.10, 3.16 and 3.19 of the Credit Agreement as to the New Subsidiary are true and correct.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent, the other Secured Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Guarantee Agreement and the Credit Agreement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.

SECTION 8. The provisions of Sections 5.02, 5.04, 5.08 and 5.09 of the Guarantee Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO THE GUARANTEE AGREEMENT

EXHIBIT F

to Credit Agreement

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.

  as Administrative Agent

Loan and Agency Services

[500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

Attention: Rea Seth

Fax: (302) 634-3301]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership, Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes an Interest Election Request and the Borrower hereby gives notice, pursuant to Section 2.07 of the Credit Agreement, that it requests the conversion or continuation of a [Revolving][Term] Borrowing under the Credit Agreement, and in connection therewith the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing:

1. Borrowing to which this request applies:
Principal Amount:
Class:
Type:
Interest Period[1]:
2. Effective date of this election[2]:
3. Resulting Borrowing[s][3]
Principal Amount[4]:
Type[5]:
Interest Period[6]:

[1]	In the case of a Eurodollar Borrowing, specify the last day of the current Interest Period therefor.
[2]	Must be a Business Day.
[3]

If different options are being elected with respect to different portions of the Borrowing specified in item 1 above, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Class and Type in Section 2.02(c) of the Credit Agreement.

[4]	Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.
[5]	Specify whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing.
[6]

Applicable only if the resulting Borrowing is to be a Eurodollar Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one week (if generally available) or one, two, three or six months. Any Interest Period that otherwise would extend beyond the Maturity Date applicable to any Loan shall end on the Maturity Date applicable to such Loan. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one week’s (if generally available) or, if not, one month’s duration.

Very truly yours,

HESS MIDSTREAM OPERATIONS LP,

By: HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,

By: HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP

By: HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:
Name:
Title:

EXHIBIT G

to Credit Agreement

[FORM OF] JOINDER AGREEMENT

[FORM OF] JOINDER AGREEMENT dated as of [ ], 2019 (this “Agreement”), between HESS MIDSTREAM LP, a Delaware limited partnership (“Holdings”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is hereby made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

In accordance with Section 4.02(a) of the Credit Agreement, the occurrence of the Availability Date is conditioned upon, among other things, Holdings becoming a party to the Credit Agreement.

Upon the consummation of the Reorganization, Holdings will Control the Borrower, and is willing to become a party to the Credit Agreement and be bound by the terms and conditions thereof applicable to it in consideration for the occurrence of the Availability Date under the Credit Agreement.

Accordingly, by its signature below, Holdings becomes a party to the Credit Agreement and hereby agrees to be bound by all provisions of the Credit Agreement applicable to it, in each case, with the same force and effect as if Holdings were a signatory of a counterpart of the Credit Agreement.

Holdings hereby represents and warrants that (a) the execution and delivery by Holdings of this Agreement and performance by Holdings of this Agreement have been duly authorized by all necessary organizational action of Holdings and are within Holdings’ organizational powers, and do not require the approval of Holdings’ equity holders, except where such approvals have been obtained, (b) this Agreement has been duly executed and delivered by Holdings, and this Agreement constitutes the legal, valid and binding obligation of Holdings, enforceable against it in accordance with its terms, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by moratorium laws form time to time in effect, and (c) the representations and warranties applicable to Holdings set forth in the Credit Agreement are true and correct.

Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

The provisions of Sections 9.10 and 9.11 of the Credit Agreement shall apply mutatis mutandis to this Agreement.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by each of Holdings and the Administrative Agent, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that Holdings shall not have the right to assign or transfer any of its rights or obligations hereunder (and any such assignment or transfer shall be null and void) except as expressly permitted in the Credit Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, electronic mail (in .pdf or .tif format) or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes a Loan Document for purposes of the Credit Agreement and the other Loan Documents.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

HESS MIDSTREAM LP

By: HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP, By: HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:
Name:
Title:

[Signature Page to Joinder Agreement]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

by:
Name:
Title:

[Signature Page to Joinder Agreement]

EXHIBIT H

to Credit Agreement

[Letterhead of Issuing Bank]

[FORM OF]

NOTICE OF LC ACTIVITY

Hess Midstream Operations LP

c/o Hess Corporation

1185 Avenue of the Americas

New York, New York 10036

Facsimile: (855) 439-8592, (855) 283-6931

Attention: Treasurer and Assistant Treasurer

JPMorgan Chase Bank, N.A.,

as the Administrative Agent

Loan & Agency Services

[500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

Facsimile: (302) 634-3301

Attention: Rea Seth]

[Date]

Hess Midstream Operations LP – Notice of LC Activity

Ladies and Gentlemen:

This Notice of LC Activity is delivered to you pursuant to Section 2.05(b) of the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership, Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

The undersigned Issuing Bank hereby gives notice pursuant to Section 2.05(b) of the Credit Agreement that [the Issuing Bank [issued][amended][extended] a Letter of Credit pursuant to a Notice of LC Request from the Borrower]1. A copy of such Letter of Credit [(as so [amended][extended])] is attached hereto as Exhibit A. The beneficiary of such Letter of Credit is __________. The stated amount of such Letter of Credit is $_________. Such Letter of

[1]

In the case of a Notice of LC Activity delivered in connection with an expiry of, or a drawing under, a Letter of Credit, identify the applicable Letter of Credit and specify such expiration date or the amount of such drawing.

Credit was issued on __________ [and the [amendment][extension] thereof became effective on _________________]. As of the date hereof, $___________ of such Letter of Credit has been drawn on. The expiration date of such Letter of Credit is ___________ ___, _____. [Issuing Bank to add any other information with respect to the amendment, extension or expiry of, or drawing under, such Letter of Credit as the Administrative Agent may reasonably request.]

,
as Issuing Bank,

By:
Name:
Title:

2

Exhibit A

[See Attached Letter of Credit]

EXHIBIT I

to Credit Agreement

[Letterhead of Borrower]

[FORM OF]

NOTICE OF LC REQUEST

                                                     ,

as the Issuing Bank

Facsimile:

Attention:

JPMorgan Chase Bank, N.A.,

as the Administrative Agent

Loan & Agency Services

[500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

Fax: (302) 634-3301

Attention: Rea Seth]

[Date]

Hess Midstream Operations LP – Notice of LC Request

Ladies and Gentlemen:

This Notice of LC Request is delivered to __________, as an issuing bank (the “Issuing Bank”), pursuant to Section 2.05(b) of the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

1. [The Borrower requests that a Letter of Credit (the “Letter of Credit”) be issued as provided herein. The amount of the Letter of Credit is $_____________. After giving effect to the issuance of the Letter of Credit, (i) the aggregate LC Exposure will not exceed $350,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by the Issuing Bank will not exceed the LC Commitment of the Issuing Bank (unless otherwise agreed by the Issuing Bank), (iii) the Revolving Credit Exposure of any Revolving Lender will not exceed the Revolving Commitment of such Revolving Lender, (iv) the Aggregate Revolving Credit Exposure will not exceed the Aggregate Revolving Commitment and (v) in the case of any extension of the Revolving Maturity Date pursuant to Section 2.08(d) of the Credit Agreement, the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date will not exceed the sum of the Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans.][The Borrower requests that the [identify Letter of Credit] (the “Letter of Credit”) be [amended][extended] as provided herein. After giving effect to the [amendment][extension] of the Letter of Credit, (i) the aggregate LC Exposure will not exceed $350,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by the Issuing Bank will not exceed the LC Commitment of the Issuing Bank (unless otherwise agreed by the Issuing Bank), (iii) the Revolving Credit Exposure of any Revolving Lender will not exceed the Revolving Commitment of such Revolving Lender, (iv) the Aggregate Revolving Credit Exposure will not exceed the Aggregate Revolving Commitment and (v) in the case of any extension of the Revolving Maturity Date pursuant to Section 2.08(d) of the Credit Agreement, the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Revolving Maturity Date will not exceed the sum of the Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans.]

2. The proposed date of the requested [issuance] [amendment] [extension] of the Letter of Credit is __________ __, ____ (which is a Business Day).

3. The expiration date of the Letter of Credit is____________ __, ______.1

4. [Borrower to add any other information necessary to prepare, amend or extend the Letter of Credit (including amount of Letter of Credit, name and address of the beneficiary thereof, drawing conditions, etc.).]

The undersigned Responsible Officer of Hess Midstream GP LLC, the general partner of Hess Midstream GP LP, the general partner of Hess Midstream LP, as delegate of Hess Midstream Partners GP LP, the general partner of the Borrower, certifies that each of the conditions precedent to the proposed issuance set forth in Section 4.03 of the Credit Agreement has been satisfied.

[Signature page follows]

[1]

Insert date that is no less than five Business Days prior to the Revolving Maturity Date. The Revolving Maturity Date and the Revolving Availability Period, as such terms are used in the Credit Agreement in reference to any Issuing Bank or any Letter of Credit issued by such Issuing Bank, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank.

2

HESS MIDSTREAM OPERATIONS LP,

By:	HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,
By:	HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP
By:	HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name:
Title:

3

EXHIBIT J

to Credit Agreement

[FORM OF] SOLVENCY CERTIFICATE

[Date]

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered pursuant to Section 4.02(e) of the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP) (the “Borrower”), Hess Midstream LP (“Holdings”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

The undersigned is a Financial Officer of Hess Midstream GP LLC (the “Company”), the general partner of Hess Midstream GP LP, the general partner of Hess Midstream LP, as delegate of Hess Midstream Partners GP LP, the general partner of the Borrower, and hereby certifies on behalf of the Borrower as of the date hereof, solely in his capacity as an officer of the Borrower, and not individually, as follows:

1. I am a Financial Officer of the Company and I am generally familiar with the businesses and assets of the Borrower and its Subsidiaries (taken as a whole). I have made such other investigations and inquiries as I have deemed appropriate, and I am duly authorized to execute this Certificate on behalf of the Borrower pursuant to the Credit Agreement.

2. On and as of the date hereof, immediately after giving effect to the Transactions (including any Borrowing on the Availability Date) to occur on the date hereof:

(a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis exceeds the debts and liabilities of such Persons, subordinated, contingent or otherwise;

(b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis determined on the basis of such property being liquidated with reasonable promptness in an arm’s-length transaction, is greater than the amount that would be required to pay the probable liability of the debts and other liabilities of such Persons, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay the debts and liabilities of such Persons, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and

(d) the Borrower and its Subsidiaries on a consolidated basis do not have unreasonably small capital with which to conduct the businesses in which such Persons are engaged as such businesses are conducted on and are proposed to be conducted following the date hereof.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that, in light of the facts and circumstances known to me as of the date hereof, would reasonably be expected to become an actual and matured liability. For the purposes of making the certifications set forth in this Certificate, it is assumed the Debt and other obligations incurred under and in connection with the Credit Agreement and the other Debt incurred on the date hereof will come due at their respective maturities.

[Signature page follows]

SIGNATURE PAGE TO SOLVENCY CERTIFICATE

2

This Certificate is being delivered by the undersigned officer solely in his capacity as [                ] of the Company and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect hereto.

HESS MIDSTREAM OPERATIONS LP,

By:	HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,
By:	HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP
By:	HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name:
Title:

EXHIBIT K-1

to Credit Agreement

[FORM OF] REVOLVING NOTE

[     ], 20[         ]

New York, New York

FOR VALUE RECEIVED, the undersigned, HESS MIDSTREAM OPERATIONS LP (f/k/a HESS MIDSTREAM PARTNERS LP), a Delaware limited partnership (the “Borrower”), unconditionally promises to pay to ________________________ (the “Lender”) or its registered assigns the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, on such dates and in such amounts as are set forth in the Credit Agreement. The amounts payable under the Credit Agreement may be reduced only in accordance with the terms of the Credit Agreement. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made without setoff or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent.

This Revolving Note is one of the Notes referred to in, and evidences the Revolving Loans made by the Lender under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Revolving Note and on which such indebtedness may be declared to be or shall automatically become immediately due and payable.

THIS REVOLVING NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

HESS MIDSTREAM OPERATIONS LP,

By:	HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,
By:	HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP
By:	HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name:
Title:

LOAN AND PRINCIPAL PAYMENTS

Date	Amount of Revolving Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notations Made By

EXHIBIT K-2

to Credit Agreement

[FORM OF] TERM NOTE

[     ], 20[     ]

New York, New York

FOR VALUE RECEIVED, the undersigned, HESS MIDSTREAM OPERATIONS LP (f/k/a HESS MIDSTREAM PARTNERS LP), a Delaware limited partnership (the “Borrower”), unconditionally promises to pay to ________________________ (the “Lender”) or its registered assigns the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, on such dates and in such amounts as are set forth in the Credit Agreement. The amounts payable under the Credit Agreement may be reduced only in accordance with the terms of the Credit Agreement. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made without setoff or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent.

This Term Note is one of the Notes referred to in, and evidences the Term Loans made by the Lender under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Term Note and on which such indebtedness may be declared to be or shall automatically become immediately due and payable.

THIS TERM NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

HESS MIDSTREAM OPERATIONS LP,

By: HESS MIDSTREAM LP, as delegate of Hess Midstream Partners GP LP, the general partner of Hess Midstream Operations LP,

By: HESS MIDSTREAM GP LP, the general partner of Hess Midstream LP

By: HESS MIDSTREAM GP LLC, the general partner of Hess Midstream GP LP

By:

Name:
Title:

LOAN AND PRINCIPAL PAYMENTS

Date	Amount of Tranche A Term Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notations Made By

EXHIBIT L-1

to Credit Agreement

FORM OF U.S. TAX CERTIFICATE

(Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],

by

Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT L-2

to Credit Agreement

FORM OF U.S. TAX CERTIFICATE

(Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],

by

Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT L-3

to Credit Agreement

FORM OF U.S. TAX CERTIFICATE

(Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],

by

Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT L-4

to Credit Agreement

FORM OF U.S. TAX CERTIFICATE

(Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of December 16, 2019 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Midstream Operations LP (f/k/a Hess Midstream Partners LP), a Delaware limited partnership (the “Borrower”), Hess Midstream LP, a Delaware limited partnership, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],

by

Name:
Title:

Date: ________ __, 20[ ]